UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PHOTOMEDEX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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147 Keystone Drive
Montgomeryville, Pennsylvania 18936
(215) 619-3600
September 29, 2010

Dear PhotoMedex, Inc. Stockholders:

On behalf of the PhotoMedex, Inc. Board of Directors, I am pleased to invite you to attend the Annual Meeting of Stockholders of PhotoMedex, Inc., on [October 28, 2010], at 9:00 a.m., local time, at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, Pennsylvania 19103. The purpose of the Annual Meeting is to consider and vote upon proposals: (i) to elect our Board of Directors; (ii) to approve the grant of discretionary authority to the Board of Directors until December 30, 2010: (a) to change our state of incorporation from Delaware to Nevada, which we refer to as the “Reincorporation”, by merging with a wholly-owned subsidiary to be incorporated in Nevada pursuant to an Agreement and Plan of Merger in the form attached as Appendix A to the proxy statement for the Annual Meeting, or (b) to determine not to proceed with the Reincorporation; (iii) to amend our 2005 Equity Compensation Plan to increase the number of shares of our common stock reserved for issuance thereunder to 650,000 shares, to increase the number of shares for which any one participant may receive awards in any one calendar year to 200,000, to amend provisions relating to the grant of performance-based stock awards that are designed to qualify as “qualified performance-based compensation,” to expand the individuals eligible to receive awards under our 2005 Equity Compensation Plan to include non-employee members of our Board of Directors and to allow an exchange of certain outstanding stock options pursuant to a one-time exchange offer; (iv) to amend our 2000 Non-Employee Director Stock Option Plan to change the annual grant from non-qualified options to purchase 834 shares of our common stock to 1,000 shares of our common stock as of January 1 of given year, starting with January 1, 2011, and to allow for an exchange of certain outstanding stock options pursuant to a one-time exchange offer; (v) to effect a one-time stock option exchange program; (vi) to permit us to pay all interest accruing under our Series B-2 Secured Convertible Note in kind through additional convertible promissory notes; (vii) to ratify the appointment of our auditors for the year ending December 31, 2010; and (viii) to transact such other business as may come before the Meeting and any adjournments thereto.

The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be conducted at the Annual Meeting and provide details on the matters on which you are being asked to vote.

Regardless of the number of shares that you own, your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we urge you to vote, by completing, signing, dating and promptly returning the enclosed proxy card. Alternatively, you may vote through the Internet or by telephone as directed on the enclosed proxy card. If you receive more than one proxy card because you own shares that are registered differently, please vote all of the shares shown on all of your proxy cards.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting. If you have any questions or need assistance voting your shares, please call Davis Woodward, Corporate Counsel, at (215) 619-3600.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Dennis M. McGrath
Dennis M. McGrath
President and Chief Executive Officer

PHOTOMEDEX, INC.
a Delaware corporation

EXECUTIVE OFFICES
147 Keystone Drive
Montgomeryville, Pennsylvania 18936
(215) 619-3600
________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [OCTOBER 28], 2010
_______________________

TO THE STOCKHOLDERS OF PHOTOMEDEX, INC.:

An Annual Meeting of Stockholders (the “Meeting”) of PhotoMedex, Inc., a Delaware corporation (“we,” “us” or “our”), will be held at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, Pennsylvania 19103, on [October 28,]  2010, at 9:00 a.m., local time, to consider and vote on the following proposals:

(1) To elect to our Board of Directors eight (8) directors, to serve until our next Annual Meeting of stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal.

(2) To approve the grant of discretionary authority to the Board of Directors until December 30, 2010: (a) to change our state of incorporation from Delaware to Nevada, which we refer to as the “Reincorporation”, by merging with a wholly-owned subsidiary to be incorporated in Nevada pursuant to an Agreement and Plan of Merger in the form attached as Appendix A to the Proxy Statement for the Annual Meeting, or (b) to determine not to proceed with the Reincorporation;

(3) To consider and vote upon an amendment to our 2005 Equity Compensation Plan, as amended (the “2005 Equity Plan”), to increase the number of shares of our common stock reserved for issuance thereunder from 194,285 shares to 650,000 shares; to increase the number of shares for which any one participant may receive awards in any one calendar year to 200,000; to amend the provisions relating to the grant of performance-based stock awards that are designed to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended; to expand the individuals eligible to receive awards under the 2005 Equity Plan to include non-employee members of our Board of Directors; and to allow for an exchange of certain outstanding stock options pursuant to a one-time exchange offer.

(4)  To consider and vote upon an amendment to our 2000 Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”) to change the annual grant from non-qualified options to purchase 834 shares of our common stock to 1,000 shares of our common stock as of January 1 of given year, starting with January 1, 2011 and vesting ratably in the calendar quarters of the year of award, and to allow for an exchange of certain outstanding stock options pursuant to a one-time exchange offer.

(5)  To consider and vote upon a one-time option exchange program for certain holders of options to purchase shares of our common stock.

(6)  To consider and vote upon a proposal to permit us to pay all interest accruing under the Series B-2 Secured Convertible Note to the holder of the note  in kind through additional convertible promissory notes.

(7)  To ratify the appointment of EisnerAmper, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

(8)  To transact such other business as may come before the Meeting and any adjournments thereto.

Our Board of Directors has fixed the close of business on September 10, 2010 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting. Each share of our common stock is entitled to one vote on all matters presented at the Meeting. Your vote is important. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting. Most stockholders have three options for submitting their vote: (i) via the Internet, (ii) by phone, or (iii) by mail. For further details, see “Revocability of Proxies, Voting and Solicitation” on page 1. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

PHOTOMEDEX, INC.
Date: September 29, 2010	By:	/s/ Dennis M. McGrath
Montgomeryville, Pennsylvania		Dennis M. McGrath President and Chief Executive Officer

This Proxy Statement and the accompanying proxy card are being mailed on or about September 30, 2010 to all stockholders entitled to vote.

Important notice regarding the availability of proxy materials for the 2010 Annual Meeting of Stockholders to be held on [October 28], 2010:

This Proxy Statement and our 2009 Annual Report on Form 10-K are available directly at:

https://materials.proxyvote.com/719358

PHOTOMEDEX, INC.

147 Keystone Drive
Montgomeryville, Pennsylvania 18936

PROXY STATEMENT

           This Proxy Statement is being furnished to stockholders in connection with the Annual Meeting of Stockholders of PhotoMedex, Inc., a Delaware corporation, (the “Company”, “PhotoMedex”, “we”, “us” or “our”), to be held on [October 28], 2010, and any adjournment thereof (the “Meeting”). The Meeting will be held at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, Pennsylvania 19103, on [October 28], 2010, at 9:00 a.m. local time. This Proxy Statement and the enclosed proxy card will be mailed to stockholders on or about September 30, 2010.

Execution and return of the enclosed proxy card is being solicited by and on behalf of the Board of Directors of the Company (the “Board of Directors”). The costs incidental to the soliciting and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be paid by us. Proxies may be solicited, without extra compensation, by our officers and employees, both in person and by mail, telephone, telefax and other methods of communication.

INFORMATION CONCERNING THE MEETING

The following information is provided to stockholders to explain the use of this Proxy Statement for the Meeting:

Record Date

Only stockholders of record at the close of business on September 10, 2010 (the “Record Date”) are entitled to vote at the Meeting. Our common stock is our only class of voting securities. As of the Record Date, we had issued and outstanding 2,772,637 shares of common stock of record entitled to vote.

The list of all stockholders of record on the Record Date will be available at the Meeting and at our executive offices at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, (215) 619-3600, for the ten (10) days preceding the Meeting.

Revocability of Proxies, Voting and Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the common stock in their names that are beneficially owned by others. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners. Solicitation will be primarily by mail, but may also be made by telephone, fax transmission or personal contact by us. Proxies are being solicited by our directors, officers or employees, who will not receive any additional compensation for such services. Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted FOR each of the proposals described herein. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of our Board of Directors.

Each share of common stock is entitled to one vote for each share held as of the Record Date. Our Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), and Bylaws do not provide for cumulative voting for the election of directors or any other purpose.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting in person. Most stockholders have three options for submitting their votes: (i) via the Internet at http://www.stocktrans.com, (ii) by telephone at 1-800-690-6903 or (iii) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you attend the Meeting and are a registered holder, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Meeting. The Meeting’s polls will close shortly after 9:00 a.m. Eastern Time, and no further votes will be accepted after that time. If you have any questions about submitting your vote, please call Davis Woodward, Corporate Counsel, at (215) 619-3600.

You may revoke your proxy at any time prior to the close of the polls at the Meeting by: (i) submitting a later-dated vote, in person at the Meeting, via the Internet, by telephone or by mail, or (ii) delivering instructions to our Corporate Counsel prior to the Meeting via e-mail at dwoodward@photomedex.com, or by mail to Corporate Counsel, PhotoMedex, Inc. at 147 Keystone Drive, Montgomeryville, PA 18936. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Quorum; Required Vote; Abstentions; Broker Non-Votes

A majority of the outstanding shares of our common stock entitled to vote must be present in person or represented by proxy at the Meeting in order for a quorum to be present. Pursuant to applicable Delaware law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e. shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular item) will be counted as shares that are present and entitled to vote for purposes of determining a quorum. The standard of stockholder approval for each of the proposals at the Meeting is as follows:

•
Proposal No. 1 (Election of Directors) requires the approval of a plurality of votes of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote.  Abstentions and broker non-votes as to the election of directors will not affect the election results.

•
Approval of Proposal No. 2 (Reincorporation to Nevada) requires the affirmative vote of a majority of the issued and outstanding shares of our common stock. With respect to this proposal, both abstentions and broker non-votes will have the same effect as votes against such proposal.

•
Approval of Proposal No. 3 (2005 Equity Plan Amendments), Proposal No. 4 (Non-Employee Director Plan Amendments), Proposal No. 5 (Option Exchange), Proposal No. 6 (Payment of Interest in Kind), Proposal No. 7 (Ratification of Auditors for 2010), and Proposal No. 8 (Transaction of Other Items of Business) requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote. For these proposals, abstentions will be counted towards the tabulations of votes cast and will have the same effect as votes against such proposals; however, broker non-votes will not affect the results.

Unless you specify otherwise on the proxy card, all of your shares of common stock represented by valid proxies will be voted “FOR” each of the proposals listed on the proxy card and described below, and will be voted in the discretion of the proxies in respect of such other business, if any, as may properly be brought before the Meeting. As of the date this Proxy Statement was printed, we know of no other business that will be presented for consideration at the Meeting other than the Proposals described in this Proxy Statement. If you give specific voting instructions by marking the boxes on the proxy card, your shares of common stock will be voted in accordance with those instructions.

Adjournments

Although it is not currently expected, the Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than an announcement made at the Meeting, if the adjournment is not for more than 30 days. If a quorum exists, then holders of a majority of the votes of our common stock present in person or represented by proxy at the Meeting and entitled to vote may adjourn the Meeting. Alternatively, if no quorum exists, then holders of a majority of the common stock present at the Meeting in person or represented by proxy may adjourn the Meeting. Any signed proxies received by the Company will be voted in favor of an adjournment in the absence of a quorum, although a proxy voted “AGAINST” the proposal for the adjournment of the Meeting will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. Stockholders who have already sent in their proxies may revoke them prior to their use at the reconvened Meeting following such adjournment in the manner described above. Broker non-votes, if any, will not have any effect on the vote for the adjournment of the Meeting, and abstentions, if any, will have the same effect as a vote “AGAINST” the adjournment of the Meeting.

Deadline for Receipt of Stockholder Proposals

Proposals of our stockholders that are intended to be presented by such stockholders at our next annual meeting of stockholders must be received by us no later than 120 days before September 30, 2011  in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. In the event, however, that we change the Meeting date for the 2011 Annual Stockholders Meeting by more than 30 days from September 30, 2011 we will notify stockholders and allow a reasonable time for stockholder proposals to be included in the notice of annual meeting. A stockholder proposal will need to comply with the Securities and Exchange Commission (the “Commission”) regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals of our stockholders submitted outside the processes of Rule 14a-8 must be received by us no later than August 16, 2011 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement).  If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2011 annual meeting..

You may write to Davis Woodward, Corporate Counsel, at our principal executive office, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, to deliver the materials and notices discussed above regarding the requirements for making stockholder proposals.

Requests for Written Materials

Upon written request, we will provide without charge an additional copy of our Annual Report on Form 10-K, for the year ended December 31, 2009 to any stockholder of record or any stockholder who owned common stock listed in the name of a bank or broker, as nominee, at the close of business on the Record Date. Copies of our Quarterly and Annual Reports are available from our website at www.photomedex.com or from our transfer agent at www.proxyvote.com. Certain sections of our Annual Report of Form 10-K for the year ended December 31, 2009, are included in this Proxy Statement.

Requests should be addressed to us, to the attention of PhotoMedex, Inc., Davis Woodward, Corporate Counsel, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, (215) 619-3600.

MANAGEMENT

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers. Members of our Board of Directors are encouraged to attend meetings of the Board of Directors and the Annual Meeting of Stockholders. The Board of Directors held 28 meetings and executed three unanimous written consents in lieu of a meeting in 2009.

The following sets forth certain biographical information concerning our current directors and our executive officers.

Name	Position	Age
Richard J. DePiano	Non-Executive Chairman of the Board of Directors	69
James W. Sight	Non-Executive Vice Chairman of the Board of Director (since May 26, 2010)	55
Christina L. Allgeier	Vice President and Chief Financial Officer	38
David W. Anderson	Director	58
Stephen P. Connelly	Director	59
Paul J. Denby	Director (since May 26, 2010)	56
Leonard L. Mazur	Director	65
Dennis M. McGrath	President, Chief Executive Officer and Director	53
Alan R. Novak	Director	76
Michael R. Stewart	Executive Vice President and Chief Operating Officer	53

Directors and Executive Officers

Richard J. DePiano was appointed to our Board of Directors in May 2000 and was unanimously elected to serve as Non-Executive Chairman of the Board on January 31, 2003. Mr. DePiano has been a director of Escalon Medical Corp., a publicly traded healthcare business specializing in the development and marketing of ophthalmic devices and pharmaceutical and vascular access products, since February 1996 and has served as its Chairman and Chief Executive Officer since March 1997. Mr. DePiano has been the Chief Executive Officer of the Sandhurst Company, L.P. and Managing Director of the Sandhurst Venture Fund since 1986. Mr. DePiano was also the Chairman of the Board of Directors of SLT prior to our acquisition of SLT. Mr. DePiano serves on the Board of Trustees for Drexel University and Salus University. Mr. DePiano brings professional experience and executive management experience with a healthcare company to the Board.

James W. Sight was appointed to our Board of Directors on May 26, 2010. He serves as Vice Chairman. Mr. Sight, an investor serving on the board of directors of various other public companies, has over 20 years of experience in corporate restructurings and financings. Within his experience Mr. Sight has, since November 2007, been a significant shareholder of Feldman Mall Properties, Inc., a real estate investment trust formerly listed on the New York Stock Exchange under the symbol FLMP, and served in the office of the REIT’s President; acted since 1998 to the present as a consultant to LSB Industries (NYSE: LXU); and from 1995 to 2006, was a large shareholder in Westmoreland Coal (AMEX: WLB), active on its board of directors in directing the reorganization of the company and its emergence from Chapter 11.  Mr. Sight’s experience in corporate restructurings and financings will be of considerable value to the Company.

Christina L. Allgeier was appointed as our Vice President and Chief Financial Officer in November 2009. Prior to this time, Ms. Allgeier served as our corporate controller since December 2002. Ms. Allgeier graduated with a B.S. in accounting from Penn State University. Ms. Allgeier holds a license from the Commonwealth of Pennsylvania as a certified public accountant.

David W. Anderson was appointed to our Board of Directors on September 28, 2004. Mr. Anderson has been the President and Chief Executive Officer of Gentis, Inc. since November 2004. He has over twenty years of entrepreneurial management experience in the medical device, orthopedics and pharmaceutical field. He has served as President and CEO of Sterilox Technologies, Inc., the world’s leader in the development and marketing of non-toxic biocides; Bionx Implants, Inc., a publicly traded orthopedic sports medicine and trauma company, and Kensey Nash Corporation, a publicly traded cardiology and biomaterials company. In addition, Mr. Anderson was previously Vice President of LFC Financial Corp., a venture capital and leasing company, where he was responsible for LFC’s entry into the healthcare market; and was a founder and Executive Vice President of Osteotech, Inc., a high-technology orthopedic start-up. Mr. Anderson is also on the Board of Directors of Vision Sciences, Inc. (Nasdaq: VSCI). Mr. Anderson has executive experience in variety of healthcare companies, which makes him a valuable member of our Board of Directors.

Stephen P. Connelly was appointed to our Board of Directors on May 3, 2007. Mr. Connelly joined Viasys Healthcare, Inc., a medical technology and device company in August 2001 and served as President and Chief Operating Officer from November 2002 until August 2004. In addition, Mr. Connelly was formerly Senior Vice President and General Manager of the Americas as well as a member of the Executive Committee of Rhone Poulenc Rorer. Mr. Connelly’s broad background includes over twenty-five years of experience in the planning, development and management of rapid-growth marketing-driven businesses in the medical device and pharmaceutical fields. Since 1999, Mr. Connelly has been an adjunct professor at St. Joseph’s University, teaching international management and global strategy in the MBA program in the Haub School of Business. In addition, Mr. Connelly has a diverse and comprehensive business background, with expertise in such areas as strategic and tactical business development, joint ventures, mergers, acquisitions and corporate partnering, structuring and finance. Mr. Connelly is well-versed in every aspect of marketing, sales, general management, research and development of high-technology products and processes. Mr. Connelly possesses extensive international experience, having lived in Asia and having had operational P&L responsibility in many developed countries. Mr. Connelly has executive experience in seasoned healthcare companies, with particular expertise in international dealings, making him well qualified to serve on our Board of Directors.

    Paul J. Denby was appointed to our Board of Directors on May 26, 2010. Mr. Denby has over 30 years of experience, through Denby Enterprises, Inc., in the professional hair care industry. He has represented over 100 companies covering a gamut of professional appliances, cosmetics, and skincare products. Mr. Denby has served some of the largest beauty companies in the industry, in such capacities as: sales manager and direct agent in marketing, merchandising, positioning and promoting their products. Mr. Denby has extensive experience in sales and marketing of dermatological products, allowing him to provide valuable advice as a member of our Board of Directors.

Leonard L. Mazur was appointed to our Board of Directors on May 13, 2009. Mr. Mazur is the co-founder of Triax Pharmaceuticals, LLC, or Triax, where he has served as Chief Operating Officer since January 2005. Prior to joining Triax, he was the founder and, from 1995 to 2005, Chief Executive Officer of Genesis Pharmaceutical, Inc., a skincare company that dispenses products through dermatologists’ offices. In addition, Mr. Mazur has extensive sales, marketing and business development experience from his tenures at Medicis Pharmaceutical Corporation, ICN Pharmaceuticals, Inc.. Knoll Pharma (a division of BASF), and Cooper Laboratories, Inc. Mr. Mazur is a member of the Board of Trustees of Manor College in Jenkintown, PA. Mr. Mazur has entrepreneurial experience in the healthcare industry, and his experiences in marketing and with dermatological products make him a valuable member of our Board of Directors.

Dennis M. McGrath was appointed as our President, Chief Executive Officer and a director in July 2009. Mr. McGrath also served as our Chief Financial Officer and Vice President—Finance and Administration from January 2000 through November 2009. Mr. McGrath has held several senior level positions including, from February 1999 to January 2000, serving as the Chief Operating Officer of Internet Practice, the largest division for AnswerThink Consulting Group, Inc., a public company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, Mr. McGrath served as Chief Financial Officer of Think New Ideas, Inc., a public company specializing in interactive marketing services and business solutions. In addition to the financial reporting responsibilities, Mr. McGrath was responsible for the merger integration of Think New Ideas, Inc. and AnswerThink Consulting Group, Inc. From September 1996 to February 1999, Mr. McGrath was the Chief Financial Officer and Executive Vice-President–Operations of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink Consulting Group, Inc. in 1999. Mr. McGrath is currently a director of RICOMM Systems, Inc. and Noninvasive Medical Technologies, Inc. Mr. McGrath graduated with a B.S. in accounting from LaSalle University in 1979. Mr. McGrath holds a license from the states of Pennsylvania and New Jersey as a certified public accountant.  Mr. McGrath’s extensive experience in management and finance makes him a valuable member of our Board of Directors.

Alan R. Novak was appointed to our Board of Directors in October 1997. Since 1969, Mr. Novak has been active as Chairman of Lano International, Inc., a real estate development company. Mr. Novak is a graduate of Yale University, Yale Law School and Oxford University as a Marshall Scholar. Mr. Novak practiced law at Cravath, Swaine & Moore and Swidler & Berlin, Chartered. His public service includes three years as an officer in the U.S. Marine Corps, a U.S. Supreme Court clerkship with Justice Potter Stewart, Senior Counsel to Senator Edward M. Kennedy, Senior Executive Assistant to Undersecretary of State, Eugene Rostow and the Executive Director of President Johnson’s Telecommunications Task Force. Mr. Novak was appointed by President Carter and served for five years as Federal Fine Arts Commissioner. Mr. Novak brings professional experience to the Board and business experience from the vantage point of a non-healthcare company, allowing him to provide our Board of Directors with a valuable outside perspective.

Michael R. Stewart was appointed as our Executive Vice President of Corporate Operations on December 27, 2002, immediately following the acquisition of SLT and, on July 19, 2005, he was appointed our Chief Operating Officer. From July 1999 to the acquisition of SLT, Mr. Stewart was the President and Chief Executive Officer of SLT and, from October 1990 to July 1999 he served as SLT’s Vice President Finance and Chief Financial Officer. Mr. Stewart graduated from LaSalle University with a B.S. in accounting and received an M.B.A. from LaSalle University in 1986. Mr. Stewart passed the CPA examination in New York in 1986.

With respect to the incumbent members of the Board of Directors, none of the members has, in the past 10 years, been subject to a federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to any legal proceedings, which include judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity or based on violations of federal or state securities, commodities, banking, or insurance laws and regulations, or any settlement to such actions, and any disciplinary sanction or order imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Board Leadership Structure
In accordance with the provisions of our Bylaws and the Securities Purchase Agreement with the holder of our Convertible Notes (the “Investor”), the total number of directors who serve on our Board of Directors is currently set at eight. In order to increase the number of directors serving on the Board from seven to eight, it was necessary to secure the consent of the Investor. The Investor consented to an eight-member Board until such time as the Investor acts on its continuing right under the Securities Purchase Agreement to designate a member for election or appointment to the Board. Upon such designation, we shall take all such actions as are necessary to cause the Board to consist of only seven members, including the member designated by the Investor, even if that should necessitate the resignation of then-incumbent members of the Board. Each incumbent member of the Board has agreed that in such an eventuality, the Chairman may determine which members may be obliged to resign.

We choose to separate the position of our Chief Executive Officer from that of our Chairman of the Board of Directors. Our Board of Directors has made this decision based on their belief that an independent Chairman of the Board can act as a balance to the Chief Executive Officer, who also serves as a non-independent director. The Board of Directors also has provided for the post of Vice Chairman, who will fulfill the duties of the Chairman when circumstances preclude the Chairman from fulfilling the duties of the chairmanship.

Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, our Board of Directors has charged the Audit Committee of the Board of Directors with evaluating financial and accounting risk, the Compensation Committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board as a whole. We believe an independent Chairman of the Board adds an additional layer of insight to our Board of Directors’ risk oversight process.

Compensation, Nominations and Corporate Governance and Audit Committees

General.    Our Board of Directors maintains charters for select committees. In addition, our Board of Directors has adopted a written set of corporate governance guidelines and a code of business conduct and ethics and a code of conduct for our chief executive and senior financial officers that generally formalize practices that we already had in place. We have adopted a Code of Ethics on Interactions with Health Care Professionals and an Anti-Fraud Program. To view the charters of our Audit, Compensation and Nominations and Corporate Governance Committees, Code of Ethics, corporate governance guidelines, codes of conduct and whistle blower policy, please visit our website at www.photomedex.com (this website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this prospectus). The Board of Directors determined in 2009 that, except for Mr. McGrath, who is our Chief Executive Officer, all current members of the Board of Directors are independent under the revised listing standards of Nasdaq.

Compensation Committee.    Our Compensation Committee discharges the Board of Directors responsibilities relating to compensation of our Chief Executive Officer and other executive officers, produces an annual report on executive compensation for inclusion in our annual proxy statement and provides general oversight of compensation structure. Other specific duties and responsibilities of the Compensation Committee include:

•	reviewing and approving objectives relevant to executive officer compensation;

•	evaluating performance and recommending to the Board the compensation of our Chief Executive Officer and other executive officers in accordance with those objectives;

•	reviewing employment agreements for executive officers;

•	recommending to the Board of Directors the compensation for our directors;

•	administering our equity compensation plans (except the Non-Employee Director Plan) and other employee benefit plans;

•	evaluating human resources and compensation strategies, as needed; and

•	evaluating periodically the Compensation Committee charter.

Our Board of Directors has adopted a written charter for the Compensation Committee. The Compensation Committee is currently composed of Messrs. Novak, Connelly, DePiano and Mazur. Mr. Connelly serves as the Chairman of the Compensation Committee. Our Board of Directors determined in 2009 that each member of the Compensation Committee satisfies the independence requirements of the Commission and Nasdaq. The Compensation Committee held four meetings during 2009. Anthony J. Dimun, John M. Glazer and Wayne M. Withrow each served on the Compensation Committee during a portion of 2009 and resigned from the Compensation Committee and the Board of Directors effective March 17, 2009, August 5, 2009 and December 28, 2009, respectively.

The Compensation Committee reviews executive compensation from time to time and reports to the Board of Directors, which makes all final decisions with respect to executive compensation. The Compensation Committee adheres to several guidelines in carrying out its responsibilities, including performance by the employees, our performance, enhancement of stockholder value, growth of new businesses and new markets and competitive levels of fixed and variable compensation. The report of the Compensation Committee for 2009 is presented below.

Nominations and Corporate Governance Committee.    Our Board of Directors has established a Nominations and Corporate Governance Committee for the purpose of reviewing all Board of Director-recommended and stockholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board of Directors as to which persons should be our Board of Directors’ nominees. Our Board of Directors has adopted a written charter for the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee is composed of Messrs. Novak, DePiano, Anderson and Connelly. Mr. Anderson serves as the Chairman of the Nominations and Corporate Governance Committee. Our Board of Directors determined in 2009 that each member of the Nominations and Corporate Governance Committee satisfies the independence requirements of the Commission and Nasdaq. The Nominations and Corporate Governance Committee held one formal meeting during 2009 in conjunction with a meeting of the full Board of Directors.

The duties and responsibilities of the Nominations and Corporate Governance Committee include:

•	identifying and recommending to our Board of Directors individuals qualified to become members of our Board of Directors and to fill vacant positions on our Board of Directors;

•	recommending to our Board of Directors the director nominees for the next annual meeting of stockholders;

•	recommending to our Board of Directors director committee assignments;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers;

•	monitoring the independence of our board members;

•	developing and overseeing the corporate governance principles applicable to members of our Board of Directors, officers and employees;

•	review and approve director compensation and administering the Non-Employee Director Plan;

•	monitoring the continuing education for our directors; and

•	evaluating annually the Nominations and Corporate Governance Committee charter.

In compliance with Nasdaq rules, the majority of our Board of Directors is comprised of independent directors.  Additionally, our Board of Directors believes that it is desirable to have at least one financial expert serving on the Audit Committee. The Nominations and Corporate Governance Committee considers these requirements when recommending nominees to our Board of Directors. Our Nominations and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for our directors. Our Nominations and Corporate Governance Committee will regularly assess the appropriate size of our Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or other circumstances. When considering potential director nominees, the Nominations and Corporate Governance Committee also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of the needs of PhotoMedex and of the existing directors. The Nominations and Corporate Governance Committee also seeks director nominees who are from diverse backgrounds and who possess a range of experiences as well as a reputation for integrity. The Nominations and Corporate Governance Committee considers all of these factors to ensure that our Board of Directors as a whole possesses a broad range of skills, knowledge and experience useful to the effective oversight and leadership of the Company.

Audit Committee.    Our Board of Directors has established an Audit Committee to assist it in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors and an internal audit function and risk assessment and risk management. The duties of our Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;

•	approving all related party transactions, as defined by applicable NASD Rules, to which the Company is a party; and

•	evaluating annually the Audit Committee charter.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has adopted a written charter for the Audit Committee, which charter meets the applicable standards of the Commission and Nasdaq. The members of the Audit Committee are Messrs. DePiano, Anderson and Connelly. Mr. DePiano serves as Chairman of the Audit Committee. The Audit Committee meets regularly and held 10 meetings during 2009. Messrs. Dimun and Withrow each served on the Audit Committee for a portion of 2009 and resigned from the Board of Directors and the Audit Committee on March 17, 2009 and December 28, 2009, respectively.

The Board of Directors determined in 2009 that each member of the Audit Committee satisfies the independence and other composition requirements of the Commission and Nasdaq. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under Item 407 of Regulation S-K under the Exchange Act and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

Stockholder Communications with the Board of Directors

Our Board of Directors has established a process for stockholders to communicate with our Board of Directors or with individual directors. Stockholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to Davis Woodward, Corporate Counsel at dwoodward@photomedex.com or to the following address (our principal executive offices): Board of Directors, c/o Corporate Secretary, 147 Keystone Drive, Montgomeryville, Pennsylvania 18936. Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock;

•	The name and address, as they appear on our books, of the stockholder sending such communication; and

•	The class and number of shares of our capital stock that are beneficially owned by such stockholder.

Mr. Woodward or the Corporate Secretary, as the case may be, will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case Mr. Woodward or the Corporate Secretary, as the case may be, has the authority to discard the communication or to take appropriate legal action regarding such communication.

Compliance with Section 16 of the Securities Exchange Act of 1934

    Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the Commission initial reports of ownership and reports of changes in ownership of our equity securities. As of the date of this Proxy Statement, we believe, based solely on a review of the copies of such reports furnished to us and representations of these persons that no other reports were filed and that all reports needed to be filed have been filed for the year ended December 31, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation Committee of our Board of Directors is responsible for reviewing the annual compensation of our executive officers and making its recommendation to the whole Board of Directors for approval. The Nominations and Corporate Governance Committee of our Board of Directors is responsible for reviewing and approving the compensation of our non-employee directors.

The Compensation Committee is composed solely of directors who are not our current or former employees, and each is independent under the revised listing standards of Nasdaq. Our Board of Directors has delegated to the Compensation Committee the responsibility to review and approve our compensation and benefits plans, programs and policies, including the compensation of our President and Chief Executive Officer and our other executive officers as well as middle-level management and other key employees. The Compensation Committee administers all of our executive compensation programs, incentive compensation plans and equity-based plans and provides oversight for all of our other compensation and benefit programs.

The key components of the compensation program for executive officers are base salary and bonus, and long-term incentives in the form of stock options and now, under our 2005 Equity Plan in the form of restricted shares of our common stock. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

All share numbers and per share amounts in the following discussion and the tables contained herein take into account the reverse stock split, at a ratio of 1-for-6, which was effective on February 3, 2010.

Objectives of Our Compensation Program

The Compensation Committee intends to govern and administer compensation plans to support the achievement of our long-term strategic objectives, to enhance stockholder value, to attract, motivate and retain highly qualified employees by paying them competitively and rewarding them for their own and our success.

We have no retirement plans or deferred compensation programs in effect for our non-employee directors and our executive officers, except for our 401(k) plan in which our executive officers are eligible to participate. Compensation is generally paid as earned. We do not have a specific formula for allocating between cash and non-cash compensation, which has been in the form of stock options and awards of stock.

In order to assess whether the compensation program we had been providing to our executive officers was competitive and effective, the Compensation Committee engaged a third-party consulting firm specializing in executive compensation in 2008 but did not do so in 2009, but instead, relied on its own review of peer companies. As an ongoing matter, the Compensation Committee does not engage third-party consultants to advise on our compensation policies. Furthermore, our Compensation Committee does not delegate its responsibilities for reviewing and approving executive compensation.

To the extent consistent with the foregoing objectives, the Compensation Committee also intends to maximize the deductibility of compensation for tax purposes. The Compensation Committee may, however, decide to exceed the tax deductible limits established under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Code, when such a decision appears to be warranted based upon competitive and other factors.

What Our Compensation Program is Designed to Reward

The key components of the compensation program for our executive officers are base salary, bonus and long-term incentives under the 2005 Equity Plan. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Stock price performance has not been a factor in determining annual compensation insofar as the price of our common stock is subject to a number of factors outside of our control. We have endeavored through grants of stock options to our executive officers to incentivize individual and team performance by providing a meaningful stake in us that links their compensation to our overall success. Through awards of restricted stock, we have attempted to forge a closer link by tying the vesting of the restricted stock to certain milestone prices of our common stock.

Elements of Our Compensation Plan and How Each Element Relates to Objectives

The compensation package of our executive officers is composed of three primary elements: base salary, bonus and long-term incentives. Compensation payable in the event of the termination of an executive’s employment with the Company is a secondary but material element in the package.

Base Salaries.    Base salaries for our executive officers are designed to provide a base pay opportunity that is appropriately competitive within the marketplace. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent on our financial performance and stock price appreciation rather than base salary. Adjustments to each individual’s base salary are made in connection with annual performance reviews and an assessment of market competitiveness.

Bonus.    Generally, at the outset of a fiscal year, the Compensation Committee establishes a bonus program for executive officers and other managers and key employees eligible to participate in the program. The program is based on a financial plan for the fiscal year and other business factors. The amount of bonus, if any, hinges on corporate performance and financial condition and on the performance of the participant in the program. A program will typically allow some partial or discretionary awards based on an evaluation of the relevant factors. Provision for bonus expense is typically made over the course of a fiscal year. The provision becomes fixed, based on the final review of the Compensation Committee, which is usually made after the financial results of the fiscal year have been reviewed by our independent accountants.

The Compensation Committee made portions of the bonuses established for our named executive officers for the 2008 calendar year contingent upon the completion of an ordinary-course capital equipment financing related to the XTRAC business on terms acceptable to our Board of Directors but in the aggregate amount of not less than $5,000,000 and consummated not later than December 31, 2009. The amounts contingent upon the completion of such a financing were $44,888, $32,813 and $68,217 for Messrs. McGrath, Stewart and O’Donnell, respectively, and, if earned, would have been paid within 30 days following completion of any such financing. This contingency was not met as of December 31, 2009 and therefore, the portion of the bonus tied to such contingency was not paid.

For 2009, Messrs. McGrath and Stewart were eligible to earn a bonus based on the amount of earnings before interest and taxes, or EBIT, for the year ended December 31, 2009, subject to completion of an audit of the financial results for the year. In the event the Company’s EBIT is $950,000 or more, these executives’ bonus opportunity would be 100%. In the event of a negative EBIT (i.e., a loss) of $950,000 or more, the bonus opportunity would be zero. In the event of a break-even EBIT, the bonus opportunity would be 40%. Each $95,000 increase of EBIT from negative $950,000 earns an increment of four percentage points in the bonus opportunity, while each $95,000 increase in EBIT above the break-even point earns an increment of six percentage points in the bonus opportunity. Given the losses incurred as of December 31, 2009, no bonus has been accrued for 2009 based upon the achievement of these metrics.

Long-Term Incentives.     Grants of stock options under our stock option plans are designed to provide our executive officers and other managers and key employees with an opportunity to share, along with stockholders, in our long-term performance. Stock option grants are generally made annually to all executive officers, with additional grants being made following a significant change in job responsibility, scope or title or a significant achievement. The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with us, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Prior to 2006, stock options granted under the various stock option plans generally had a four-year vesting schedule depending upon the size of the grant, and generally were set to expire five years from the date of grant. In 2006, the Compensation Committee determined that such grants would be for 10 years and vest over five years. The exercise price of options granted under the stock option plans is at no less than 100% of the fair market value of the underlying stock on the date of grant. The number of stock options granted to each executive officer is determined by the Compensation Committee based upon several factors, including the executive officer’s salary grade, performance and the estimated value of the stock at the time of grant, but the Compensation Committee has the flexibility to make adjustments to those factors at its discretion. The options granted to executives as a rule have provisions by which vesting and exercisability are accelerated in the event of a change of control or a termination of employment initiated by the Company other than for cause.

Similar criteria are applied in making awards of restricted shares of our common stock under the 2005 Equity Plan, but in the case of restricted stock, we can make a direct link between the price performance of our common stock with the vesting schedule of the restricted stock.

To encourage our executive officers to have a greater stake in the equity of the Company, the Compensation Committee recommended, and the Board of Directors and the Company stockholders approved, the 2005 Investment Plan at the 2005 annual stockholders’ meeting. On December 22, 2009, our Board of Directors terminated the 2005 Investment Plan. No additional awards will be made under such plan; however, our executive officers will continue to be eligible to receive equity awards under our 2005 Equity Plan.

The vast majority of the stock options outstanding under the Company’s equity plans have exercise prices which are well above the current market price of our common stock. The decline in the Company’s stock price over recent years has made our goal of attracting, retaining and motivating employees more challenging.  Accordingly, our Board of Directors has approved an exchange of certain underwater options held by our named executive officers, other current employees, members of our Scientific Advisory Board and other active consultants and nonemployee members of our Board of Directors, subject to approval by our stockholders.  Such program is described in more detail in Proposal No. 5 (Option Exchange).

Compensation on Termination of Employment or Change of Control    We have fixed-term employment agreements with Messrs. McGrath and Stewart. The employment agreement with Mr. O’Donnell terminated on July 31, 2009 as a result of his separation. Each of these agreements provides for severance upon termination of employment, whether in context of a change of control or not. We have an at-will employment agreement with Ms. Allgeier, which provides for severance upon termination of employment after a change in control without cause or for good reason.

In the event of an involuntary termination not in connection with a change in control of the Company, an executive will be vested in those options that were unvested as of the termination but that would have vested in the 12 months following termination. In the event of a change of control, all of an executive’s unvested options will vest. Any unvested shares of restricted stock will vest upon a change of control to the extent that the acquisition price exceeds a milestone price or if an acquirer elects not to continue to employ the services of the executive.

How Amounts Were Selected for Each Element of an Executive’s Compensation

Each executive’s current and prior compensation is considered in setting future compensation. In addition, the Compensation Committee reviews from time to time the compensation practices of other companies, particularly our peer companies. To some extent, our compensation plan is based on the market and the companies we compete against for executives. Base salary and the long-term incentives are not set with reference to a formula.

An executive’s target bonus amount is set by an executive’s employment agreement, which was negotiated at arm’s length. A target bonus, or a portion thereof, is earned, based on fulfillment of conditions, which are set by the Compensation Committee at the outset of a fiscal year.

As a general rule, options and restricted stock awards are made in the first or second fiscal quarter of a year and after the financial results for the prior year have been audited and reported to our Board of Directors. Grants and awards are valued, and exercise prices are set, as of the date the grant or award is made. Exceptions to the general rule may arise for grants made to recognize a promotion or to address the effect of expiring options. The Compensation Committee may elect to defer a grant until after the Company has made public disclosure of its financial results, typically in a conference call on earnings. In such a case, the exercise price is set at the higher of the closing price on the approval date or the closing price on the fixed grant date. In these deliberations, the Compensation Committee does not delegate any related function, unless to the Board of Directors as a whole, and the grants or awards made to executives are valued under the same measurement standards as grants made to other grantees.

Accounting and Tax Considerations

On January 1, 2006, we adopted FASB ASC Topic 718. Under this accounting standard, we are required to value stock options granted, and restricted stock awarded, in 2006 and beyond under the fair value method and expense those amounts in our income statement over the vesting period of the stock option or restricted stock. We were also required to value unvested stock options granted prior to our adoption of FASB ASC Topic 718 under the fair value method and amortize such expense in our income statement over the stock option’s remaining vesting period. A material portion of such amortizing expense relates to stock option grants made to our executive officers and future option grants and stock awards made in 2006 and beyond to our executive officers will also have a material impact on such expense.

Our compensation program has been structured to comply with Sections 409A and 162(m) of the Code. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year in which they are not subject to a substantial risk of forfeiture. In such case, the executive service-provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Under Section 162(m) of the Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Compensation Committee has been advised that based upon prior stockholder approval on January 26, 2009 of the material terms of our 2005 Equity Plan, compensation under our 2005 Equity Plan is excluded from this limitation, provided that the other requirements of Section 162(m) are met. However, when warranted based upon competitive and other factors, the Compensation Committee may decide to exceed the tax deductible limits established under Section 162(m). The base salary provided to each of our executives in 2007, 2008 and 2009 did not exceed the limits under Section 162(m) for tax deductibility. None of our executives exercised any options in 2007, 2008 or 2009.

Overview of Executive Employment Agreements and Option Awards

Employment Agreement with Dennis M. McGrath    In November 1999, we entered into an employment agreement with Dennis M. McGrath to serve as our Chief Financial Officer and Vice President-Finance and Administration. We amended and restated that agreement in August 2002, September 2007 and May 6, 2008. On July 2, 2009, Mr. McGrath became our President and Chief Executive Officer following Mr. O’Donnell’s separation. Mr. McGrath’s employment agreement was renewed in accordance with its terms through December 31, 2010. Mr. McGrath’s annual base salary was $297,606 in 2008 and 2009, respectively. Mr. McGrath’s 2010 annual base salary is $325,000. The severance arrangements contained in Mr. McGrath’s employment agreement are summarized in the section below entitled “Potential Payments upon Termination of Employment or Change in Control.”

On February 1, 2008, Mr. McGrath was awarded under the 2005 Equity Plan 3,886 options to purchase shares of our common stock at an exercise price of $37.38 per share. These options vest over five years and will expire on February 1, 2018.

On June 15, 2009, Mr. McGrath was awarded under the 2005 Equity Plan 2,917 restricted shares of common stock at a purchase price of $0.06 per share. We have the right to repurchase the shares at $0.06 per share if we do not have positive adjusted net income in the year 2010. “Adjusted net income” is defined as “net income after income taxes, excluding expense from options and warrants.” On June 15, 2009, Mr. McGrath was also granted 8,750 options to purchase shares of our common stock at an exercise price of $6.24 per share. The options vest over five years and will expire on June 15, 2019.

Employment Agreement with Michael R. Stewart.    Effective August 1, 2002, Michael R. Stewart became our Executive Vice President of Corporate Operations, pursuant to an employment agreement. The employment agreement was amended and restated in September 2007. Mr. Stewart became our Chief Operating Officer on July 19, 2005, at which time he was granted 5,000 options. Mr. Stewart’s annual base salary was $261,058 and $262,500 in 2008 and 2009, respectively. Mr. Stewart’s 2010 annual base salary is $300,000. Mr. Stewart’s employment agreement was renewed in accordance with its terms through December 31, 2010. The severance arrangements contained in Mr. Stewart’s employment agreement are summarized in the section below entitled “Potential Payments upon Termination of Employment or Change in Control.”

On February 1, 2008, Mr. Stewart was awarded 3,110 options to purchase shares of our common stock under the 2005 Equity Plan at an exercise price of $37.38 per share. The options vest over five years and will expire on February 1, 2018.  On June 15, 2009, Mr. Stewart was awarded 1,750 restricted shares of common stock under the 2005 Equity Plan at a purchase price of $0.06 per share. We have the right to repurchase the shares at $0.06 per share if we do not have positive adjusted net income in the year 2010. Mr. Stewart was also granted, on June 15, 2009, 5,250 options to purchase shares of our common stock at an exercise price of $6.24 per share. The options vest over five years and will expire on June 15, 2019.

We have an at-will employment agreement with Ms. Allgeier, which provides for severance upon termination of employment after a change in control without cause or for good reason. If, following a change in control of the Company, Ms. Allgeier’s employment is terminated (a) by the Company without cause or (b) by Ms. Allgeier for good reason, she will be entitled to six months’ salary continuation.

Employment Agreement with Jeffrey F. O’Donnell.  The employment agreement with Mr. O’Donnell is no longer in force as a result of Mr. O’Donnell’s separation from employment with us effective July 31, 2009.  Mr. O’Donnell has received severance in accordance with the terms of his employment agreement.

Summary Compensation Table

The following table includes information for the years ended December 31, 2009 and 2008 concerning compensation for our named executive officers. Mr. O’Donnell was Chief Executive Officer and President until July 2, 2009, at which time the Board of Directors appointed Mr. McGrath to serve as our Chief Executive Officer and President. Ms. Allgeier was appointed to serve as our Chief Financial Officer on November 4, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Dennis M. McGrath, President and Chief Executive Officer	2009 2008	300,000 297,606	0 53,865	18,025 —	45,045 116,362	20,156 18,192	383,226 486,025

Michael R. Stewart, Chief Operating Officer & Executive Vice President	2009 2008	262,500 261,058	0 39,375	10,815 —	27,027 93,158	19,097 19,261	319,439 412,852

Christina L. Allgeier, Chief Financial Officer & Vice President	2009	101,521	0	0	4,290	2,766	108,577

Jeffrey F. O’Donnell, former President and Chief Executive Officer	2009 2008	367,500 365,481	0 83,377	0 —	0 139,677	10,170 20,388	377,670 608,923

(1)
“Bonus” in the foregoing table is the bonus earned in 2009 and 2008, even though such bonus will have been paid in a subsequent period. No bonus has been accrued for 2009 as the condition for accrual has not been met. The bonus for 2008 does not include portions contingent upon events in 2009, which have not occurred.

(2)
The amounts shown for option awards, restricted stock awards and stock purchase rights relate to shares granted under our 2005 Equity Plan. These amounts are equal to the aggregate grant-date fair value with respect to the awards made in 2009 and 2008, computed in accordance with FASB ASC Topic 718 (formerly SFAS 123R), before amortization and without giving effect to estimated forfeitures. For information regarding the number of shares subject to 2009 and 2008 awards, other features of those awards, and the grant-date fair value of the awards, see the Grants of Plan-Based Awards Table below.

(3)
“All Other Compensation” includes car allowance ($1,000 per month), premiums for supplementary life and/or disability insurance and matching 401(k) plan contributions for Messrs. McGrath, Stewart and O’Donnell and Ms. Allgeier.

Non-Equity Incentive Plan; Non-Qualified Deferred Compensation

We do not have a non-equity incentive plan, nor do we have a plan or program of non-qualified deferred compensation.

Potential Payments on Termination of Employment or Change of Control

Potential payments to our named executive officers upon termination of employment or a change of control of the Company are governed by their respective employment agreements and by the terms of their option agreements and restricted stock agreements.

Pursuant to the terms of their employment agreements, if (1) the Company should terminate Mr. McGrath’s or Mr. Stewart’s employment without cause, (2) Mr. McGrath or Mr. Stewart should resign for good reason or (3) the Company should fail to renew Mr. McGrath’s or Mr. Stewart’s employment agreement, then the affected individual will become entitled to the following benefits upon his delivery of an effective release to the Company:

(i)
a cash payment equal to his annual base salary in effect at the time of such termination, payable in installments in accordance with the Company’s payroll practices based on the terms of the agreement;

(ii)	a pro-rated bonus for the year in which such termination occurs;

(iii)	continued medical and dental coverage for himself and his eligible dependents for the 12-month period following such termination;

(iv)	continued coverage under the Company’s long-term and short-term disability plans for the 12-month period following such termination;

(v)	a monthly cash payment for a period of 12 months equal to the premium cost to maintain the individual’s life insurance coverage at the level of coverage in effect at the time of such termination;

(vi)	a tax gross-up to the extent to which the amounts in subparagraphs (iv) or (v) above are taxable to the individual; and

(vii)
full acceleration of all outstanding equity awards held by the individual at the time of such termination. Each outstanding option will remain exercisable until the earlier of the 12-month anniversary of his termination date and the option’s expiration date.

In connection with his separation, Mr. O’Donnell became entitled, pursuant to his employment agreement, to the benefits described above for Messrs. McGrath and Stewart.

If, during the one-year period immediately following a change in control of the Company, Mr. McGrath’s or Mr. Stewart’s employment is terminated (1) by the Company without cause, (2) by the individual for good reason or (3) due to non-renewal of the applicable employment agreement, and the individual delivers an effective release to the Company, the affected individual will become entitled to receive the following benefits:

(i)
a cash payment equal to two times his annual base salary in effect at the time of such termination, payable in installments in accordance with the Company’s payroll practices based on the terms of the agreement;

(ii)	a pro-rated bonus for the year in which such termination occurs;

(iii)	continued medical and dental coverage for himself and his eligible dependents for the 24-month period following such termination;

(iv)	continued coverage under the Company’s long-term and short-term disability plans for the 24-month period following such termination;

(v)	a monthly cash payment for a period of 24 months equal to the premium cost to maintain the individual’s life insurance coverage at the level of coverage in effect at the time of such termination;

(vi)	a full tax gross-up to the extent to which the amounts in subparagraphs (iv) or (v) above are taxable to the individual;

(vii)
full acceleration of all outstanding equity awards held by the individual at the time of such termination, and each outstanding option will remain exercisable until the earlier of the 12-month anniversary of his termination date and the option’s expiration date; and

(viii)
a full tax gross-up with respect to any excise tax imposed under Section 4999 of the Code on any payments or benefits received in connection with such change in control (including any accelerated vesting of his equity awards) that are deemed to constitute parachute payments under Section 280G of the Code.

If, following a change in control of the Company, Ms. Allgeier’s employment is terminated (a) by the Company without cause or (b) by Ms. Allgeier for good reason, she will be entitled to six months’ salary continuation.

If any of the events set forth in the table below had occurred by December 31, 2009, then we estimate the value of the benefits that would have been triggered and thus accrued to Messrs. McGrath and Stewart and Ms. Allgeier had the triggering event occurred on December 31, 2009. Mr. O’Donnell has received severance benefits in accordance with the terms of his employment agreement. Such amounts are reflected in the table below.
Potential Payments Upon Termination or Change in Control Table

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination	Death(1)	Disability(1)	Change in Control
Dennis McGrath	Salary & bonus(2)	$300,000	$600,000	0	0	0	N/A
	Health continuation	8,199	16,398	0	0	0	N/A
	AD&D insurance	1,046	2,092	0	0	0	N/A
	Executive life ins.	5,852	11,705	0	0	0	N/A
	Accelerated vesting(3)	69,580	69,580	0	0	0	N/A
	Tax gross-up(4)	2,578	5,156	0	0	0	N/A
	TOTAL	$387,255	$704,931	0	0	0	N/A

Michael Stewart	Salary & bonus(2)	$262,500	$525,000	0	0	0	N/A
	Health continuation	8,199	16,398	0	0	0	N/A
	AD&D insurance	1,046	2,092	0	0	0	N/A
	Executive life ins.	5,076	10,152	0	0	0	N/A
	Accelerated vesting(3)	38,486	38,486	0	0	0	N/A
	Tax gross-up(4)	2,236	4,472	0	0	0	N/A
	TOTAL	$317,543	$596,600	0	0	0	N/A

Christina Allgeier	Salary & bonus(2)	N/A	$62,500	0	0	0	N/A
	Health continuation	N/A	N/A	0	0	0	N/A
	AD&D insurance	N/A	310	0	0	0	N/A
	Executive life ins.	N/A	N/A	0	0	0	N/A
	Accelerated vesting	N/A	N/A	0	0	0	N/A
	Tax gross-up	N/A	N/A	0	0	0	N/A
	TOTAL	N/A	$62,810	0	0	0	N/A

Jeffrey O’Donnell	Salary & bonus(2)	$367,500	N/A	0	0	0	N/A
	Health continuation	8,199	N/A	0	0	0	N/A
	AD&D insurance	1,046	N/A	0	0	0	N/A
	Executive life ins.	7,366	N/A	0	0	0	N/A
	Accelerated vesting	74,700	N/A	0	0	0	N/A
	Tax gross-up(4)	3,352	N/A	0	0	0	N/A
	TOTAL	$462,163	N/A	0	0	0	N/A

_____________________________________________________________________

(1)	An executive’s salary and benefits are paid through the end of the month of termination due to death or disability except that we will pay the disability premiums during the period of disability.

(2)	Severance based on 2009 salary levels. No bonus will be payable for 2009 as the condition for accrual has not been met.

(3)
If upon a change of control, the acquirer does not desire the services of the executive, then any unvested restricted stock will vest. The closing price of our stock on December 31, 2009 was $0.95 per share (or $5.70 taking into account the 1-for-6 reverse split effective February 3, 2010). All shares were unvested at that date. For stock awarded prior to January 26, 2009, the date of our 1-for-7 reverse stock split, such shares were purchased for $0.42 (par value of $0.01 per share adjusted for the 1-for-7 reverse stock split and the 1-for-6 reverse stock split). For stock awarded after January 26, 2009, such shares were purchased for $0.06 (par value of $0.01 per share adjusted for the 1-for-6 reverse stock split effective February 3, 2010).

The gain associated with the acceleration of a share of restricted stock upon a change of control is calculated as the difference between the closing price of our common stock on the date of such event and the purchase price of such share of restricted stock.

All unvested options generally become exercisable by reason of a change of control. However, none of the executives’ unvested options were in the money as of December 31, 2009, and therefore there would have been no benefit as of December 31, 2009. Similarly, in the event of an involuntary termination without cause, the executive optionee becomes vested in those options that would otherwise have vested in twelve months following the date of termination. As in the hypothetical change of control, so in this case of hypothetical involuntary termination, there would have been no benefit to the optionee inasmuch as no option was in the money at December 31, 2009.

(4)	Tax gross-ups are with respect to supplementary executive life and/or disability insurance benefits.

Stock Options

Our 2005 Equity Plan is the vehicle by which restricted stock awards and option grants are made to the executives and other service-providers. At the 2009 Annual Meeting of stockholders, the number of shares reserved for issuance under the 2005 Equity Plan was increased to 194,286 shares of our common stock. Participation in the 2005 Investment Plan was limited to the executives; the 2005 Investment Plan was authorized by our stockholders for up to 9,524 shares of our common stock. Our Board of Directors terminated the 2005 Investment Plan effective December 22, 2009; an immaterial number of options granted under this Plan remain outstanding.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the options granted and restricted stock awarded during or for the year ended December 31, 2009 to our named executive officers listed in the Summary Compensation Table as shown under the caption “Executive Compensation.” The stock awards and option grants reflected below were awarded under the 2005 Equity Plan. Mr. O’Donnell served as our President and Chief Executive Officer through July 2, 2009, but received no stock awards or option grants in 2009.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Dennis McGrath	6/15/09		2,917		8,750	$6.24	$6.24	63,070

Michael Stewart	6/15/09		1,750		5,250	$6.24	$6.24	37,842

Christina Allgeier	6/15/09		—		834	$6.24		4,290
________________________________________________________________________________________________________________________________________________________________

(1)	Computed in accordance with FASB ASC Topic 718, formerly SFAS 123R.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above at December 31, 2009.

Outstanding Equity Awards at Fiscal Year-end Table, As Adjusted to Reflect the Reverse Stock Split of 1-for-7 Effective January 26, 2009 and the Reverse Stock Split of 1-for-6 Effective February 3, 2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (2)(3)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($) (1)
Dennis McGrath	3,334	0	0	102.90	3/1/10	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	7,977	45,469
	2,000	1,334	0	93.66	3/10/16	0	0	N/A	N/A
	119	0	0	66.36	5/24/16	0	0	N/A	N/A
	48	0	0	68.46	5/25/16	0	0	N/A	N/A
	1,572	1,048	0	46.62	11/20/16	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	2,084	11,879
	778	3,109	0	37.38	2/1/18	0	0	N/A	N/A
	0	8,750	0	6.24	6/15/19	0	0	2,917	16,627

Michael Stewart	2,381	0	0	102.90	3/1/10	0	0	N/A	N/A
	953	0	0	110.46	7/19/10	0	0	N/A	N/A
	1,429	953	0	93.66	3/10/16	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	1,667	9,502
	0	N/A	0	N/A	N/A	0	0	3,750	21,375
	622	2,488	0	37.38	2/1/18	0	0	N/A	N/A
	0	5,250	0	6.24	6/15/19	0	0	1,750	9,975

Christina Allgeier	274	0	0	102.90	3/1/10	0	0	N/A	N/A
	287	191	0	93.66	3/10/16	0	0	N/A	N/A
	144	215	0	47.46	1/23/17	0	0	N/A	N/A
	72	287	0	37.80	1/17/18	0	0	N/A	N/A
	0	834	0	6.24	6/15/19	0	0	N/A	N/A

Jeffrey O’Donnell	3,572	0	0	102.90	3/1/10	0	0	N/A	N/A
	4,762	0	0	105.00	7/30/10	0	0	N/A	N/A
	48	0	0	66.78	7/30/10	0	0	N/A	N/A
	2,977	0	0	46.62	7/30/10	0	0	N/A	N/A
	48	0	0	47.46	7/30/10	0	0	N/A	N/A
	24	0	0	48.30	7/30/10	0	0	N/A	N/A
	4,665	0	0	37.38	7/30/10	0	0	N/A	N/A

__________________________________________________________________________________________________________________________________________________________________________

(1)	The market value of unvested shares of restricted stock is based on $5.70 per share, which was the closing price of our stock on December 31, 2009.

(2)	Options and restricted stock granted to Mr. O’Donnell vested as of July 31, 2009, his separation date.

(3)
Options granted to Mr. McGrath on May 24, 2006 and May 25, 2006 were made under the 2005 Investment Plan. They became exercisable on the third anniversary of the grant dates. No further grants will be made from the 2005 Investment Plan. All other options granted to Messrs. McGrath and Stewart were under the 2005 Equity Plan. The options granted to Ms. Allgeier were under the 2005 Equity Plan. Options with portions unvested as of December 31, 2009 vest ratably on each of the five anniversary dates from the respective grant dates.

__________________________________________________________________________________________________________________________________________________________________________

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included herein. Based on the review and discussion referred to above, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis referred to above, be included herein.

Mr. Dimun was a member of the Compensation Committee before he resigned from our Board of Directors effective as of March 17, 2009. Mr. Mazur was appointed to the Compensation Committee on January 13, 2010. Neither of these individuals took part in the above-referenced reviews and discussions. Mr. Withrow resigned from the Compensation Committee effective December 28, 2009.

Compensation Committee
Stephen P. Connelly	Alan R. Novak	Leonard L. Mazur	Richard J. DePiano

Director Compensation

Directors who are also our employees receive no separate compensation for serving as directors or as members of committees of our Board of Directors. Directors who are not our employees are compensated under the Non-Employee Director Plan. Each director receives non-qualified options to purchase up to 834 shares of our common stock on an annual basis. The options vest quarterly in the year of grant, vesting on the last day of service within a quarter. Each outside director receives an annual cash retainer of $20,000 and is also paid $1,000 for personal attendance at each meeting of the Board of Directors and for personal attendance for each committee meeting held not in conjunction with meetings of the Board of Directors itself, and in 2009, for personal attendance at a committee meeting held in conjunction with meetings of the Board of Directors. In addition, each outside director is paid $500 for telephonic attendance at each Board of Directors or committee meeting, excluding meetings of limited scope and duration. The chairmen of each Committee of our Board of Directors are to receive additional annual compensation as follows: (1) Audit Committee — $10,000, (2) Compensation Committee — $5,000, and (3) Nominations and Corporate Governance Committee — $5,000. We pro-rate the retainer for a director serving less than a full year. The table below sets forth our non-employee directors’ compensation through December 31, 2009.

Commencing August 3, 2010, each independent director will be paid an annual retainer of $20,000, payable quarterly; other fees, such as those based on a director’s chairmanship or the length or manner of a meeting, will no longer be earned or paid. If Proposal No. 3 (Changes to the 2005 Equity Plan) is adopted by the stockholders, then the Board will have the discretion to pay the quarterly portion of the retainer in cash or in shares of our common stock, based on the closing price of our common stock as of the sooner to occur of the close of the quarter, or the resignation date of a director.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Richard J. DePiano	$46,500	$7,825	$54,325
Alan R. Novak	30,500	7,825	38,325
Anthony J. Dimun(3)	9,167	1,956	11,123
David W. Anderson	38,500	7,825	46,325
Wayne M. Withrow(4)	38,500	7,825	46,325
Stephen P. Connelly	37,250	7,825	45,075
John M. Glazer(5)	16,667	6,443	23,110
Leonard L. Mazur(6)	19,500	4,534	24,034

	$236,584	$52,058	$288,642

_____________________________________________________________________________________________________________________________________________________________________________________

(1)
The amounts shown for option awards relate to shares granted under our Non-Employee Director Plan. These amounts are equal to the aggregate grant-date fair value with respect to the option awards for financial statement purposes, computed in accordance with FASB ASC Topic 718 (formerly SFAS 123R), but without giving effect to estimated forfeitures

(2)	The grant date fair value computed in accordance with ASC Topic 718 was $9.42 on January 1, 2009, $10.32 on February 27, 2009 and $7.26 on May 13, 2009.

(3)	Mr. Dimun resigned from our Board of Directors effective as of March 17, 2009.

(4)	Mr. Withrow resigned from our Board of Directors effective as of December 28, 2009.

(5)	Mr. Glazer joined our Board of Directors on February 27, 2009 and resigned from the Board of Directors effective as of August 7, 2009.

(6)	Mr. Mazur joined our Board of Directors on May 13, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table reflects, as of September 23, 2010, the beneficial common stock ownership of: (a) each of our directors, (b) each of our executive officers, (c) each person known by us to be a beneficial holder of five percent or more of our common stock (these data are based on such persons’ filings with the Commission), and (d) all of our executive officers and directors as a group. Unless otherwise provided in the accompanying footnotes, the information used in the table below was obtained from the referenced beneficial owner.
Name and Address Of Beneficial Owner (1)		Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)

Richard J. DePiano(2)		8,374	*
Dennis M. McGrath(3)		21,475	*
Michael R. Stewart(4)		11,400	*
Christina L. Allgeier(5)		902	*
Alan R. Novak(6)		8,297	*
David W. Anderson(7)		5,415	*
Stephen P. Connelly(8)		3,482	*
Leonard L. Mazur(9)		1,458	*
Paul J. Denby(10)		210,959	7.61
James W. Sight(11)		180,625	6.51
Perseus Partners VII, LP(12)		1,497,477	35.1
Goldman Capital Management, Inc. (13)		288,289	10.40
Corsair Capital Management, LLC(14)		256,411	9.25
Leap Tide Management Inc.(15)		210,063	7.58
Charles L. Frischer.(16)	-	155,479	5.61
LB I Group, Inc.(17)		146,694	5.29
Jeffrey F. O’Donnell(18)		15,167	*
All directors and officers as a group (ten persons) (19)		452,737	16.10
___________________________________________
*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to delivery, or subject to options or warrants currently exercisable or exercisable, within 60 days of September 23, 2010, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the listed officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 2,772,637 shares of common stock outstanding as of September 23, 2010.

(2)	Includes 758 shares of common stock and options to purchase up to 7,616 shares of common stock. Mr. DePiano’s address is 351 East Conestoga Road, Wayne, Pennsylvania 19087.

(3)
Includes 262 shares of common stock, 12,977 additional shares of common stock subject to restriction agreements with us and vested options to purchase 8,236 shares of common stock granted by us prior to December 31, 2009. Does not include options to purchase up to 10,520 shares of common stock granted by us prior to December 31, 2009, which may vest more than 60 days after September 23, 2010.

(4)
Includes 35 shares of common stock, 7,167 additional shares of common stock subject to restriction agreements with us and vested options to purchase 4,198 shares of common stock granted by us prior to December 31, 2009. Does not include options to purchase up to 6,543 shares of common stock granted by us prior to December 31, 2009 which may vest more than 60 days after September 23, 2010.

(5)	Includes options to purchase up to 902 shares of common stock. Does not include options to purchase up to 1,121 shares of common stock, which may vest more than 60 days after September 23, 2010.

(6)	Includes 681 shares of common stock and options to purchase up to 7,616 shares of common stock. Mr. Novak’s address is 3050 K Street, NW, Suite 105, Washington, D.C. 20007.

(7)	Includes options to purchase up to 5,415 shares of common stock. Mr. Anderson’s address is c/o PhotoMedex, Inc., 147 Keystone Drive, Montgomeryville, PA 18936.

(8)	Includes 358 shares of common stock and options to purchase up to 3,124 shares of common stock. Mr. Connelly’s address is c/o PhotoMedex, Inc., 147 Keystone Drive, Montgomeryville, PA 18936.

(9)	Includes options to purchase up to 1,458 shares of common stock. Mr. Mazur’s address is c/o PhotoMedex, Inc., 147 Keystone Drive, Montgomeryville, PA 18936.

(10)
Includes options to purchase up to 625 shares of common stock. Paul J. Denby is deemed to own 210,334shares of common stock. The Paul J. Denby Revocable Trust holds 112,000 shares of common stock; various custodians of Mr. Denby’s IRAs hold 98,334shares of common stock. Mr. Denby’s address is 179 Milford Circle, Mooresville, NC 28117.

(11)	Includes options to purchase up to 625 shares of common stock. James W. Sight owns 180,000shares of common stock. Mr. Sight’s address is 2100 Brookwood, Shawnee Mission, KS 66208.

(12)
Includes (a) $20,275,560  aggregate principal amount of promissory notes convertible into 1,203,242 shares of common stock (259,930) of such shares are issuable upon conversion of the “Series B-1 Note” and its additional convertible note issued September 1, 2010 at a fixed conversion price of $11.25850 per share, and, by virtue of the public offering of our shares on May 7, 2010, 943,312 of such shares are issuable upon conversion of the “Series B-2 Note” and its additional convertible note issued September 1, 2010 for payment in kind of interest accruing under the Series B-2 Note at 8% from the period March 19, 2010 to August 31, 2010, all at a conversion price of $18.39172 per share (but does not include the additional convertible note issued the same date for payment in kind of interest accruing under the Series B-2 Note at 2% over the same period, subject to stockholder approval).; (b) warrants exercisable, by virtue of the public offering of our shares on May 7, 2010, into 293,610 shares of common stock at $18.39172 per share and (c) options to purchase up to 625 shares of common stock. The Series B-2 Notes and the warrants are subject to weighted-average anti-dilution adjustments for issuances below the current conversion and exercise prices and were accordingly adjusted on account of the public offering of 534,000 of our shares of common stock on May 7, 2010. Parties related to Perseus Partners VII, L.P. include Perseus Partners VII GP, L.P., Perseus Partners VII GP, L.L.C., Perseus L.L.C., and Perseuspur, L.L.C. Frank H. Pearl indirectly controls Perseus Partners VII, L.P.  The foregoing information has been derived in part from a Schedule 13D filed by Perseus Partners VII, L.P. on March 9, 2009, as amended on May 21, 2010. The address of Perseus Partners VII, L.P. is c/o Perseus, L.L.C., 2099 Pennsylvania Avenue, NW, Ninth Floor, Washington, D.C. 20006.

(13)
Includes 288,289 shares of common stock which Goldman Capital Management Inc. owns directly and indirectly through related entities, including without limitation the Goldman Capital Management Money Purchase Plan dated 12/23/87. The foregoing information has been derived in part from a Schedule 13F-HR filed by Goldman Capital Management on October 28, 2009 and from information obtained from the investor on December 22, 2009. The address of Goldman Capital Management is 320 Park Avenue, New York, New York 10022.

(14)
Corsair Capital Management LLC is deemed to own 256,411 shares of common stock held through the following affiliates: Corsair Capital Partners LP owns 211,539 shares of common stock; Corsair Capital Investors, Ltd. owns 26,667 shares of common stock, and Corsair Capital Partners 100, L.P. owns 18,206 shares of common stock. The address of Corsair Capital Management LLC is 350 Madison Avenue, Ninth Floor, New York, NY 10017.

(15)
Leap Tide Management Inc. owns 210,063 shares of common stock. The foregoing information has been derived in part from a Schedule 13G filed on February 16, 2010. The address of Leap Tide Management Inc. is 10451 Mill Run Circle, Suite 400, Owings Mills, MD 21117.

(16)
Charles L. Frischer owns 155,479 shares of common stock, of which he holds 151,851 directly and 3,628 through a family partnership. Abigail Francis, who is Mr. Frischer’s spouse, owns 5,000 shares directly . Each spouse disclaims ownership in the other spouse’s direct holdings, but each spouse claims beneficial ownership in the 3,628 shares owned by the partnership. The foregoing information has been derived from a Schedule 13D filed by Mr. Frischer on May 17, 2010. The address of Mr. Frischer is 803 Prospect Street, Seattle, WA 98012,

(17)
LB I Group Inc. is a wholly-owned subsidiary of Lehman Brothers Inc, which is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. LB I Group Inc. owns 146,694 shares of common stock and warrants which became exercisable on May 15, 2007 to purchase up to 21,292 shares of common stock but which cannot be exercised if LBI owns more than 4.999% of our stock. The foregoing information has been derived from a Schedule 13G/A filed on behalf of LB I Group, Inc. on February 13, 2008. The address of LB I Group is 745 Seventh Avenue, New York, New York 10019.

(18)
Includes 15,167 shares of common stock. Mr. O’Donnell was a director, the President and Chief Executive Officer of the Company until July 2, 2009. Mr. O’Donnell’s address is c/o PhotoMedex, Inc., 147 Keystone Drive, Montgomeryville, PA 18936.

(19)
Includes 342,428 unrestricted shares of common stock and 20,144 restricted shares of common stock and vested options to purchase 40,165 shares of common stock. Does not include options to purchase up to 18,184 shares of common stock, which may vest more than 60 days after September 23, 2010.

Equity Compensation Plan Information

The following table provides information as of September 23, 2010 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

PLAN CATEGORY [Missing Graphic Reference]	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a) [Missing Graphic Reference]	WEIGHTED AVERAGE EXERCISE PRICE PER SHARE OF OPTIONS, WARRANTS AND RIGHTS ($) (b) [Missing Graphic Reference]	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c) [Missing Graphic Reference]
Equity compensation plans approved by security holders (1)	140,047	45.45	62,526(2)

Equity compensation plans not approved by security holders (3)	504	77.70	0

Total	140,541	45.26	62,526

(1)          Consists of the Company’s 2005 Equity Compensation Plan and the Amended and Restated 2000 Non-Employee Director Stock Option Plan, and the following frozen plans: the Company’s 2005 Investment Plan, the ProCyte Corporation 1989 Restated Stock Option Plan, the ProCyte Corporation 1991 Restated Stock Option Plan for Non-Employee Directors, as amended and the ProCyte Corporation 2004 Stock Option Plan.

(2)          Includes 57,004 shares of common stock available for future issuance under the 2005 Equity Compensation Plan and 5.522 shares available for future issuance under the Amended and Restated 2000 Non-Employee Director Stock Option Plan. No additional shares will be awarded under the 2005 Investment Plan.

(3)           Consists of shares not within a compensation plan and not otherwise approved by security holders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of September 23, 2010, Messrs. Michael R. Matthias and Jeffrey P. Berg, shareholders in Baker & Hostetler LLP, outside counsel to us in certain litigation, held in the aggregate 1,034 shares of our common stock. Messrs. Matthias and Berg acquired such shares through the exercise of stock options that they accepted from us in exchange for legal services performed from July 1998 to May 2000.

On February 27, 2009, we issued Convertible Notes in an aggregate principal amount of $18  million to the Investor. This Convertible Note was initially convertible into 581,225 shares of our common stock at a conversion price of $30.96912 per share, reflecting the 1-for-6 reverse split on February 3, 2010. In connection with the issuance of this Convertible Note, we also issued to the Investor a warrant to purchase 174,368 shares of our common stock at price per share of $30.96912. On September 1, 2009, as payment of interest in kind, we issued a second Convertible Note in an aggregate principal amount of $720,000 to this same Investor, which Convertible Note was initially convertible into 23,249 shares of our common stock at a conversion price of $30.96912 per share. On March 1, 2010, as payment of interest in kind, we issued two additional Convertible Notes in an aggregate principal amount of $748,800. These Convertible Notes were initially convertible into an aggregate of 33,869 shares of our common stock at a conversion price of $22.10844 per share. Following the amendments to the Convertible Notes on account of the bridge financing which we effected on March 19, 2010 and the public offering which we effected on May 7, 2010, the Convertible Notes are, as of September 23, 2010, convertible into 1,159,270 shares, of which 248,737 are convertible at $11.25850 per share and 910,533 are convertible at $18.39172 per share. The warrant is now exercisable for 293,610 shares of our common stock at an exercise price of $18.39172 per share. We issued on September 1, 2010 two additional Convertible Notes, one for $126,018 and convertible into 11,193 shares at $11.25850 per share, and the other for $602,866 (representing 8 percentage points of the stated interest rate of 10%) and convertible into 32,779 shares at $18.39172 per share.  The balance of the interest (2 percentage points) will be paid, at the agreement of the Investor, in cash or, if the stockholders approve Proposal No. 6, in an additional Convertible Note in the amount of $150,716 and convertible into 8,194 shares of common stock.

The Investor is the holder of the Convertible Notes and related warrant described above. Assuming the stocholders timely approve the proposal to allow the Company to pay all interest under Series B-2 Note with the use of additional convertible notes, then the Investor is deemed to own, beneficially, approximately 35.2% of our voting securities. In addition, the Investor has the right to appoint a director, and in certain circumstances an additional director, to our Board of Directors and has certain approval and negative control rights.

Messrs. Denby and Sight and Goldman Capital Management Inc., each holding at least 5% of the Company, purchased 25,000, 25,000, and 50,000 shares of our common stock, respectively, in our May 2010 common stock offering.

We also have entered into an indemnification agreement with each of our directors pursuant to which we have agreed to indemnify each director against claims brought against them in their capacities as directors of PhotoMedex. These indemnification agreements also require us to maintain directors’ and officers’ liability insurance for our directors.

We believe that all transactions with our affiliates have been entered into on terms no less favorable to us than could have been obtained from independent third parties. We intend that any transactions with officers, directors and 5% or greater stockholders will be on terms no less favorable to us than could be obtained from independent third parties and will be approved by a majority of our independent, disinterested directors and will comply with the Sarbanes-Oxley Act of 2002, as amended, and other securities laws and regulations.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

We currently have eight (8) members on our Board of Directors.

These eight nominees, if elected at the Meeting, will hold office until the next annual meeting or until their successors are qualified, subject to their prior death, resignation or removal. There are no family relationships among any of our directors and executive officers. In the absence of instructions to the contrary, shares of common stock represented by properly executed proxies will be voted for the eight (8) nominees listed herein below, all of whom are recommended by our Board of Directors and who have consented to be named and to serve if elected.

In the event that any nominee recommended by the Nominations and Corporate Governance Committee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Our Board of Directors knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the Record Date, and is based in part on information furnished by the nominees and in part from our records.

Pursuant to the terms of the Securities Purchase Agreement, the Investor has the right to designate one person to be appointed to our Board of Directors. In addition, we agreed with the Investor that for so long as the Investor holds a specified amount of our securities, the Investor will have the right to approve an additional person to be appointed to our Board of Directors that is a qualified independent director, in accordance with the applicable Nasdaq listing standards.  Under the Securities Purchase Agreement, we were not permitted to increase the size of our Board of Directors to have more than seven members. The Investor designated one director, but the director, at the Investor’s request, resigned from the Board. The Investor also approved a member who joined the Board in 2009 as a qualified independent director. We have requested, and the Investor has consented, that we may increase the number of members on the Board to eight and may continue at such number until such time as the Investor acts on its continuing right under the Securities Purchase Agreement to designate a member for election or appointment to the Board. Upon such designation, we shall take all such actions as are necessary to cause the Board to consist of only seven members, including the member designated by the Investor, even if that should necessitate the resignation of then-incumbent members of the Board. Each incumbent member of the Board has agreed that in such an eventuality, the Chairman may determine which members may be obliged to resign.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a plurality of votes of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to elect the directors nominated above. That means the eight (8) nominees will be elected if they receive more affirmative votes than any other nominees.

Our Board of Directors unanimously recommends a vote FOR each nominee.

Richard J. DePiano
James W. Sight
Dennis M. McGrath
David W. Anderson
Stephen P. Connelly
Paul J. Denby
Leonard L. Mazur
Alan R. Novak

Information with respect to each individual currently serving as a director of the Company is provided in the section entitled “Directors, Executive Officers and Corporate Governance.”

Our Board of Directors unanimously recommends a vote “FOR” the election of the directors listed herein.

PROPOSAL NO. 2 – REINCORPORATION IN NEVADA

The Board of Directors has unanimously adopted a resolution seeking stockholder approval of a grant of discretionary authority to the Board of Directors until December 30, 2010 (a) to change our state of incorporation from Delaware to Nevada, which we refer to as the “Reincorporation,” or (b) to determine not to proceed with the Reincorporation.

The primary rationale for possibly reincorporating in Nevada is that the franchise tax that we annually pay the State of Delaware for organizing the Company under the laws of that State is projected to grow in 2011 from less than $20,000 to more than $150,000. The increase will result principally from two factors: the increase in our authorized shares on February 3, 2010 from 21, 428,571 shares to 35,000,000 shares; and the decrease in our outstanding shares on February 3, 2010 from 13, 428,940 shares to 2,772,637 shares due to the 1-for-6 reverse split, with some offset due to our secondary offering May 2010. These two factors dilute the savings we have enjoyed in the past from an alternate method of calculating the tax (the “assumed par value” method).  By contrast, the cost in Nevada would be $275.

Reincorporation would be effected through the merger of the Company into a newly formed Nevada corporation that is a wholly-owned subsidiary of the Company, which we refer to as “PhotoMedex Nevada,” pursuant to an Agreement and Plan of Merger, or “merger agreement,” in substantially the form attached as Appendix A to this Proxy Statement. Upon completion of the merger, PhotoMedex Nevada will be the surviving corporation and will continue to operate our business under the name “PhotoMedex, Inc” unless we subsequently change the name of the company. In this section, we refer to the Company before the Reincorporation as “the Company” and after the merger as “PhotoMedex Nevada.” In connection with the Reincorporation, if effected:

• There will be no change in our business, management, employees, headquarters, benefit plans, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation, which we expect to be immaterial);

• The directors and officers of the Company prior to the Reincorporation will hold the same respective positions with PhotoMedex Nevada following the Reincorporation, and there will be no substantive change in employment agreements for executive officers or in other direct or indirect interests of the current directors or executive officers of the Company; and

• Your shares of common stock of the Company will automatically be converted into an equivalent number of shares of common stock of PhotoMedex Nevada and the Company will apply to have shares of its common stock listed on the Nasdaq under the same symbol (PHMD). YOU WILL NOT NEED TO EXCHANGE YOUR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF PHOTOMEDEX NEVADA.

Upon completion of the Reincorporation, the authorized capital stock of PhotoMedex Nevada will consist of 35 million shares of common stock, $0.01 par value, which is identical to the existing authorized capital stock of the Company.

Reasons for the Reincorporation

Our Board of Directors has unanimously adopted a resolution seeking stockholder approval of a grant of discretionary authority to the Board of Directors until December 30, 2010: (a) to change our state of incorporation from Delaware to Nevada, which we refer to as the “Reincorporation,” or (b) to determine not to proceed with the Reincorporation. The Board of Directors  believes that the best interests of the Company and its stockholders may be served by changing our state of incorporation from Delaware to Nevada. Primarily, the Reincorporation would eliminate our obligation to pay the annual Delaware franchise tax which would result in significant savings to us over the long term. For 2011, based on 2010 activity in our capital stock account and assuming that we opted to remain in Delaware, we could be required to pay as much as $165,000 in annual franchise fees to the State of Delaware. Should we reincorporate in the State of Nevada, our annual filing fee and annual license in the State of Nevada would be insignificant.

Potential Disadvantages and Considerations of Reincorporation

A potential disadvantage of reincorporating from Delaware to Nevada is that Delaware for many years has followed a policy of encouraging incorporation in that State and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Because Nevada case law concerning the effects of its statutes and regulations is more limited, the Company and its stockholders may experience less predictability with respect to legality of corporate affairs and transactions and stockholders’ rights to challenge them. With that said, it appears that Nevada is emulating, and in certain cases surpassing, Delaware in creating a corporation-friendly environment.

Before we change our charter state to Nevada, we must give 30 days’ prior written notice to our secured creditors, including without limitation the Investor, and thus allow them to timely file new financing statements in Nevada in place of Delaware. We are, however, not obliged to secure the consent of our secured creditors. On the other hand, under Section 5.7 of the Securities Purchase Agreement with the Investor, the Company and its Board shall take all action necessary to ensure that no state takeover statute or similar statue or regulation is or becomes applicable to the Securities Purchase Agreement or any related document or transaction, and if any state takeover statute or similar statute or regulation becomes applicable to that Agreement or any other related document, the Company and its Board shall take all action necessary to ensure that the transactions contemplated by such Agreement and documents may be consummated as promptly as practicable on the terms contemplated by the Agreement and other related documents and otherwise to minimize the effect of such statute or regulation or the transactions contemplated by the Agreement and the related documents.   In faith to this undertaking, we have endeavored to retain the same basic takeover provisions in our articles of incorporation and by-laws under a Nevada charter as we have under our Delaware charter, and have opted out of other statutory takeover provisions as we are allowed under Nevada statutes and regulations.  We are opting out of NRS Sections 78.378 to 78.3793, Acquisition of Controlling Interest, as these provision may negatively impact the Company’s business opportunities.  Similarly, we have endeavored to retain the current provisions in our By-Laws concerning Board composition in order to honor the Investor’s right to appoint a member to the Board.

Principal Features of the Reincorporation — The Merger Agreement

The Reincorporation would be effected through the merger of the Company with and into PhotoMedex Nevada, a newly formed Nevada corporation that will be a wholly-owned subsidiary of the Company, pursuant to the merger agreement. Prior to the merger, PhotoMedex Nevada will have no material assets or liabilities and will not have carried on any business. Upon completion of the merger, PhotoMedex Nevada will succeed to the assets and liabilities of the Company and will continue to operate our business under the name “PhotoMedex, Inc.” unless we subsequently change that name. The merger agreement is attached to this proxy statement as Appendix A.

Prior to the merger, PhotoMedex Nevada will have 10 shares of common stock issued and outstanding held by the Company, with only minimal capital. Upon completion of the merger, each outstanding share of common stock of the Company will be automatically converted into one share of common stock of PhotoMedex Nevada. In addition, all outstanding warrants and options exercisable for shares of the Company’s common stock will be automatically converted into comparable warrants and options of PhotoMedex Nevada. The terms of the merger agreement will provide that the ten outstanding shares of outstanding common stock of PhotoMedex Nevada held by the Company will be cancelled upon the effectiveness of the merger, with the result that the Company’s current stockholders will be the only stockholders of the surviving corporation.

Subject to obtaining requisite stockholder approval for the Reincorporation, the merger will become effective by the filing of articles of merger with the Nevada Secretary of State and a certificate of merger and the plan of merger with the Delaware Secretary of State. We expect that the Delaware Secretary of State will insist that the Company clears its accrued franchise tax for 2010 before allowing a filing of the certificate of merger. Upon the effectiveness of the merger, the articles of incorporation and the bylaws of PhotoMedex Nevada, in substantially the forms attached as Appendices B and C to this Proxy Statement, respectively, will govern corporate operations and activities of the surviving corporation.

You will not have to take any action to exchange your stock certificates as a result of the merger. The current certificates representing shares of the Company’s common stock will automatically represent an equal number of shares of PhotoMedex Nevada’s common stock following the Reincorporation. New certificates with a new CUSIP number representing shares of PhotoMedex Nevada common stock will be available for any stockholder desiring to make an exchange and for all new issuances.

Differences between Delaware and Nevada Law

The rights of the Company’s stockholders are currently governed by Delaware law and the Company’s certificate of incorporation and bylaws. The merger agreement provides that, at the effective time of the merger, the separate corporate existence of the Company will cease and the former stockholders of the Company will become stockholders of PhotoMedex Nevada. Accordingly, after the effective time of the merger, your rights as a stockholder will be governed by Nevada law and the articles of incorporation and bylaws of PhotoMedex Nevada. The statutory corporate laws of the State of Nevada, as governed by the Nevada Revised Statutes, are similar in many respects to those of Delaware, as governed by the Delaware General Corporation Law. However, there are certain differences that may affect your rights as a stockholder, as well as the corporate governance of the corporation, if the Reincorporation is consummated. The following are summaries of material differences between the current rights of stockholders of the Company and the rights of stockholders of PhotoMedex Nevada following the merger.

The following discussion is a summary. It does not give you a complete description of the differences that may affect you. You should also refer to the Nevada Revised Statutes, as well as the forms of the articles of incorporation and the bylaws of PhotoMedex Nevada, which are attached as Appendices B and C, respectively, to this Proxy Statement, and which will come into effect concurrently with the effectiveness of the Reincorporation merger as provided in the merger agreement. In this section, we use the term “charter” to describe either the certificate of incorporation under Delaware law or the articles of incorporation under Nevada law.

General. As discussed above under “Potential Disadvantages of the Reincorporation,” Delaware for many years has followed a policy of encouraging incorporation in that State and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Because Nevada case law concerning the governing and effects of its statutes and regulations is more limited, the Company and its stockholders may experience less predictability with respect to legality of corporate affairs and transactions and stockholders’ rights to challenge them.

Removal of Directors. Under Delaware law, directors of a corporation without a classified board may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors. Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause.

Limitation on Personal Liability of Directors. Under Navada law it is not necessary to adopt provisions in the Articles of Incorporation limiting personal liability as this limitation is provided by statute. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. The Company’s current certificate of incorporation currently limits the liability of the Company’s directors to the fullest extent permitted by law.

While Nevada law has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in three respects. First, the Nevada provision applies to both directors and officers. Second, while the Delaware provision excepts from limitation on liability a breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Third, Nevada law expressly excludes directors and officers from liabilities owed to creditors of the corporation. Thus, the Nevada provision expressly permits a corporation to limit the liability not only of directors, but also of officers, and permits limitation of liability arising from a breach of the duty of loyalty and from obligations to the corporation’s creditors.
The Articles of Incorporation for Photomedex-Nevada provide for limitations of liability of directors and officers to the fullest extent permitted by Nevada law.

Indemnification of Officers and Directors and Advancement of Expenses. Although Delaware and Nevada law have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents, Delaware and Nevada law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provide for mandatory advancement. Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.

Action by Written Consent of Directors. Both Delaware and Nevada law provide that, unless the articles or certificate of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent to the action in writing.

Actions by Written Consent of Shareholders. Both Delaware and Nevada law provide that, unless the articles or certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote consent to the action in writing. Delaware law requires a corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Nevada law does not require notice to the stockholders of action taken by less than all of the stockholders.  The Bylaws of PhotoMedex-Nevada do not provide for action by written consent of the shareholders.

Dividends. Delaware law is more restrictive than Nevada law with respect to when dividends may be paid. Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists. out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Nevada law provides that no distribution (including dividends on, or redemption or repurchase of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred shareholders.

Restrictions on Business Combinations. Both Delaware and Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under Delaware law, a corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time the stockholder became an interested stockholder, unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least two-thirds of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Delaware law defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.

Nevada law regulates business combinations more stringently. Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. In addition, combinations with an interested stockholder remain prohibited for three years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements. As in Delaware, a Nevada corporation may opt out of the statute with appropriate provisions in its articles of incorporation.

Special Meetings of the Shareholders. Delaware law permits special meetings of shareholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special shareholder meeting. Nevada law permits special meetings of shareholders to be called by the entire board of directors, any two directors, or the President, unless the articles of incorporation or bylaws provide otherwise. The current Nevada Bylaws of PhotoMedex-Nevada, unlike those of PhotoMedex-Delaware, do not provide the right of the shareholders holding 66 2/3% of the voting power to call a special meeting.

Annual Meetings Pursuant to Petition of Stockholders. Delaware law provides that a director or a stockholder of a corporation may apply to the Court of Chancery of the State of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors instead of an annual meeting for a period of 30 days after the date designated for the annual meeting or, if there is no date designated, within 13 months after the last annual meeting. Nevada law is more restrictive. Under Nevada law,  stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected. The reincorporation may make it more difficult for our stockholders to require that an annual meeting be held without the consent of the board of directors.

Adjournment of Shareholder Meetings. Under Delaware law, if a meeting of shareholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. Under Nevada law, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

Duration of Proxies. Under Delaware law, a proxy executed by a shareholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under Nevada law, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years. Nevada law also provides for irrevocable proxies, without limitation on duration, in limited circumstances.

Shareholder Vote for Mergers and Other Corporate Reorganizations. Delaware law requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. A Nevada corporation may provide in its articles of incorporation that the corporation may sell, lease or exchange all or substantially all of its assets upon approval by the board of directors without the requirement of shareholder approval. Currently, no such provision is contemplated to be contained in the PhotoMedex Nevada articles of incorporation. Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Nevada law does not require a shareholder vote of the surviving corporation in a merger under substantially similar circumstances.

Increasing or Decreasing Authorized Shares. Nevada law allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in the class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any such class or series of the corporation’s shares without a vote of the shareholders, so long as the action taken does not change or alter any right or preference of the shareholder and does not include any provision or provisions pursuant to which only money will be paid or scrip issued to shareholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares. Delaware law contains no such similar provision.

Shareholder Inspection Rights. Under Delaware law, any shareholder or beneficial owner of shares may, upon written demand under oath stating the proper purpose thereof, either in person or by attorney, inspect and make copies and extracts from a corporation’s stock ledger, list of shareholders and its other books and records for any proper purpose.  Under Nevada law, certain shareholders have the right to inspect the books of account and records of a corporation for any proper purpose.  The right to inspect the books of account and all financial records of a corporation, to make copies of records and to conduct an audit of such records is granted only to a Shareholder who owns at least 15% of the issued and outstanding shares of a corporation, or who has been authorized in writing by the holders of at least 15% of such shares.  A Nevada Corporation may require a shareholder to furnish the corporation with an affidavit that such inspection is for a proper purpose related to his or her interest as a shareholder of the corporation.

Certain Federal Income Tax Consequences of the Reincorporation

The Company intends the Reincorporation to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the Reincorporation qualifies as a tax-free reorganization, the holders of the Company’s common stock will not recognize any gain or loss under the Federal tax laws as a result of the occurrence of the Reincorporation, and neither will the Company or PhotoMedex Nevada. Each stockholder will have the same basis in PhotoMedex Nevada’s common stock received as a result of the Reincorporation as that holder has in the corresponding common stock of the Company held at the time the Reincorporation occurs. Each holder’s holding period in PhotoMedex Nevada’s common stock received as a result of the Reincorporation will include the period during which such holder held the corresponding common stock of the Company at the time the Reincorporation occurs, provided the latter was held by such holder as a capital asset at the time of consummation of the Reincorporation.

This Proxy Statement only discusses U.S. federal income tax consequences and has done so only for general information. It does not address all of the federal income tax consequences that may be relevant to particular stockholders based upon individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. This Proxy Statement does not address the tax consequences under state, local or foreign laws.

This discussion is based on the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this Proxy Statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. The Company has neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences discussed above.

You should consult your own tax advisor to determine the particular tax consequences to you of the Reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

Consequences if this Proposal No. 2 is Not Approved

If we do not implement the Reincorporation, then we will incur significant increases to our Delaware franchise tax, with no significant increase in benefit from remaining chartered in Delaware.

Consequences if this Proposal No. 2 is Approved

If this Proposal No. 2 is approved, we will be able to avoid significant ongoing franchise taxes and thus preserve cash vital to achieving our business plan.

Accounting Consequences

We do not anticipate that any significant accounting consequences would arise as a result of the Reincorporation.

Appendices Relating to this Proposal No. 2

The form of the Merger Agreement of PhotoMedex Delaware into PhotoMedex Nevada, the Articles of Incorporation of PhotoMedex Nevada and the Bylaws of PhotoMedex Nevada are attached to this Proxy Statement as Appendices A, B and C respectively.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the issued and outstanding shares of our common stock is required to approve this Proposal No. 2.

Our Board of Directors unanimously recommends a vote “FOR” approval of the grant of discretionary authority to the Board of Directors until December 30, 2010 to reincorporate the Company in Nevada.

PROPOSAL NO. 3 – AMENDMENTS TO 2005 EQUITY COMPENSATION PLAN

Our Board of Directors previously adopted the PhotoMedex, Inc. 2005 Equity Compensation Plan (the “2005 Equity Plan”), to provide for the grant of options, stock appreciation rights, stock purchase rights, stock awards and unrestricted shares to employees and certain consultants and advisors. Recently, our Board of Directors unanimously adopted resolutions approving, subject to approval by our stockholders, the amended and restated 2005 Equity Plan, which increases the number of shares of common stock reserved for issuance under the Plan from 194,285 shares (on a post 1-for-6 reverse split basis) to 650,000 shares; increases the number of shares for which any one participant may receive awards in any one calendar year to 200,000 shares; amends the provisions relating to the grant of performance-based stock awards that are designed to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (referred to in this Proposal as the “Code”); expands the individuals eligible to receive awards under the 2005 Equity Plan to include non-employee members of our Board of Directors; and allows for an exchange of certain outstanding stock options pursuant to a one-time exchange offer described in more detail in Proposal No. 5 (Option Exchange). The amended and restated 2005 Equity Plan is effective August 3, 2010 provided that the amendments are subject to approval by our stockholders. If Proposal No. 2 is approved and the Company is reincorporated in Nevada, the shares authorized under the Plan will be shares in PhotoMedex Nevada.

The 2005 Equity Plan was originally adopted by the Board of Directors on November 9, 2005 and approved by the stockholders on December 28, 2005. At our 2009 annual meeting of stockholders, our stockholders approved an increase of the number of shares reserved for issuance from the 2005 Equity Plan to 194,285 shares, after giving effect to our 1-for-7 reverse stock split on January 26, 2009 and the 1-for-6 reverse split on February 3, 2010. Judging that the number of shares authorized to this Plan was insufficient, the Board of Directors voted to increase the shares authorized under the Plan to 650,000. Under the 2005 Equity Plan as of August 3, 2010, the following awards remain outstanding: options to purchase 102,139 shares of our common stock, and other stock-based awards covering 35,143 shares. There remain 57,004 shares that are available for grant under the 2005 Equity Plan. If the proposed amendment to the 2005 Equity Plan is approved, non-employee members of our Board of Directors will be eligible to receive discretionary awards under the 2005 Equity Plan, and will continue to be eligible to receive awards under the Non-Employee Director Plan.

Our Board of Directors believes that the number of shares currently available for issuance under the 2005 Equity Plan is not sufficient in view of our compensation structure and strategy. This will be important to our growth strategy to have sufficient shares available for issuance in connection with internal growth as well as through external growth through acquisitions. Our Board of Directors has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation in lieu of cash compensation. In addition, our Board of Directors believes that we need additional shares available under our 2005 Equity Plan for use in connection with our acquisition strategy, as well as retaining and motivating our management in connection with successful acquisitions. Consistent with this purpose, the Board of Directors approved, subject to this Proposal No. 3 being approved by the stockholders, the award of 100,000 shares of restricted stock under the 2005 Equity Plan to each of Mr. McGrath and Mr. Stewart. Each award will vest ratably over the ensuing ten years. If the employment of Mr. McGrath or Mr. Stewart is terminated by the Company other than for cause and other than in connection with a change of control, then one-half of the unvested shares will immediately vest in full and the balance will be forfeited. But if there is a change of control and the acquirer chooses not to continue the employ of Mr. McGrath or Mr. Stewart, then all unvested shares will immediately vest in full. If the acquirer chooses to continue the employ of Mr. McGrath and Mr. Stewart, then the unvested shares will continue to vest, but over a period of no more than 36 months.

Furthermore, our Board of Directors believes that the current limitation on the number of shares for which any participant may receive awards under the 2005 Equity Plan is not sufficient in view of our compensation structure and strategy and has approved our increase in the annual limit to 200,000 shares.  Attracting and retaining the highest quality management is vital to our success and would be furthered by the ability to grant substantial equity awards as the need arises.

Also, our Board of Directors believes that our interests and the interests of our stockholders will be advanced if we have the flexibility to expand the performance criteria upon which stock awards qualifying as performance-based compensation under Section 162(m) of the Code may be granted to include performance metrics relating to the market capitalization of the Company.

In addition, our Board of Directors believes that the interests of the Company and our stockholders will be advanced if we have the ability to offer discretionary equity awards, including stock options, stock appreciation rights, stock awards and stock purchase rights to non-employee members of our Board of Directors under the 2005 Equity Plan.  This will allow the non-employee members of our Board of Directors to be eligible to receive various types of equity awards, rather than being restricted to receiving only cash in payment for retainers, and only stock options under the Company’s Amended and Restated 2000 Non-Employee Director Stock Option Plan. Indeed, if this Proposal No. 3 is approved by the stockholders, the Company intends to settle outstanding fees of $289,500 as of August 3, 2010 which are owed to its independent directors, by means of shares of its common stock at the higher of the closing price of our stock on the date of settlement or an agreed value of $8.00 per share.

Finally, our Board of Directors believes that the amendment to allow a one-time option exchange  will further the purposes of the 2005 Equity Plan of retaining the best personnel, providing incentives to employees and service providers and promoting the success of the Company. The proposed mechanics of such an exchange program are set forth in Proposal No. 5.

The material terms of the 2005 Equity Plan are summarized below. A copy of the 2005 Equity Plan, as amended and restated effective December 22, 2009, is attached to this Proxy Statement as Appendix D. This summary of the 2005 Equity Plan is not intended to be a complete description of the 2005 Equity Plan and is qualified in its entirety by the actual text of the 2005 Equity Plan.

Following is a brief description of the 2005 Equity Plan:

General Purpose. The general purposes of the 2005 Equity Plan is to establish incentives designed to attract, recognize, reward and retain competent executives and key employees, as well as independent consultants, whose performance, contribution and skills are critical to us, and to promote the increased ownership of common stock among our executives and key employees in order to increase their proprietary interest in our business.

Shares. We have reserved for issuance up to 650,000 shares of common stock under the 2005 Equity Plan. If shares of common stock are forfeited for any reason, prior to the lapsing of the applicable restrictions, the forfeited shares will become available for new awards in accordance with the terms of the 2005 Equity Plan. If any award granted under the 2005 Equity Plan for any reason expires or otherwise terminates without having vested in full, the common stock not vested under such award will again become available for new awards under the 2005 Equity Plan.

No participant in the 2005 Equity Plan may be granted stock options or stock appreciation rights for more than 200,000 shares of common stock per calendar year.  This share limitation will assure that any deductions to which we would otherwise become entitled upon the exercise of stock options or stock appreciation rights granted under the 2005 Equity Plan with an exercise price per share of the common stock on the grant date or the vesting of other stock-based awards under the 2005 Equity Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Code.

Administration. The 2005 Equity Plan is administered by the Plan Committee established by our Board of Directors. The Plan Committee will consist of at least three members, each of whom will be a non-employee director, as such term is defined under Rule 16b-3 of the Exchange Act, will qualify as an outside director, for purposes of Section 162(m) of the Code and will comply with the listing standards of the primary trading market or securities exchange on which the common stock then trades.  Notwithstanding the foregoing, any discretionary awards to non-employee members of our Board of Directors will be approved by a disinterested majority of our entire Board of Directors.

The terms and conditions of each award will be determined by the Plan Committee, in its sole and absolute discretion, and may change from time to time. Subject to the terms and conditions of the 2005 Equity Plan, the Plan Committee will have the sole authority to: (a) interpret conclusively the provisions of the 2005 Equity Plan and decide all questions of fact arising in its application; (b) adopt, amend and rescind rules and regulations relating to the 2005 Equity Plan; (c) determine the executive and other key employees, as well as independent consultants, to whom awards may be made and the timing, method and amount of each such award; and (d) make any other determinations, exercise such powers and perform such acts the Plan Committee deems necessary or advisable.

Eligibility. All employees, including officers, employee directors, non-employee directors and consultants are eligible to receive awards under the 2005 Equity Plan. However, the Plan Committee will have sole and absolute discretion to determine the persons to whom awards will be made.

Stock Options.  The Plan Committee may grant incentive stock options (“ISOs”) under Section 422 of the Code or non-qualified stock options (“NSO”). Except for ISOs granted to stockholders possessing more than ten percent (10%) of the total combined voting power of all classes of the securities of the Company or its subsidiaries to whom such ownership is attributed on the date of grant (“Ten Percent Stockholders”), the exercise price of each ISO and NSO cannot be less than 100% of the fair market value of our common stock on the date the option is granted. ISOs granted to Ten Percent Stockholders must be at an exercise price of not less than 110% of the fair market value. ISOs and NSOs will vest in accordance with a schedule set by the Plan Committee. If the Plan Committee does not set a schedule, ISOs and NSOs will vest annually over a five-year period. The term of an option cannot exceed ten years from the date of grant, except if an ISO is granted to Ten Percent Stockholder, the term cannot exceed five years from the date of grant.

The exercise price for any option is generally payable (a) in cash or check, (b) in shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price, (c) by other consideration received through a cashless exercise program permitted by the Plan Committee, (d) a reduction of the Company’s liabilities to the participant in any Company-sponsored deferred compensation program, or (e) any combination of the above methods. The 2005 Equity Plan also includes a net exercise provision as a form of consideration so that a participant is not required to make a cash payment for the exercise but is instead able to receive a net number shares.

Stock Appreciation Rights. The Plan Committee may grant stock appreciation rights (“SARs”) to anyone eligible to participate under the 2005 Equity Plan. Each SAR granted under the 2005 Equity Plan will entitle the holder upon the exercise of the SAR to receive from the Company an amount equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the base amount set forth on the date of grant. Such payment to the participant will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Plan Committee. The Plan Committee will determine the period when each SAR vest and become exercisable, the base amount for each SAR, and whether the SAR will be granted in connection with, or independent of, options. A SAR granted in connection with an option (tandem SAR) will have a base amount equal to the related option. If a SAR is not granted in connection with an option, the base amount will be equal to or greater than the fair market value of our common stock on the date the SAR is granted.

Stock Purchase Rights and Unrestricted Stock. The Plan Committee may award to a participant the right to purchase shares of our common stock. The Plan Committee will determine the terms, conditions and restrictions of the stock purchase, including the number of shares and price for such shares. Unless the Plan Committee determines otherwise, we will retain the right to repurchase the shares at the same price paid by the recipient after termination of employment. Our retained repurchase right may lapse annually over a five-year period. The Plan Committee may also award to a participant shares of our common stock with no restrictions.

Stock Awards. The Plan Committee may grant stock awards to a participant under the 2005 Equity Plan. A stock award is an award of our common stock that may be subject to restrictions as our Plan Committee determines. Unless the Committee determines otherwise, the restrictions, if any, will lapse one-third over a three year period starting on the five-year anniversary of the date of grant. Stock awards may also have restrictions based on performance criteria or objectives. Except to the extent restricted under the grant instrument relating to the stock award, a participant will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, unless the Plan Committee determines otherwise.

Qualified Performance-Based Compensation. The 2005 Equity Plan, as amended, enables the Plan Committee to structure a variety of stock awards as qualified performance-based compensation, thereby preserving the deductibility of the compensation expense relating to these awards under Section 162(m) of the Code.

The 2005 Equity Plan, as amended, provides that when the Plan Committee grants stock awards that are intended to constitute “qualified performance-based compensation,” the Plan Committee will establish (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Plan Committee deems appropriate and consistent with the 2005 Equity Plan and Section 162(m) of the Code. The Plan Committee may establish the performance goals in writing either before the beginning of the performance period or soon after the beginning of such period. The performance goals established by the Plan Committee for this purpose will be intended to satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Plan Committee does not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Plan Committee is not prohibited by the provisions of Section 162(m) from reducing the amount of compensation that is payable upon achievement of the designated performance goals.  After the announcement of our financial results for the performance period, the Plan Committee will certify and announce the results for the performance period. If and to the extent that the Plan Committee does not certify that the performance goals have been met, the grants of stock awards for the performance period will be forfeited or will not be made, as applicable.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following objective measures: the price of our common stock, the market capitalization of our common stock (i.e. the price of our common stock multiplied by the number of our shares outstanding), earnings per share, income before taxes and extraordinary items, net income, operating income, revenues, earnings before income tax, EBITDA (earnings before interest, taxes, depreciation and amortization), after-tax or pre-tax profits, operational cash flow, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders’ equity, decreasing or increasing the level in, or increase in all or a portion of, our assets and/or liabilities, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals and cost targets or goals relating to acquisitions or divestitures. The business criteria may relate to the employee’s business unit or our performance as a whole, or any combination of the foregoing, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The Plan Committee may provide, at the time the performance goals are established, that adjustments will be made to the applicable performance goals to take into account, in any objective manner specified by the Plan Committee, the impact of one or more of the following: (i) gain or loss from all or certain claims and/or litigation and insurance recoveries, (ii) the impairment of tangible or intangible assets, (iii) stock-based compensation expense, (iv) extraordinary, unusual or infrequently occurring events reported in our public filings, (v) restructuring activities reported in our public filings, (vi) investments, dispositions or acquisitions, (vii) gain or loss from the disposal of certain assets, (viii) gain or loss from the early extinguishment, redemption, or repurchase of debt, or (ix) changes in accounting principles that become effective during the performance period.

Adjustments. In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the Plan Committee will make adjustments as it deems appropriate in the maximum number of shares of our common stock reserved for issuance as grants, the maximum number of shares of our common stock that any individual participating in the 2005 Equity Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the 2005 Equity Plan, and the price per share or market value of any outstanding grants.

Termination and Amendment. The Board of Directors may terminate or amend the 2005 Equity Plan at any time, except that awards then outstanding will not be adversely affected thereby without the written consent of the respective recipients holding such awards.

Change in Control and Other Events. In the event of a transaction involving our dissolution or liquidation, recipients of options, SARs or stock purchase rights may exercise their rights until 10 days before the transaction. The Plan Committee in its discretion may provide that any restrictions on shares acquired from such exercise will lapse and accelerate. Any rights not exercised by the transaction will terminate immediately before the transaction.

In the event of a change in control all outstanding awards shall become fully exercisable and immediately vested, except in the case of a stock award that is subject to a performance restriction based on the price (the “Milestone Price”) of our common stock. In the absence of other specific provisions attached to an award, our repurchase rights, if any, that are  applicable to such stock award shall lapse with respect to a change in control event only if the price per share to be paid in connection with such change in control event is equal to or greater than the Milestone Price. The unvested balance of such shares shall vest ratably and monthly over the period of time (but not greater than 36 months) that the acquirer in the change in control event contracts for the services of the person who was awarded the stock award. If the acquirer opts not to contract for such services, then the unvested balance of shares shall vest as of the change in control event.

In general terms, a change of control under the Plan occurs:

•	if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

•
if we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent; or

•	if we sell or dispose of all or substantially all of our assets.

In the event of a change in control, awards made under the 2005 Equity Plan are to be assumed, or substituted with equivalent rights, by the successor entity. If the successor entity declines to do so, then each holder of an award shall have not less than 20 days before the consummation of the change in control to exercise his or her rights, and all such rights shall become fully exercisable during such 20-day period.

Performance Measures. The Board of Directors or the Plan Committee will have the power to condition the grant or vesting of awards under the 2005 Equity Plan upon the attainment of performance goals, determined by the Board of Directors or the Plan Committee in their respective sole discretion.

Restrictions on Transfer. In addition to the restrictions set forth under applicable law, the shares of common stock awarded pursuant to the 2005 Equity Plan are subject to the following additional restrictions: (i) stock certificates evidencing such shares will be issued in the sole name of the recipient (but shall be held by us, subject to the terms and conditions of the award) and may bear any legend which the Plan Committee deems appropriate to reflect any rights of repurchase or forfeiture or other restrictions on transfer hereunder or under the award agreement, or as the Plan Committee may otherwise deem appropriate; and (ii) no awards granted under the 2005 Equity Plan may be assignable by any recipient under the 2005 Equity Plan, either voluntarily or by operation of law, except by will or by the laws of descent and distribution or where such assignment is expressly authorized by the terms of the recipient agreement embodying the terms and conditions of the award. Participants are also obliged to comply with our Securities Trading Policy and rules of the Commission.

Stockholder Approval for Qualified Performance-Based Compensation. If stock awards are granted as qualified performance-based compensation under Section 162(m) of the Code, the 2005 Equity Plan must be re-approved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which our stockholders previously approved the 2005 Equity Plan.

Federal Income Tax Consequences. The federal income tax consequences of grants under the 2005 Equity Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to certain grants under the 2005 Equity Plan. This discussion is intended for the information of stockholders considering how to vote at the Meeting and not as tax guidance to participants in the 2005 Equity Plan, as the consequences may vary with the types of grants made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the 2005 Equity Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the recipient holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the recipient.

Exceptions to these general rules arise under the following circumstances:

•
If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the recipient makes a special election to accelerate taxation under Section 83(b) of the Code.

•
If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

•
A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1,000,000 in any year. Qualified performance-based compensation is excluded from the $1,000,000 deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the 2005 Equity Plan will be qualified performance-based compensation. If the amended and restated 2005 Equity Plan is approved by our stockholders, stock awards granted under the 2005 Equity Plan may be designated as qualified performance-based compensation if the Plan Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

We have the right to require that the recipient pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a recipient an amount necessary to satisfy these obligations.

Accounting Treatment

Pursuant to the FASB Accounting Standards Code Topic 718 (formerly Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”)), we will be required to expense all share-based payments, including grants of stock options, stock appreciation rights, stock awards and awards of unrestricted shares under the 2005 Equity Plan.  Accordingly, stock options and stock appreciation rights which are granted to our employees and non-employee members of our Board of Directors and payable in shares of our common stock will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award.  For shares issuable upon the vesting of stock awards granted under the 2005 Equity Plan, we will be required to amortize over the vesting period a compensation cost equal to the fair value of the underlying shares on the date of the award. If the shares subject to any other awards made under the 2005 Equity Plan are unvested at the time the award is made, then the fair value of those shares at that time will be charged to our reported earnings ratably over the vesting period.

New Plan Benefits

           The following table shows, as to certain of the Named Executive Officers and the various other indicated individuals and groups, the dollar value of the benefits awarded and the corresponding number of shares of common stock, subject to stockholder approval of this Proposal No. 3.  Messrs. McGrath and Stewart received 100,000 shares each of our common stock, respectively, subject to stockholder approval of Proposal No. 3 at the

Annual Meeting. If the stockholders approve Proposal No. 3, then non-employee directors will receive 36,188 unrestricted shares of our common stock in satisfaction of accrued but unpaid fees.   The dollar value of the stock awards to the executives and the non-employee directors will be based on an agreed per-share price of $8.00, but for tax purposes, the dollar value will be based on the closing price of our common stock on the date that the stock becomes transferable and free of a substantial risk of forfeiture. For purposes of the table below, we have estimated that value to be the closing price of our common stock on September 23, 2010, namely [$5.61].  The table below does not include shares that may be issued from the 2005 Equity Plan in pursuance of the option exchange program discussed in Proposal No. 5.

2005 Equity Plan

NAME AND POSITION	Dollar Value ($)	Number of Shares of Common Stock
Dennis McGrath, current CEO, former CFO	$561,000	100,000
Michael R. Stewart, COO	$561,000	100,000
Christina L. Allgeier, CFO	0	0
All current executive officers as a group (3 persons)	$1,122,000	200,000
All directors (other than executive officers) as a group (7 persons)	$289,504	36,188
All current employees, excluding consultants but including current officers who are not executive officers, as a group (77 persons)	-	-

The table below shows, as to each of the Named Executive Officers and the various other indicated individuals and groups, the number of shares of common stock subject to options granted under the 2005 Equity Plan during the period January 1, 2008 through December 31, 2009, together with the weighted average exercise price payable per share.

NAME AND POSITION	NUMBER OF OPTION SHARES	WEIGHTED AVERAGE EXERCISE PRICE PER SHARE ($)	NUMBER OF SHARES UNDERLYING STOCK PURCHASE RIGHTS
Dennis McGrath, current CEO, former CFO	12,635	15.81	2,916
Michael R. Stewart, COO	8,360	17.82	1,750
Jeffrey F. O’Donnell, former CEO	4,665	37.38	0
Christina L. Allgeier, CFO	1,190	15.71	0
All current executive officers as a group (3 persons)	22,185	16.57	4,666
All directors (other than executive officers) as a group (0 persons eligible in this period)	0	0	0
All current employees, excluding consultants but including officers who are not executive officers, as a group (67 persons)	22,771	14.75	0

Grants Under the 2005 Equity Plan.  As of September 23, 2010, there were 102,139 shares of our common stock that were subject to outstanding options under the 2005 Equity Plan and 35,143 shares of our common stock were subject to other stock-based awards, Except for the foregoing outstanding grants, it is not possible at present to predict the number and type of grants that will be made or who will receive any other grants under the 2005 Equity Plan after the Annual Meeting. The last reported sale price of a share of our common stock on September 23, 2010, was $[5.61] per share.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required: to approve of the increase in shares reserved under the Plan to 650,000; to increase the number of shares for which any one participant may receive awards in any one calendar year to 200,000; to amend the provisions relating to the grant of performance-based stock awards that are designed to qualify as “qualified performance-based compensation” under Section 162(m) of the Code; to expand the individuals eligible to participate in the 2005 Equity Plan to include non-employee members of our Board of Directors; and to allow for an exchange of certain outstanding stock options in a one-time exchange offer described in more detail in Proposal No. 5 (Option Exchange).

Our Board of Directors unanimously recommends a vote “FOR” each of: the share increase to the 2005 Equity Compensation Plan, the increase to the number of shares for which any one participant may receive awards under the 2005 Equity Compensation Plan in any one calendar year, the amendment to expand the performance criteria upon which stock awards qualifying as performance-based compensation under Section 162(m) of the Code may be granted to include performance metrics relating to the Company’s market capitalization, the amendment to expand the individuals eligible to participate in the 2005 Equity Plan to include non-employee members of our Board of Directors and the amendment to allow for an exchange of certain stock options in a one-time exchange offer described in Proposal No. 5 (Option Exchange).

PROPOSAL NO. 4 - AMENDMENTS TO THE AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Stockholders are being asked to approve amendments to our 2000 Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”): (i)  to change the annual grant from one that allows an option to purchase 834 shares of our common stock to one that allows 1,000 shares of our common stock. unrestricted stock, and (ii) to allow for an exchange of certain outstanding stock options in a one-time exchange offer described in more detail in Proposal No. 5 (Option Exchange).

The Board of Directors adopted resolutions on August 3, 2010 approving the amendment, subject to stockholder approval. The Board of Directors believes that the proposed amendment will bring the Non-Employee Director Plan closer to achieving the purposes for which it was intended – attracting, retaining and motivating directors and creating a long-term mutuality of interest between the directors and stockholders of the Company.

First, the Board of Directors has approved  a change in the form and an increase in the number of shares subject to the annual grant of equity in the Company to be made to each incumbent director as of January 1 of each year. The current plan allows the grant of 834 non-statutory stock options to each member of the Board as of January 1. Given the increase in the number of meetings conducted in 2009 and expected to be conducted in 2010 and thereafter, the Board of Directors has endorsed that the number of shares granted each January 1 should be increased to 1,000 shares, and should be in the form of shares of our common stock, starting January 1, 2011, and  vesting ratably in the calendar quarters in the year of award. If the stockholders do not approve this proposed amendment to increase to the annual grant, then the directors shall continue to be granted options to purchase 834 shares of our common stock.

Second, the decline in the Company’s stock price over previous years has posed a challenge to the overall goal of motivating and retaining our directors.  Many of the options granted in recent years now have exercise prices that are well above the current market price of our stock and, as such, are ineffective as retention or incentive tools for future performance. As of September 23, 2010, options to purchase approximately 43,169 shares of our common stock were outstanding under the Non-Employee Director Plan, of which options to purchase 37,129 shares, or 86%, had an exercise price in excess of $10.00, the threshold price for the exchange program.

If our stockholders do not approve this proposed amendment to the Non-Employee Director Plan, that Plan will not be amended, and no options may be repriced pursuant to the one-time exchange offer described in more detail in Proposal No. 5.

In order to permit the Company to implement exchange offer described in Proposal No. 5 in compliance with the Non-Employee Director Plan and applicable NASDAQ listing rules, our Board of Directors approved these two amendments to such Plan, subject to approval of such amendments by our stockholders. If approved by our stockholders, the amendments will add the following paragraphs as amended Section 7.1 and new Section 14.10, respectively:

“7.1. Grant. Effective as of January 1, 2010, each Eligible Director shall be automatically awarded 1,000 Shares. Notwithstanding anything to the contrary herein, any Eligible Director who is first elected or appointed in 2010 to the Board after the Effective Date shall automatically be awarded, as of the effective date of his or her election (“First Grant Date”), so many Shares as are equal to the product of (i) 25% of 1,000 and (ii) the number of fiscal quarters remaining in the Company’s then current fiscal year (including the quarter in which such director was elected or appointed), subject to the terms of the Plan. As of January 1, 2011 and for each year following January 1, 2011, or the First Grant Date, as the case may be, each Eligible Director shall be automatically granted an Option to purchase 1,000 Shares or (i) 25% of 1,000 and (ii) the number of fiscal quarters remaining in the Company’s then current fiscal year (including the quarter in which such director was elected), subject to the terms of the Plan.”

“14.10 Repricing.  Notwithstanding any other provision of the Plan to the contrary, upon approval of the stockholders of the Company, the Committee may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Options could, at the election of the Participant holding such Option, be tendered to the Company for cancellation in exchange for the issuance of new Options under the Plan or the issuance of new options or other equity awards under another equity plan maintained by the Company, including the issuance of new options covering fewer shares with a lower exercise price.”

Following is a brief description of the Non-Employee Director Plan.  A copy of the Non-Employee Director Plan, as amended, is attached to this Proxy Statement as Appendix E. This summary of the Non-Employee Director Plan is not intended to be a complete description of the Non-Employee Director Plan and is qualified in its entirety by the actual text of the Non-Employee Director Plan.

General.

The Non-Employee Director Plan was adopted by the Board of Directors on May 15, 2000, to be effective as of June 1, 2000, and was approved by our stockholders on July 18, 2000. As a result of the reverse splits effected on January 26, 2009 and February 3, 2010, the number of authorized shares under the Plan became 50,000 shares. The Non-Employee Director Plan continues as an active plan.

A description of the Non-Employee Director Plan is set forth below. The description is intended to be a summary of the material provisions of the Non-Employee Director Plan and does not purport to be complete. It reflects the amendments made by the Board of Directors on August 3, 2010, subject to approval by the stockholders.

Purpose of the Plan.

The purposes of the Non-Employee Director Plan are to enable us to attract, retain, and motivate our non-employee directors and to create a long-term mutuality of interest between the non-employee directors and our stockholders by granting options to purchase common stock.

Administration.

The Non-Employee Director Plan will be administered by a committee of the Board of Directors, appointed from time to time by the Board of Directors. The Nominations and Corporate Governance Committee has been charged with this task. The Committee has full authority to interpret the Non-Employee Director Plan and decide any questions under the Non-Employee Director Plan and to make such rules and regulations and establish such processes for administration of the Non-Employee Director Plan as it deems appropriate subject to the provisions of the Non-Employee Director Plan.

Available Shares.

The Non-Employee Director Plan authorizes the issuance of up to 50,000 shares of common stock upon the exercise of non-qualified stock options granted to our non-employee directors. In general, if options are for any reason canceled, or expire or terminate unexercised, the shares covered by such options will again be available for the grant of options.

The Non-Employee Director Plan provides that appropriate adjustments will be made in the number and kind of securities receivable upon the exercise of options in the event of a stock split, stock dividend, merger, consolidation or reorganization.

Eligibility.

All of our non-employee directors are eligible to be granted options under the Non-Employee Director Plan. A non-employee director is a director serving on the Board of Directors who is not then one of our current employees, as defined in Sections 424(e) and 424(f) of the Code.

Grant of Options or Shares.

Looking at near-term events, we see that as of January 1, 2010, each director was granted 834 options under the Plan; this reflects the application of the 1-for-6 reverse split on the annual grant amount of 5,000 shares. Directors who join the Board in the course of the year were granted options equal to the product of: (i) 25% of 834 shares and (ii) the number of quarters remaining in the year. If the amendments are approved, then options will no longer be granted, but instead shares of our common stock will be awarded, and such award will be 1,000 Shares, starting January 1, 2011, and will vest ratably over the calendar quarters in the year of award. In other respects, the Plan will operate as before January 1, 2011 with respect to annual grants.

The purchase price per share deliverable upon the exercise of an option will be 100% of the fair market value of such shares as follows:

 (i) For grants of options issued as of January 1 of any fiscal year, the fair market value will be measured by the closing sales price of the common stock as of the last trading date of the immediately preceding year; and

(ii) For options issued on a day other than January 1, the fair market value will be measured by the closing sales price of the common stock as of the date of grant.

Vesting of Options and Shares.

If the amendments are approved, then shares awarded under the Non-Employee Director Plan will vest and become exercisable to the extent of 25% of 1,000 shares for each calendar quarter in 2011 and succeeding years in which such director shall have served at least one day as our director and 250  shares for each quarter in fiscal 2011 and thereafter.

Options that were granted prior to 2011 and remain outstanding are exercisable upon a non-employee director’s termination of directorship for any reason excluding termination for cause or in the event of a reorganization (both as described below) prior to the complete exercise of an option (or deemed exercise thereof), will remain exercisable following such termination for the remaining term of the option. Upon a non-employee director’s removal from the Board of Directors for cause or failure to be re-nominated for cause, or if we obtain or discover information after termination of the directorship that such non-employee director had engaged in conduct during such directorship that would have justified a removal for cause during such directorship, all outstanding options of such non-employee director will immediately terminate and will be null and void. The Non-Employee Director Plan also provides that all outstanding options will terminate effective upon the consummation of a merger, liquidation or dissolution, or consolidation in which we are not the surviving entity, subject to the right of a non-employee director to exercise all outstanding options prior to the effective date of the merger, liquidation, dissolution or consolidation. All options granted to a non-employee director and not previously exercisable become vested and fully exercisable immediately upon the occurrence of a change in control (as defined in the Non-Employee Director Plan).

Amendments.

The Non-Employee Director Plan provides that it may be amended by the Committee or the Board of Directors at any time, and from time to time to effect (i) amendments necessary or desirable in order that the Non-Employee Director Plan and the options granted thereunder conform to all applicable laws, and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, to the extent required by law, no amendment may be made that would require the approval of our stockholders under applicable law or under any regulation of a principal national securities exchange or automated quotation system sponsored by the National Association of Securities Dealers unless such approval is obtained. The Non-Employee Director Plan may be amended or terminated at any time by our stockholders.

Miscellaneous.

Non-employee directors may be limited under Section 16(b) of the Exchange Act to certain specific exercise, election or holding periods with respect to the options granted to them under the Non-Employee Director Plan. Options granted under the Non-Employee Director Plan are subject to restrictions on transfer and exercise. No option granted under the Non-Employee Director Plan may be exercised prior to the time period for exercisability, subject to acceleration in the event of our change in control (as defined in the Non-Employee Director Plan). Although options will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine at the time of grant or thereafter that an option that is otherwise nontransferable is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.

New Plan Benefits

All awards to participants under the Non-Employee Director Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the Non-Employee Director Plan are not determinable at this time.

The table below shows, as to each of the Named Executive Officers and the various other indicated individuals and groups, the number of shares of common stock subject to options granted under the Non-Employee Director Plan during the period January 1, 2008 through December 31, 2009, together with the weighted average exercise price payable per share.

NAME AND POSITION	NUMBER OF OPTION SHARES	WEIGHTED AVERAGE EXERCISE PRICE PER SHARE ($)	NUMBER OF SHARES UNDERLYING STOCK AWARDS PERFORMANCE SHARE AWARDS
All current executive officers as a group (3 persons)	0	N/A	N/A

All directors (other than executive officers) as a group (7 persons)	10,621	29.72	N/A

All current employees, including current officers who are not executive officers, as a group (0 persons)	0	N/A	N/A

Grants Under the Non-Employee Director Plan.  As of September 23, 2010, 43,169 (adjusted to reflect the 1-for-6 reverse split on February 3, 2010) shares of our common stock were subject to outstanding options under the Non-Employee Director Plan. 5,522 shares remain available for future issuance under the Non-Employee Director Plan. Except for the foregoing outstanding grants, it is not possible at present to predict the number and type of grants that will be made or who will receive any other grants under the Non-Employee Director Plan after the Annual Meeting. We may anticipate, however, that for 7 non-employee directors, there must be 7,000 shares available for grant as of January 1 of each year, starting in 2011.  We anticipate that the Plan will be replenished by shares returning to the Plan under the exchange program in Proposal No. 5, assuming the stockholders approve the Proposal. The last reported sale price of a share of our common stock on September 23, 2010, was $[5.61] per share.

Federal Income Tax Consequences

No Federal income tax is recognized by a non-employee director upon the grant of a non-statutory option. The individual will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair value of the purchased shares on the exercise date over the exercise price paid for the shares. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the 2005 Equity Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the recipient holds the shares. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the recipient.

If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the recipient makes a special election to accelerate taxation under Section 83(b) of the Code.

Accounting Treatment

Pursuant to the ASC Topic 718, the codified successor to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (otherwise known as “SFAS 123R”), we will be required to expense all share-based payments, including grants of stock options and awards of shares of our common stock, under the

Non-Employee Director Plan. Accordingly, shares of our common stock which are awarded to the non-employee members of our Board of Directors will have to be valued at fair value as of the award date, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award.  Such shares vest ratably over the calendar quarters in the year of the award.

Vote Required; Recommendation of our Board of Directors

The approval of the amendment to the Non-Employee Director Plan requires the affirmative vote of a majority of the Votes Cast.

The Board of Directors unanimously recommends a vote “FOR” an amendment to our 2000 Non-Employee Director Stock Option Plan to amend our annual grant of equity to be 1,000 shares of our common stock, and to allow for an exchange of certain outstanding stock options in a one-time exchange offer and an amendment

PROPOSAL NO. 5 – APPROVAL OF OPTION EXCHANGE PROGRAM FOR ELIGIBLE PARTICIPANTS

We are seeking stockholder approval to allow for a stock option exchange program (the “Exchange Program”) approved by our Board of Directors on August 3, 2010. If approved, the Exchange Program will permit our current employees, including our executive officers, active consultants and non-employee members of our Board of Directors to exchange certain outstanding stock options that are underwater for unrestricted shares of our common stock under the 2005 Equity Plan. The unrestricted shares of common stock will have a fair value approximately equal to the fair value of the surrendered options. Stockholder approval of this Proposal No. 5 is required by Nasdaq Listing Rule 5635(c).

Overview

Our outstanding options were granted under our 2005 Equity Plan, the 2000 Non-Employee Director Plan, the 2005 Investment Plan, the ProCyte Corporation 1989 Restated Stock Option Plan (the “1989 ProCyte Plan”), the ProCyte Corporation 1991 Restated Stock Option Plan for Non-Employee Directors, as amended (the “1991 ProCyte Plan”) and the ProCyte Corporation 2004 Stock Option Plan (the “2004 ProCyte Plan.  We assumed the 1989 ProCyte Plan, the 1991 ProCyte Plan and the 2004 ProCyte Plan and options outstanding thereunder in connection with our acquisition of ProCyte Corporation on March 18, 2005. These Plans, as well as the 2005 Investment Plan, are now frozen: no further grants are permitted under them. Collectively, the above-recited Plans are referred to as the “Plans.”

The Exchange Program, if approved, would have the following features:

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Eligible participants who elect to participate in the Exchange Program may surrender one or more outstanding Eligible Options and receive, in exchange, unrestricted shares of our common stock under our 2005 Equity Plan (the “Replacement Shares”).

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The Exchange Program will not be a one-for-one exchange. Rather, persons who participate in the program will exchange an existing Eligible Option for Replacement Shares that are fewer in number than the shares subject to purchase under the Eligible Option. The exact number of Replacement Shares to be exchanged for each discrete Eligible Option will be calculated by applying an exchange ratio, based in part on the Black-Scholes value of the discrete Eligible Option, on the estimated closing selling price per share of our common stock on the date on which the Replacement Shares are granted and on the number of Replacement Shares which have been dedicated to the Program. The Board has dedicated 28,000 Replacement Shares to the Program.  The exchange ratio for each Eligible Option will be established by our Board of Directors immediately before the start of the Exchange Program.  The exchange rates will vary according to the grant date of the Eligible Options.

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The Replacement Shares will be fully vested and contractually unrestricted on the grant date, which will be the first business day following the expiration of the Exchange Program. For tax purposes, the closing price of the Replacement Shares on the date the Shares are granted.

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Participation in the Exchange Program will be entirely voluntary, and eligible participants will have a minimum of 20 business days measured from the commencement date during which to decide whether or not to participate.  The Exchange Program will be conducted in accordance with rules promulgated by the Commission.

Reasons for the Exchange Program

Our Board of Directors has designed the Exchange Program to increase the retention and motivational value of awards granted under the Plans and to bring the Plans closer to achieving the purposes for which they were intended — incentivizing, motivating and rewarding our service providers and aligning the interests of our service providers with those of our stockholders by encouraging stock ownership, and assisting the Company in attracting and retaining the services of these individuals whose long-term employment or service is essential to the Company’s success. The Exchange Program will also enhance long-term stockholder value by reducing the Company’s equity award overhang through cancellation of outstanding stock options that currently provide no meaningful retention or incentive value to our employees and directors and reduce potential dilution to our stockholders in the event of significant increases in value of our common stock. Our Board of Directors believes that awarding options to purchase shares of our common stock in the Exchange Program will be a tangible demonstration of the value of, and our appreciation for, the services previously provided by the current employees who have been loyal to us. We believe that this demonstration will encourage these employees to remain with us to help our future plans come to fruition.

Equity awards are important in attracting, retaining and motivating our employees and are an integral component of our compensation philosophy. The decline of Company’s stock price over the previous years has posed a challenge to the overall goal of motivating and retaining the Company’s employees. Many of the stock options that were granted in recent years now have exercise prices that are well above the current market price of our stock and, as such, are ineffective as retention or incentive tools for future performance. As of September 23, 2010, options to purchase approximately 140,551 shares of our common stock were outstanding, of which options to purchase 92,657 shares, or 66%, had an exercise price equal to or greater than $10.00  per share, the threshold price.

Under the Exchange Program, in exchange for each Eligible Option tendered for exchange, a participant will receive a Replacement Shares for significantly fewer shares than the number of shares subject to the corresponding Eligible Option. Accordingly, there will be an immediate reduction in our overhang. The actual reduction in our overhang that could result from the Exchange Program is dependent on a number of factors, including the actual level of employee participation in the Exchange Program, the Black-Scholes value of the Eligible Options and the estimated closing selling price per share of our common stock on the date on which the Replacement Options are granted.

If our stockholders do not approve the Exchange Program, Eligible Options will remain outstanding and in effect in accordance with their existing terms. We will continue to recognize compensation expense for these options, even though they may have little or no retention or incentive value.

Alternatives Considered

In deciding to approve the proposed Exchange Program, we also considered a number of alternatives as a means of incentivizing and retaining employees, including:

1. Increase Cash Compensation. To replace equity incentives, we considered whether we could substantially increase base and target bonus cash compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, these increases would not reduce our equity overhang and would not provide significant long term incentives or retentive value.

2. Exchange Options for Cash. We also considered implementing a program to exchange underwater stock options for cash payments. However, an exchange program for cash would increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would have significant long-term retention value and would not foster the continuing commitment from the employees desired and achieved by our equity compensation program.

3. Grant Replacement Options. We also considered grants of vested replacement options valued under the Black-Scholes model at current market prices. However, the replacement options would generally not be as liquidable as Replacement Shares, and would require the recipient to pay the exercise price of the option. On the other hand, we weighed the fact that replacement options are generally not taxable to the recipient upon grant.

Summary of Material Terms of the Exchange Program

1. Offer to Exchange Options.  Under the Exchange Program, eligible participants will be given a one-time opportunity to exchange their Eligible Options for Replacement Shares.  Eligible Options that are surrendered under the Exchange Program will be canceled.  The total number of shares underlying options originally granted under the 2005 Equity Plan and Non-Employee Director Plan that are canceled under the Exchange Program will become available for issuance under the 2005 Equity Plan or the Non-Employee Director Plan, as the case may be. The total number of shares underlying options originally granted under the Company’s 2005 Investment Plan, the 1989 ProCyte Plan, the 1991 ProCyte Plan and the 2004 ProCyte Plan will not become available for issuance under such plans.

2. Eligible Participants.  An option holder will be eligible to participate in the Exchange Program if he or she (i) is a current non-employee member of our Board of Directors or is an active employee or consultant (e.g. member of the Scientific Advisory Board) of the Company or one of our subsidiaries on the date on which the Exchange Program expires and has not submitted or received a notice of termination of employment on or before the date on which the Exchange Program expires, and (ii) holds an Eligible Option that has not expired or been exercised on or before the date on which the Exchange Program expires (each, an “Eligible Participant”). If the Exchange Program had commenced on August 3, 2010, approximately 97 employees, consultants, and non-employee members of our Board of Directors would constitute Eligible Participants. Participation in the Exchange Program will be voluntary.

3. Eligible Options. An option will constitute an “Eligible Option” if (i) it was granted under one of the Plans, (ii) has an exercise price per share equal to or greater than the higher of $10.00 or 125% of the closing sales price per share of our common stock on the last trading day immediately prior to the start of the Exchange Program, (iii) is held by an Eligible Participant, and (iv) is outstanding on the expiration date of the Exchange Program. The Board of Directors has established the exercise price threshold to ensure that only those outstanding options that are substantially underwater are eligible for the Exchange Program.

4. Replacement Option. Each Eligible Option tendered in the Exchange Program will be exchanged for  Replacement Shares which are intended to have a fair value approximately equal to or less than the Eligible Option being replaced. The number of Replacement Shares received in exchange for a canceled Eligible Option will be determined by applying an exchange ratio based on the fair value of the Eligible Option determined in accordance with the Black-Scholes option pricing model on the last trading day immediately prior to the start of the Exchange Program and the estimated fair value of the Replacements Options closing selling price per share of our common stock on the date the Replacement Shares are granted and rounding up to the next whole share and on the number of Replacement Shares dedicated to the Program. Accordingly, the number of Replacement Shares granted in exchange for a canceled Eligible Option will be fewer than the number of shares of common stock for which that canceled Eligible Option may be exercised. The Replacement Shares will be issued on the first business day following the expiration of the Exchange Program, will be valued at the closing selling price of our common stock on such date. The Replacement Shares will be fully vested whether or not the Eligible Option to which the Replacement Shares correspond is fully vested.

           5. Exchange Ratios.  Exchange ratios will be designed to result in a fair value, for accounting purposes, of the Replacement Shares that will be approximately equal to the fair value of the Eligible Options that are surrendered in the Exchange Program (based on valuation assumptions made immediately prior to the start of the Exchange Program). These ratios will be designed on a grant-by-grant basis to make the grant of Replacement Shares accounting expense neutral.  The actual exchange ratios will be determined immediately prior to the start of the Exchange Program and will be determined based on the Black Scholes value of the Eligible Options and the estimated closing selling price per share of our common stock on the grant date of the Replacement Shares.

           The Exchange Program will be structured as a value-for-value exchange. The applicable exchange ratio for each Eligible Option will be established immediately before the start of the Exchange Program and will depend on the fair value of each Eligible Option using the Black Scholes option pricing model and the estimated closing selling price per share of our common stock on the date the Replacement Options are granted.  The calculation of fair value using the Black-Scholes option pricing model takes into account many variables, such as the volatility of our stock and the expected term of an award. Setting the exchange ratio in this manner is intended to result in the issuance of Replacement Shares which have a fair value approximately equal to or less than the fair value of the surrendered Eligible Options they replace. This value-neutral exchange should not result in any additional compensation cost that we must recognize on the grant of the Replacement Shares, other than compensation expense which might result from rounding or fluctuations in our stock price after the exchange ratios have been determined and before the exchange actually occurs.  Such charges are not expected to be material.

Although the exchange ratios cannot be determined now, we can provide an example of how the Exchange Program might work if we make certain assumptions regarding the start date of the Exchange Program, the fair value of the Eligible Options, and the closing selling price per share of our common stock on the date the Eligible

Options are granted. Suppose that there are 90,000 Eligible Options, 50,000 of which are valued at $160,000 under Black Scholes at an estimated closing price of $6.40, and the other 40,000 shares of which are valued at $90,000. The Replacement Shares dedicated to the Program are 28,000, and will be estimated in value to be $179,200 (i.e. 28,000 shares x $6.40). The Exchange Ratio for the 50,000 Eligible Options valued at $160,000 is 0.35840 Replacement Shares per each share underlying an Eligible Option. The Exchange Ratio for the 50,000 is calculated as $160,000/$250,000 x 28,000, divided by 50,000 shares. The Exchange Ratio for the 40,000 shares valued at $90,000 is 0.25200, calculated as $90,000/$250,000 x 28,000, divided by 40,000. Assuming all Eligible Options are tendered, then the two groups will be issued 17,920 Replacement Shares and 10,080 Replacement Shares (i.e. 50,000 x 0.35840, and 40,000 x 0.25200. respectively), and are valued under the estimated closing selling price to be worth $114,688 and $64,512, respectively.

Implementation of Exchange Program

When the Exchange Program is implemented, Eligible Participants will be offered the opportunity to participate in the offer to exchange filed with the Commission and distributed to all Eligible Participants holding Eligible Options. Eligible Participants will be given a period of at least 20 business days in which to accept the offer. The Eligible Options of those accepting the offer will be canceled upon expiration of the offer period and the Replacement Shares will be issued in exchange for those canceled options on the following business day.  The Exchange Program and any exchange offer thereunder may be commenced, if at all, and terminated at the discretion of the Board of Directors. The Company will waive payment by the recipient of the par value of the Shares.

Amendments to Exchange Program

Although the terms of the Exchange Program are expected to conform to the material terms described above in this proposal, we may find it necessary or appropriate to change the terms of the Exchange Program from those described above to take into account our administrative needs, local law requirements in foreign jurisdictions, accounting rules and company policy decisions.

Additionally, we may decide not to implement the Exchange Program even if stockholder approval of the Exchange Program is obtained, or we may amend or terminate the Exchange Program once it is in progress. The final terms of the Exchange Program will be described in the Tender Offer Statement that will be filed with the Commission.

U.S. Federal Income Tax Consequences

No income should be recognized for U.S. Federal income tax purposes by the Company upon the cancellation of the existing Eligible Options.  Inasmuch as the Replacement Shares are planned to be vested upon award, and assuming no statutory or other restrictions give rise to substantial risk of forfeiture or cause the shares to be non-transferable, then the recipient will be taxable generally on receipt of the Replacement Shares, and the Shares will be valued at the closing price of a share of our common stock on the award date, and such value shall be fully taxed as compensation income or ordinary income. The participant will be responsible for paying income tax on such compensation or ordinary income, and if such participant is an employee of the Company, the participant will be responsible for tendering withholding taxes to the Company.

           All holders of Eligible Options are urged to consult their own tax advisors regarding the tax treatment of participating in the Exchange Program under all applicable laws prior to participating in the Exchange Program.

Financial Accounting Consequences

Under FASB ASC Topic 718, formerly Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), we will recognize the incremental compensation cost of the Replacement Shares issued in exchange for the surrendered Eligible Options.  The incremental compensation cost will be measured as the excess, if any, of the fair value of the Replacement Shares issued in exchange for surrendered Eligible Options, measured as of the date such awards are granted, over the fair value of the Eligible Options surrendered, measured immediately prior to the cancellation.  This incremental compensation cost will be recognized immediately. Previously unexpensed compensation cost deriving from Eligible Options that are not exchanged for Replacement Shares will continue to be recognized over the remaining vesting period of the Eligible Option.

Potential Modification to Terms of Exchange Program to Comply with Governmental Requirements

The terms of the Exchange Program will be described in an offer to exchange that will be filed with the Commission.  Although we do not anticipate that the Commission would require us to materially modify the Exchange Program’s terms, it is possible that we will need to alter the terms of the Exchange Program to comply with comments from the Commission. Changes in the terms of the Exchange Program may also be required for tax purposes for participants in the United States as the tax treatment of the Exchange Program is not entirely certain. The Board of Directors will retain the discretion to make any such necessary or desirable changes to the terms of the Exchange Program for purposes of complying with comments from the Commission or optimizing the U.S. tax consequences.

New Plan Benefits Related to Exchange Program

The decision to participate in the Exchange Program is completely voluntary. Therefore, we are not able to predict who or how many employees will elect to participate, how many options will be surrendered for exchange or the number of shares of our common stock which will be issued in exchange for the canceled options.

Interests of Our Executive Officers and Directors in the Exchange Program.

Current Non-employee members of our Board of Directors and our executive officers will be permitted to participate in the Exchange Program.  The following table shows the number of shares subject to Eligible Options held by the non-employee members of our Board of Directors and our executive officers as of September 23, 2010 and the number of Replacement Shares that they may receive assuming, for purposes of illustration only, that: (i) each director and executive officer decides to exchange all of his or her Eligible Options, (ii) the closing sales price per share of our common stock on the last trading day prior to the start of the Exchange Offer is $6.40, and (iii) the estimated closing selling price per share of our common stock on the grant date of the Replacement Options is $6.40.

Name	Title	Maximum No. of Shares Underlying Eligible Options (#)	Weighted Average Exercise Price Per Share ($)	Weighted Average Remaining Life (years)	Aggregate Fair Value of Eligible Options ($)	Hypothetical No. of Shares Underlying Replacement Options
David Anderson	Director	4,582	58.69	6.45	12,259	1,606
Stephen Connelly	Director	2,291	32.76	7.82	8,455	1.108
Richard DePiano	Director	6,783	78.11	5.02	13,979	1,833
Leonard Mazur	Director	-	-	-	-	-
Alan Novak	Director	6,783	78.11	5.02	13,979	1,833
Dennis McGrath	CEO	10,006	59.05	6.74	25,880	3,393
Michael Stewart	COO	5,491	61.78	6.90	14,298	1,874
Christina Allgeier	CFO	1,190	63.04	6.64	2,949	386

Effect on Stockholders

The Exchange Program was designed to provide renewed incentives and motivate holders of Eligible Options to continue to create stockholder value and reduce the number of shares currently subject to outstanding options, thereby avoiding the dilution in ownership that normally results from supplemental grants of new stock options or other awards. We are unable to predict the precise impact of the Exchange Program on our stockholders because we are unable to predict how many or which of our non-employee directors and active employees and consultants will hold Eligible Options at the time of the Exchange Program or will choose to participate in the Exchange Program.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the total votes cast on the proposal, either in person or by proxy, will be required to approve this Proposal. If you are both a stockholder and an Eligible Participant holding Eligible Options, voting to approve the Exchange Program does not constitute an election to participate in the Exchange Program.

The Board of Directors unanimously recommends a vote “FOR” this Proposal No. 5, approval of option exchange program for eligible participants.

PROPOSAL NO. 6 – PAYMENT OF INTEREST ON SERIES B-2 NOTE IN KIND

On March 19, 2010, we entered into the Clutterbuck Agreement and the Clutterbuck Note with Clutterbuck Funds. From this bridge financing, we received net proceeds of approximately $2.37 million in the transaction. The Clutterbuck Note has a principal amount of $2.5 million, which accrues interest at a rate of 12% per annum.

In order to consummate the bridge financing, it was necessary to secure the consent of the Investor holding the Convertible Notes. As of March 19, 2010, the outstanding principal and accrued interest under the Convertible Notes was $19,546,676. In order to obtain the Investor’s consent, we agreed to the following modifications to the Convertible Notes:

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We combined the aggregate outstanding obligations under the Convertible Notes into two convertible notes. Each note matures on February 27, 2014 and is identical to the original form of convertible note except as noted below;

•
Series B-1 Note. The smaller of the two notes is designated the Series B-1 Note. It has a principal amount of $2,800,406. The conversion price of this note was reduced from $22.10844 to $11.25850 and the down-round anti-dilution adjustment to the conversion price was removed. The interest rate of this note was increased from 8% to 10%. The full amount of the accrued interest remains payable in cash or may be paid in kind (PIK) through additional convertible notes, which would also be subject to the same fixed conversion price; and

•
Series B-2 Note. The larger of the two notes is designated the Series B-2 Note. It has a principal amount of $16,746,270. The interest rate of this note was increased from 8% to 10%. The incremental 2% increase in the interest rate may be paid in cash and, under Nasdaq rules, may not be paid in convertible PIK notes unless and until our stockholders vote to approve payment in the form of convertible PIK notes.

Contractually, we are permitted to pay the incremental 2% interest under the Series B-2 Note with additional convertible notes that retain the same down-round anti-dilution provisions. But under Nasdaq rules, we are not permitted to do this unless our stockholders approve it. Nasdaq reasoned that the stockholders had approved on January 26, 2009 the dilution that would result if the coupon interest of 8% were paid in kind and converted into shares of our common stock under a conversion price that was subject to a down-round anti-dilution adjustment, but that the stockholders had not approved the additional dilution that might result from a higher interest rate that was also subject to a down-round anti-dilution adjustment. Nasdaq determined therefore that the incremental interest should be payable only in cash unless and until the stockholders approved that such incremental interest could be paid through  additional convertible notes that remained subject to the down-round anti-dilution adjustment.

We have requested the Investor for an extension until October 31, 2010 in which to pay the 2% interest otherwise due September 1, 2010 under the Series B-2 Note. Such interest amounts to $150,716. The Investor has granted this extension: broadly speaking, if the stockholders approve Proposal No. 6 on or before October 31, 2010, then we shall pay such 2% incremental interest on the Series B-2 Note due on September 1, 2010 in the form of PIK notes, and if the stockholders do not so approve, we shall pay such 2% incremental interest in cash. Funds are being held by an escrow holder to secure the payment of cash.

Effect on Stockholders

The Series B-2 Note matures on February 27, 2014. Interest is payable semi-annually, on September 1 and March 1. Payment was made on September 1, 2010 for interest accruing from March 19, to August 31, 2010; nine payments remain to be paid under the Note, the next one being due on March 1, 2011 for the period September 1, 2010 to February 28, 2011. Semi-annual interest at 10% over a full period amounts to $837,313.50. The incremental 2% over the same 180-day period amounts to $167,462.70. If all of the incremental interest is paid until maturity through PIK, then the interest under the Series B-2 Notes will compound to $1,349,830. The Series B-2 Note currently constitutes 85.673237% of the aggregate indebtedness to the Investor and has a conversion price of $18.39172 per share, which reflects the effect of the down-round anti-dilution adjustment as applied to the public offering completed on May 7, 2010. This will parlay into 73,393 additional shares to the Investor. By contrast, the Series B-1 Note constitutes 14.326763% of the aggregate indebtedness. The incremental 2% on the Series B-1 Note over the same period will compound to $263,473, and at its fixed conversion price of $11.25850, will parlay into 23,402 shares, or 24% of the dilution resulting from the 2% incremental interest, assuming no further down-round adjustments.

Having the flexibility to pay the 2% incremental interest on the Series B-2 Note will provide us the cash necessary in the near-term to implement new revenue-producing initiatives. Such initiatives, if successful, may prove sufficient to generate cash flow to serve the interest on the two Notes, and may serve to increase the market capitalization of our common stock sufficient to enable an offering of our shares tailored to redeem the Notes.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the total votes cast on the proposal, either in person or by proxy, will be required to approve this Proposal.

The Board of Directors unanimously recommends a vote “FOR” this Proposal No. 6, approval of optionally paying all, some or none of the interest under the Series B-2 Note by means of contractually permitted additional convertible notes

Audit Committee Report

By way of preface to Proposal No. 6, the Audit Committee is submitting its Report.

The Audit Committee operates pursuant to a formal written charter. In accordance with that charter and the independence criteria prescribed by applicable law and the rules and regulations of the SEC for audit committee membership, each of the members of the Audit Committee is an independent director.  Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under Item 407 of Regulation S-K under the Exchange Act and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

The purposes of the Audit Committee are described on page [  ] of this Proxy Statement under the caption “Compensation, Nominating and Corporate Governance and Audit Committees—Audit Committee” and in the charter of the Audit Committee. In particular, it is the Audit Committee’s duty to review the accounting and financial reporting processes of the Company on behalf of the Board. In fulfilling our responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements to be contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, with our management and also with Amper, Politziner & Mattia, LLP, our independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has also discussed with Amper, Politziner & Mattia, LLP the matters that are required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented. Furthermore, the Audit Committee discussed with Amper, Politziner & Mattia, LLP their independence from management and the Company and Amper, Politziner & Mattia, LLP provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the SEC.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our earnings releases before issuance and the Annual Report on Form 10-K, as amended, prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States.

Audit Committee Members
Richard J. DePiano, Chair                               David W. Anderson                            Stephen P. Connelly

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by us for the audit and other services provided by Amper, Politziner & Mattia, LLP for 2009 and 2008:

	2009	2008
Audit Fees	$307,000	$307,000
Audit-Related Fees	126,350	59,500
All Tax and Other Fees	11,000	20,000
Total	$444,350	$386,500

As defined by the Commission, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form

10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees”; (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Audit Fees. The aggregate fees billed to us in 2009 and 2008 by the independent auditors, Amper, Politziner & Mattia, LLP, for professional services rendered in connection with our Quarterly Reports on Form 10-Q and for the audits of our financial statements and internal controls for our Annual Report on Form 10-K for 2009 and 2008, totaled approximately $307,000.

Audit-Related Fees. The aggregate fees billed to us by Amper, Politziner & Mattia, LLP for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not already reported in the paragraph immediately above totaled approximately $126,350 for 2009, principally related to the acquisition of PTL and the filing of a Form S-1 and $59,500 for 2008, principally for the SIS carve-out audit and for the audit of the 401(k) plan.

All Other Fees. The aggregate fees billed to us by Amper, Politziner & Mattia, LLP. for products and services rendered for tax consulting and other services were for $11,000 for 2009 and $20,000 for 2008.

Engagement of the Independent Auditor. The Audit Committee is responsible for approving every engagement of Amper, Politziner & Mattia, LLP to perform audit or non-audit services for us before Amper, Politziner & Mattia, LLP is engaged to provide those services. Under applicable Commission rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The Commission’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the Commission’s rules, the Audit Committee charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee’s pre-approval policy provides as follows:

First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage Amper, Politziner & Mattia, LLP for the next 12 months. Those services typically include quarterly reviews, specified tax matters, certifications to the lenders as required by financing documents, consultation on new accounting and disclosure standards and, in future years, reporting on management’s internal controls assessment.

Second, if any new “unlisted” proposed engagement arises during the year, the engagement will require approval of the Audit Committee.

PROPOSAL NO. 7 - RATIFICATION OF AMPER, POLITZINER & MATTIA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We first engaged Amper, Politziner & Mattia, P.C. in June 2004 to be our independent registered public accounting firm. Amper, Politziner & Mattia, P.C. later changed its form of organization to be a limited liability partnership and changed its name to be Amper, Politziner & Mattia, LLP. It has conducted reviews of our results for the quarters ended March 31, 2009, June 30, 2009, September 30, 2009 and an audit of our financial statements (and system of internal controls over financial reporting) for the year ended December 31, 2009. In August 2010, the firm merged with another firm, and now conducts its professional practice under the name EisnerAmper, LLP. The Audit Committee of our Board of Directors has selected EisnerAmper, LLP, independent registered public accountants, to audit our financial statements and opine on our system of internal controls for the fiscal year ending December 31, 2010. Consistent with that selection, EisnerAmper, LLP has reviewed our results for the quarter ended March 31, 2010. Representatives of EisnerAmper, LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of EisnerAmper, P.C. as our independent registered public accounting firm is not required by our Bylaws or otherwise. Although stockholder approval is not required, the Board desires to obtain stockholder ratification of this selection. If the selection of EisnerAmper, LLP is not ratified at the Annual Meeting, the Board will review its future selection of auditors. If the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to ratify the selection of EisnerAmper, LLP.

Our Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of EisnerAmper, LLP as our independent registered public accounting firm.

OTHER MATTERS

We know of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

By Order of the Board of Directors of
PHOTOMEDEX, INC.

	By:	/s/ Dennis M. McGrath
Montgomeryville, Pennsylvania		Dennis M. McGrath
Dated: [September 29], 2010		President and Chief Executive Officer

APPENDIX A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Plan”) is adopted as of        , 2010, by and between PhotoMedex, Inc., a Delaware corporation (“PhotoMedex Delaware”), and PhotoMedex, Inc., a Nevada corporation and a wholly owned subsidiary of PhotoMedex Delaware (“PhotoMedex Nevada”).

WHEREAS, PhotoMedex Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, PhotoMedex Nevada is a corporation duly organized and existing under the laws of the State of Nevada;

WHEREAS, on the date hereof, PhotoMedex Delaware has authority to issue Thirty-Five Million (35,000,000) shares of capital stock consisting of 35,000,000) shares of common stock, $.01 par value per share (“Delaware Common Stock”), of which 2,772,637 shares are issued and outstanding;

WHEREAS, on the date hereof, PhotoMedex Nevada has authority to issue Thirty-Five Million (35,000,000) shares of capital stock consisting of shares of common stock, $.01 par value per share (“Nevada Common Stock”);

WHEREAS, on the date hereof, Ten shares of Nevada Common Stock are issued and outstanding and are owned by PhotoMedex Delaware;

WHEREAS, the respective boards of directors of PhotoMedex Nevada and PhotoMedex Delaware have determined that, for the purpose of effecting the reincorporation of PhotoMedex Delaware in the State of Nevada, it is advisable and in the best interests of such corporations and their respective shareholders that PhotoMedex Delaware merge with and into PhotoMedex Nevada upon the terms and conditions herein provided;

WHEREAS, the respective boards of directors of PhotoMedex Nevada and PhotoMedex Delaware have approved this Plan; and

WHEREAS, the respective shareholders of PhotoMedex Nevada and PhotoMedex Delaware have approved this Plan.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, PhotoMedex Delaware and PhotoMedex Nevada hereby agree to merge as follows:

1. Merger. Subject to the terms and conditions hereinafter set forth, PhotoMedex Delaware shall be merged with and into PhotoMedex Nevada, with PhotoMedex Nevada to be the surviving corporation in the merger (the “Merger”). The Merger shall be effective on the later of the date and time (the “Effective Time”) that a properly executed certificate of merger consistent with the terms of this Plan and Section 252 of the Delaware General Corporation Law (the “DGCL”) is filed with the Secretary of State of Delaware or articles of merger are filed with the Secretary of the State of Nevada as required by Section 92A.200 of the Nevada Revised Statutes (the “NRS”).

2. Principal Office of PhotoMedex Nevada. The address of the principal office of PhotoMedex Nevada is 147 Keystone Drive, Montgomeryville, Pennsylvania 18936.

3. Corporate Documents. The Articles of Incorporation of PhotoMedex Nevada, as in effect immediately prior to the Effective Time, shall continue to be the Articles of Incorporation of PhotoMedex Nevada as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law. The Bylaws of PhotoMedex Nevada, as in effect immediately prior to the Effective Time, shall continue to be the Bylaws of PhotoMedex Nevada as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

4. Directors and Officers. The directors and officers of PhotoMedex Delaware at the Effective Time shall be and become directors and officers, holding the same titles and positions, of PhotoMedex Nevada at the Effective Time, and after the Effective Time shall serve in accordance with the Bylaws of PhotoMedex Nevada.

5. Succession. At the Effective Time, PhotoMedex Nevada shall succeed to PhotoMedex Delaware in the manner of and as more fully set forth in Section 259 of the DGCL and in Section 92A.250 of the NRS.

6. Further Assurances. From time to time, as and when required by PhotoMedex Nevada or by its successors and assigns, there shall be executed and delivered on behalf of PhotoMedex Delaware such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confer of record or otherwise in PhotoMedex Nevada the title to and possession of all the interests, assets, rights, privileges, immunities, powers, franchises and authority of PhotoMedex Delaware, and otherwise to carry out the purposes and intent of this Plan, and the officers and directors of PhotoMedex Nevada are fully authorized in the name and on behalf of PhotoMedex Delaware or otherwise to take any and all such actions and to execute and deliver any and all such deeds and other instruments.

7. Common Stock of PhotoMedex Delaware. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Delaware Common Stock outstanding immediately prior thereto shall be changed and converted automatically into one fully paid and nonassessable share of Nevada Common Stock.

8. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Delaware Common Stock shall be deemed for all purposes to evidence ownership of and to represent shares of Nevada Common Stock into which the shares of the Delaware Common Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of PhotoMedex Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to PhotoMedex Nevada or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

9. Options; Warrants. Each option, warrant or other right to purchase shares of Delaware Common Stock, which are outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option, warrant or right to purchase one share of Nevada Common Stock at an exercise or purchase price per share equal to the exercise or purchase price applicable to the option, warrant or other right to purchase Delaware Common Stock.

10. Common Stock of PhotoMedex Nevada. At the Effective Time, the previously outstanding Ten shares of Nevada Common Stock registered in the name of PhotoMedex Delaware shall, by reason of the Merger, be reacquired by PhotoMedex Nevada, shall be retired and shall resume the status of authorized and unissued shares of Nevada Common Stock, and no shares of Nevada Common Stock or other securities of PhotoMedex Nevada shall be issued in respect thereof.

11. Amendment. The Boards of Directors of PhotoMedex Delaware and PhotoMedex Nevada may amend this Plan at any time prior to the Merger, provided that an amendment made subsequent to the adoption of the Plan by the sole shareholder of PhotoMedex Nevada or the stockholders of PhotoMedex Delaware shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for the Delaware Common Stock, (ii) alter or change any term of the articles of incorporation of PhotoMedex Nevada, as the surviving corporation to the Merger, or (iii) alter or change any of the terms and conditions of the Plan if such alteration or change would adversely affect the holders of Delaware Common Stock.

12. Abandonment. At any time before the Effective Time, this Plan may be terminated and the Merger contemplated hereby may be abandoned by the Board of Directors of either PhotoMedex Delaware or PhotoMedex Nevada or both, notwithstanding approval of this Plan by the sole shareholder of PhotoMedex Nevada or the stockholders of PhotoMedex Nevada, or both.

13. Rights and Duties of PhotoMedex Nevada. At the Effective Time and for all purposes the separate existence of PhotoMedex Delaware shall cease and shall be merged with and into PhotoMedex Nevada which, as the surviving corporation, shall thereupon and thereafter possess all the rights, privileges, immunities, licenses and franchises (whether of a public or private nature) of PhotoMedex Delaware; and all property (real, personal and mixed), all debts due on whatever account, all choses in action, and all and every other interest of or belonging to or due to PhotoMedex Delaware shall continue and be taken and deemed to be transferred to and vested in PhotoMedex Nevada without further act or deed; and the title to any real estate, or any interest therein, vested in PhotoMedex Delaware shall not revert or be in any way impaired by reason of such Merger; and PhotoMedex Nevada shall thenceforth be responsible and liable for all the liabilities and obligations of PhotoMedex Delaware; and, to the extent permitted by law, any claim existing, or action or proceeding pending, by or against PhotoMedex Delaware may be prosecuted as if the Merger had not taken place, or PhotoMedex Nevada may be substituted in the place of such corporation. Neither the rights of creditors nor any liens upon the property of PhotoMedex Delaware shall be impaired by the Merger. If at any time PhotoMedex Nevada shall consider or be advised that any further assignment or assurances in law or any other actions are necessary or desirable to vest the title of any property or rights of PhotoMedex Delaware in PhotoMedex Nevada according to the terms hereof, the officers and directors of PhotoMedex Nevada are empowered to execute and make all such proper assignments and assurances and do any and all other things necessary or proper to vest title to such property or other rights in PhotoMedex Nevada, and otherwise to carry out the purposes of this Plan.

14. Consent to Service of Process. PhotoMedex Nevada hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of PhotoMedex Delaware, as well as for enforcement of any obligation of PhotoMedex Nevada arising from the Merger. PhotoMedex Nevada hereby irrevocably appoints the Secretary of State of the State of Delaware and the successors of such officer its attorney in fact in the State of Delaware upon whom may be served any notice, process or pleading in any action or proceeding against it to enforce against PhotoMedex Nevada any obligation of PhotoMedex Delaware. In the event of such service upon the Secretary of State of the State of Delaware or the successors of such officer, such service shall be mailed to the principal office of PhotoMedex Nevada at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936.

Signature Page Follows

IN WITNESS WHEREOF, this Agreement and Plan of Merger, having first been duly approved by resolution of the Boards of Directors of PhotoMedex Delaware and PhotoMedex Nevada, has been executed on behalf of each of said two corporations by their respective duly authorized officers.

PHOTOMEDEX, INC. a Delaware corporation
By: _____________________ Dennis M. McGrath, Chief Executive Officer
PHOTOMEDEX, INC. a Nevada corporation
By: _____________________ Dennis M. McGrath, Chief Executive Officer

APPENDIX B

ARTICLES OF INCORPORATION
OF
PHOTOMEDEX, INC.
(A NEVADA CORPORATION)

PHOTOMEDEX, INC. (the "Corporation”) a corporation organized and existing under the laws of the State of Nevada, pursuant to the provisions of Nevada Revised Statutes (“NRS”) Section 78.030 hereby adopts the following Articles of Incorporation:

FIRST: The name of the corporation is PhotoMedex, Inc.

SECOND: The address of the registered office of the Corporation in the State of Nevada shall be at Jolley Urga Wirth Woodbury & Standish, 3800 Howard Hughes Parkway, Sixteenth Floor, Las Vegas, Nevada 89169. The name and address of the Corporation's registered agent in the State of Nevada is Jolley Urga Wirth Woodbury & Standish.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Private Corporations Law of the State of Nevada.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 35,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”).

FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").

SIXTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The exact number of directors of the Corporation shall be determined from time to time by a Bylaw or Amendment thereto provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three (3) stockholders.

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provided.

SEVENTH: Each director shall serve until his successor is elected and qualified or until his death, resignation or removal; and no decrease in the authorized number of directors shall shorten the term of any incumbent director.

EIGHTH: Newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

NINTH: Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

TENTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

ELEVENTH: The following paragraphs shall apply with respect to liability and indemnification of officers and directors:

A. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages caused as a result of director’s or officer’s act or failure to act except as otherwise provided by Nevada law.  The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer’s term or terms of office, and no amendment or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.  If the NRS is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended.  Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation with respect to events occurring prior to the time of such ammendment or repeal.

B. The Corporation, to the fullest extent permitted by NRS 78.7502, as amended from time to time, shall indemnify any person or persons whom it may indemnify pursuant thereto, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Such expenses incurred in defending such action, suit or proceeding shall be paid by the Corporation in advance of the final disposition, upon receipt of an undertaking on behalf of the person to repay such amounts if it is determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.

TWELFTH: No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or, (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

IN WITNESS WHEREOF, PhotoMedex, Inc. has caused these  Articles of Incorporation to be executed by its President as of this October __, 2010.

PhotoMedex, Inc.

By:
Name Dennis M. McGrath
Title President & Chief Executive Officer

APPENDIX C
BY-LAWS
OF
PHOTOMEDEX, INC.
(a Nevada Corporation)
ARTICLE I
STOCKHOLDERS

The foregoing are the Bylaws of PHOTOMEDEX, INC., a Nevada corporation (the "Corporation"), effective as of October __2010.

ARTICLE I

Offices

Section 1.01.   PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation shall be located at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936. The Board of Directors of the Corporation (the "Board of Directors") may change the location of said principal executive office.

Section 1.02.   OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Nevada, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.01.   ANNUAL MEETINGS. The annual meeting of stockholders of the Corporation shall be held at a date and at such time as the Board of Directors shall determine. At each annual meeting of stockholders, directors shall be elected in accordance with the provisions of Section 3.03 hereof and any other proper business may be transacted.

Section 2.02.   SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be called at any time by the entire Board of Directors, any two directors or the President. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

Section 2.03.   PLACE OF MEETINGS. Each annual or special meeting of stockholders shall be held at such location as may be determined by the Board of Directors or, if no such determination is made, at such place as may be determined by the Chairman of the Board. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the Corporation.

Section 2.04.   Section 2.04. NOTICE OF MEETINGS. Written notice of each annual or special meeting of stockholders stating the date and time when, and the place where, it is to be held shall be delivered either personally or by mail to stockholders entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall, in the case of a special meeting, also be stated. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case such notice shall be mailed to the address designated in such request.

Section 2.05.   CONDUCT OF MEETINGS. All annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of stockholders shall be the Chairman of the Board. The Secretary, or in the absence of the Secretary, a person designated by the Chairman of the Board, shall act as secretary of the meeting.

Section 2.06.   QUORUM. At any meeting of stockholders of the Corporation, the presence, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business; provided, however, that this Section 2.06 shall not affect any different requirement which may exist under statute, pursuant to the rights of any authorized class or series of stock, or under the Articles of Incorporation of the Corporation, as amended or restated from time to time (the "Articles"), for the vote necessary for the adoption of any measure governed thereby.

In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.07.   VOTES REQUIRED. The affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting of stockholders of the Corporation, at which a quorum is present and entitled to vote on the subject matter, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, except that the election of directors shall be by plurality vote, unless the vote of a greater or different number thereof is required by statute, by the rights of any authorized class of stock or by the Articles.

Unless the Articles or a resolution of the Board of Directors adopted in connection with the issuance of shares of any class or series of stock provides for a greater or lesser number of votes per share, or limits or denies voting rights, each outstanding share of stock, regardless of class or series, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

Section 2.08.   PROXIES. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or facsimile transmission) by the stockholder himself or by his duly authorized attorney-in-fact. No proxy shall be valid after six (6) months from the date of its execution unless the proxy provides for a longer period which shall not exceed seven (7) years.. Each proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, and dated, but it need not be sealed, witnessed or acknowledged.

Section 2.09.   STOCKHOLDER ACTION. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation.

Section 2.10.   INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting may (and, upon the demand of any stockholder or stockholder's proxy, shall) make such an appointment.

The number of Inspectors of Election shall be one (1) or three (3). If there are three (3) Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all. No such Inspector need be a stockholder of the Corporation.

Subject to any provisions of the Articles of Incorporation, the Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; they shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close and determine the result; and finally, they shall do such acts as may be proper to conduct the election or vote with fairness to all stockholders. On request, the Inspectors shall make a report in writing to the secretary of the meeting concerning any challenge, question or other matter as may have been determined by them and shall execute and deliver to such secretary a certificate of any fact found by them.

ARTICLE III

Directors

Section 3.01.   POWERS. The business and affairs of the Corporation shall be managed by and be under the direction of the Board of Directors. The Board of Directors shall exercise all the powers of the Corporation, except those that are conferred upon or reserved to the stockholders by statute, the Articles or these Bylaws.

Section 3.02.   NUMBER. The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3) nor more than eight (8).

Section 3.03.   ELECTION AND TERM OF OFFICE. Each director shall serve until his successor is elected and qualified or until his death, resignation or removal, no decrease in the authorized number of directors shall shorten the term of any incumbent director, and additional directors elected in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series.

Section 3.04.   ELECTION OF CHAIRMAN OF THE BOARD. At the organizational meeting immediately following the annual meeting of stockholders, the directors shall elect a Chairman of the Board from among the directors who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected or until his earlier resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

Section 3.05.   REMOVAL. Any director or the entire board of directors may be removed, with or without cause, by the holders of sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors, or as provided from time to time by the Nevada Private Corporation Law as then in effect. Failure to elect a new director to replace a removed director shall be deemed to create a vacancy on the board.

Section 3.06.   VACANCIES AND ADDITIONAL DIRECTORSHIPS. Newly created directorships resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.07.   REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders; without call at such time as shall from time to time be fixed by the Board of Directors; and as called by the Chairman of the Board in accordance with applicable law.

Special meetings of the Board of Directors shall be held upon call by or at the direction of the Chairman of the Board, the President or any two (2) directors, except that when the Board of Directors consists of one (1) director, then the one director may call a special meeting. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him at such place by telex, telegram, cable, email, facsimile transmission or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purpose or purposes thereof, unless otherwise required by law, the Articles of Incorporation or these Bylaws ("Bylaws").

Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened) or who shall waive notice thereof, before or after such meeting, in a signed writing.

Section 3.08.   QUORUM. At all meetings of the Board of Directors, a majority of the fixed number of directors shall constitute a quorum for the transaction of business, except that when the Board of Directors consists of one (1) director, then the one director shall constitute a quorum.

In the absence of a quorum, the directors present, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall be present. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 3.09.   VOTES REQUIRED. Except as otherwise provided by applicable law or by the Articles of Incorporation, the vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be sufficient to pass any measure.

Section 3.10.   PLACE AND CONDUCT OF MEETINGS. Each regular meeting and special meeting of the Board of Directors shall be held at a location determined as follows: The Board of Directors may designate any place, within or without the State of Nevada, for the holding of any meeting. If no such designation is made: (a) any meeting called by a majority of the directors shall be held at such location, within the county of the Corporation's principal executive office, as the directors calling the meeting shall designate; and (b) any other meeting shall be held at such location, within the county of the Corporation's principal executive office, as the Chairman of the Board may designate or, in the absence of such designation, at the Corporation's principal executive office. Subject to the requirements of applicable law, all regular and special meetings of the Board of Directors shall be conducted in accordance with such rules and procedures as the Board of Directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any regular or special meeting shall be the Chairman of the Board, or, in his absence, a person designated by the Board of Directors. The Secretary, or, in the absence of the Secretary, a person designated by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.11.   FEES AND COMPENSATION. Directors shall be paid such compensation as may be fixed from time to time by resolution of the Board of Directors: (a) for their usual and contemplated services as directors; (b) for their services as members of committees appointed by the Board of Directors, including attendance at committee meetings as well as services which may be required when committee members must consult with management staff; and (c) for extraordinary services as directors or as members of committees appointed by the Board of Directors, over and above those services for which compensation is fixed pursuant to items (a) and (b) in this Section 3.11. Compensation may be in the form of an annual retainer fee or a fee for attendance at meetings, or both, or in such other form or on such basis as the resolutions of the Board of Directors shall fix. Directors shall be reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and committees appointed by the Board of Directors and in performing compensable extraordinary services. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity, such as an officer, agent, employee, consultant or otherwise, and receiving compensation therefor.

Section 3.12.   COMMITTEES OF THE BOARD OF DIRECTORS. To the full extent permitted by applicable law, the Board of Directors may from time to time establish committees, including, but not limited to, standing or special committees and an executive committee with authority and responsibility for bookkeeping, with authority to act as signatories on Corporation bank or similar accounts and with authority to choose attorneys for the Corporation and direct litigation strategy, which shall have such duties and powers as are authorized by these Bylaws or by the Board of Directors. Committee members, and the chairman of each committee, shall be appointed by the Board of Directors. The Chairman of the Board, in conjunction with the several committee chairmen, shall make recommendations to the Board of Directors for its final action concerning members to be appointed to the several committees of the Board of Directors. Any member of any committee may be removed at any time with or without cause by the Board of Directors. Vacancies which occur on any committee shall be filled by a resolution of the Board of Directors. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors. The Board of Directors may, by resolution, at any time deemed desirable, discontinue any standing or special committee. Members of standing committees, and their chairmen, shall be elected yearly at the regular meeting of the Board of Directors which is held immediately following the annual meeting of stockholders. The provisions of Sections 3.07, 3.08, 3.09 and 3.10 of these Bylaws shall apply, mutatis mutandis, to any such Committee of the Board of Directors.

ARTICLE IV

Officers

Section 4.01.   DESIGNATION, ELECTION AND TERM OF OFFICE. The Corporation shall have a Chairman of the Board, a President, Treasurer, such senior vice presidents and vice presidents as the Board of Directors deems appropriate, a Secretary and such other officers as the Board of Directors may deem appropriate. These officers shall be elected annually by the Board of Directors at the organizational meeting immediately following the annual meeting of stockholders, and each such officer shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected and qualified or until his earlier resignation, death or removal. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.02.   CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the directors and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors.

Section 4.03.   PRESIDENT. The President shall be the chief executive officer of the Corporation and shall, subject to the power of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

Section 4.04.   TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by the directors.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as the Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 4.05.   SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders, the Board of Directors and all committees. He shall be the custodian of the corporate seal and shall affix it to all documents which he is authorized by law or the Board of Directors to sign and seal. He also shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board or President.

Section 4.06.   ASSISTANT OFFICERS. The President may appoint one or more assistant secretaries and such other assistant officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as may be specified from time to time by the President.

Section 4.07.   WHEN DUTIES OF AN OFFICER MAY BE DELEGATED. In the case of absence or disability of an officer of the Corporation or for any other reason that may seem sufficient to the Board of Directors, the Board of Directors or any officer designated by it, or the President, may, for the time of the absence or disability, delegate such officer's duties and powers to any other officer of the Corporation.

Section 4.08.   OFFICERS HOLDING TWO OR MORE OFFICES. The same person may hold any two (2) or more of the above-mentioned offices.

Section 4.09.   COMPENSATION. The Board of Directors shall have the power to fix the compensation of all officers and employees of the Corporation.

Section 4.10.   RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein unless otherwise determined by the Board of Directors. The acceptance of a resignation by the Corporation shall not be necessary to make it effective.

Section 4.11.   REMOVAL. Any officer of the Corporation may be removed, with or without cause, by the affirmative vote of a majority of the entire Board of Directors. Any assistant officer of the Corporation may be removed, with or without cause, by the President or by the Board of Directors.

ARTICLE V

Indemnification of Directors, Officers
Employees and other Corporate Agents

Section 5.01.   ACTION, ETC. OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 5.02.   ACTION, ETC., BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation by a court of competent jurisdiction, after exhaustion of all appeals therefrom, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 5.03.   DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Sections 5.01 or 5.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in Sections 5.01 and 5.02 hereof, which determination is made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Section 5.04.   INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article V, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding referred to in Sections 5.01 or 5.02 hereof, or in defense of any claim, issue or matter therein, such Agent shall be indemnified against expenses, including attorneys' fees actually and reasonably incurred by such Agent in connection therewith.

Section 5.05.   ADVANCES OF EXPENSES. Except as limited by Section 5.06 of this Article V, expenses incurred by an Agent in defending any civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, if the Agent shall undertake to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified as authorized in this Article V. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful.

Section 5.06.   RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification or advance under this Article V shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless a determination shall be made in the manner set forth in the second sentence of Section 5.05 hereof that such Agent acted in a manner set forth therein so as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article V shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety (90) days. The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 5.07.   OTHER RIGHTS AND REMEDIES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which an Agent seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article V shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the Nevada Private Corporations Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

Section 5.08.   INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.

Section 5.09.   CONSTITUENT CORPORATIONS. For the purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, all constituent corporations (including all constituents of constituents) absorbed in a consolidation or merger as well as the resulting or surviving corporation, which, if the separate existence of such constituent corporation had continued, would have had power and authority to indemnify its Agents, so that any Agent of such constituent corporation shall stand in the same position under the provisions of the Article V with respect to the resulting or surviving corporation as that Agent would have with respect to such constituent corporation if its separate existence had continued.

Section 5.10.   OTHER ENTERPRISES, FINES, AND SERVING AT CORPORATION'S REQUEST. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.

Section 5.11.   SAVINGS CLAUSE. If this Article V or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated, or by any other applicable law.

ARTICLE VI

Stock

Section 6.01.   CERTIFICATES. Except as otherwise provided by law, each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class (and series, if appropriate) of shares of stock owned by him in the Corporation. Each certificate shall be signed in the name of the Corporation by the Chairman of the Board or a Vice-Chairman of the Board or the President or a Vice President, together with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on any certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Each share of stock, however, shall be eligible for record of ownership, and transfer of ownership, by book-entry under a Direct Registration System that complies with Nasdaq rules; while entitled to a certificate, a stockholder shall not be required to have a certificate.

Section 6.02.   TRANSFER OF SHARES. Shares of stock shall be transferable on the books of the Corporation only by the holder thereof, in person or by his duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed, to the Corporation's transfer agent, if the Corporation has a transfer agent, or to the Corporation's registrar, if the Corporation has a registrar, or to the Secretary, if the Corporation has neither a transfer agent nor a registrar. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of the Corporation's stock as it may deem expedient.

Section 6.03.   TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or the Secretary may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

Section 6.04.   STOCK LEDGERS. Original or duplicate stock ledgers, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar.

Section 6.05.   RECORD DATES. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than sixty (60) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

ARTICLE VII

Amendments

Section 7.01.   AMENDMENTS. These Bylaws may be altered, amended or repealed or new bylaws adopted by the Board of Directors, subject to repeal or change by action of the stockholders. All amendments shall be placed in the Corporation's minute book immediately following these Bylaws.

APPENDIX D
PHOTOMEDEX, INC.
2005 EQUITY COMPENSATION PLAN
(amended and restated as of August 3, 2010)

1.       Purposes of the Plan. The purposes of this PhotoMedex, Inc. 2005 Equity Compensation Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and the Company’s Affiliates. Options granted under the Plan may be Incentive Stock Options or Non-statutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, time vested and/or performance vested Restricted Stock, Stock Appreciation Rights and Unrestricted Shares may also be granted under the Plan. The Plan is hereby amended and restated, subject to stockholder approval at the annual meeting of the Company’s stockholders on [October 28] , 2010, to increase the number of shares of common stock reserved for issuance hereunder, increase the maximum number of shares for which any one participant may receive in any one calendar year, amend provisions relating to the grant of performance-based stock awards that are designed to qualify as “qualified performance-based compensation” under Code Section 162(m), to expand the individuals eligible to receive awards under the Plan to include Directors and to allow for a repricing of certain outstanding stock options in a one-time exchange offer.  Such amendments shall be effective on August 3, 2010, subject to approval of the Plan by the stockholders of the Company.

2.        Definitions. As used herein, the following definitions shall apply:

“Acquirer” has the meaning set forth in Section 17(c).

“Administrator” means the committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan.

“Affiliate” means any Parent and/or Subsidiary.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means the grant of an Option, a Stock Purchase Right, a Stock Appreciation Right, a Stock Award and/or Unrestricted Shares.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise specifically provided in a Participant’s Option Agreement, Stock Purchase Agreement, Stock Appreciation Right Agreement or Stock Award Agreement, a finding by the Administrator that the Participant’s employment with or service to the Company or any Affiliate was terminated due to one or more of the following: (i) the Participant’s performance of duties in an incompetent manner; (ii) the Participant’s commission of any act of fraud, insubordination, misappropriation or personal dishonesty relating to or involving the Company or any Affiliate in any material respect; (iii) the Participant’s gross negligence; (iv) the Participant’s violation of any express direction of the Company or of any Affiliate or any material violation of any rule, regulation, policy or plan established by the Company or any Affiliate from time to time regarding the conduct of its employees or its business; (v) the Participant’s disclosure or use of confidential information of the Company or any Affiliate, other than as required in the performance of the Participant’s duties; (vi) actions by the Participant that are determined by the Administrator to be clearly contrary to the best interests of the Company and/or its Affiliates; (vii) the Participant’s conviction of a crime constituting a felony or any other crime involving moral turpitude; (viii) the Participant’s use of alcohol or any unlawful controlled substance to an extent that it interferes with the performance of the Participant’s duties, or (ix) any other act or omission which, in the determination of the Administrator, is materially detrimental to the business of the Company or of an Affiliate. Notwithstanding the foregoing, if a Participant has entered into a written employment or consulting agreement with the Company that specifies the conditions or circumstances under which the Participant’s service may be terminated for cause, then the terms of such agreement shall apply for purposes of determining whether “Cause” shall have occurred for purposes of this Plan.

“Change in Control Event” has the meaning set forth in Section 17(c).

“Code” means the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

“Company” means PhotoMedex, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity, other than an Employee or a Director.

“Director” means a member of the Board or of the board of directors of an Affiliate.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any person, including officers and Directors, serving as an employee of the Company or an Affiliate. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Non-statutory Stock Option for purposes of this Plan. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    if the Common Stock is listed on any national securities exchange, including without limitation the NASDAQ National Market or the NASDAQ Capital Market, the Fair Market Value of a Share shall be the closing sales price of a Share (or the closing bid, if no such sales were reported) as quoted on such exchange or system for the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined by the Administrator based upon the reasonable application of a reasonable valuation method as outlined under Code Section 409A.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an Award.
“Option” means a stock option granted pursuant to the Plan.

“Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

“Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

“Parent” means a “parent corporation” of the Company (or, in the context of Section 17(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” shall mean any Service Provider who holds an Option, a Stock Purchase Right, a Stock Appreciation Right, a Stock Award or Unrestricted Shares granted or issued pursuant to the Plan.

“Restricted Period” has the meaning set forth in Section 12(a).

“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Award under Section 12 of the Plan.

“Service” shall mean service to the Company or its subsidiaries as an Employee or, following a Change in Control Event, service to the Acquirer (as defined in this Section 2) or its subsidiaries as an employee.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

“Stock Appreciation Right” means a right granted pursuant to Section 14 of the Plan, as evidenced by a Notice of Grant. Stock Appreciation Rights may be awarded either in tandem with Options (“Tandem Stock Appreciation Rights”) or on a stand-alone basis (“Nontandem Stock Appreciation Rights”).

“Stock Appreciation Right Agreement” means an agreement between the Company and the grantee of a Stock Appreciation Right, approved by the Administrator, evidencing the terms and conditions of an individual Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Stock Award” means an Award of Shares pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.

“Stock Purchase Agreement” means a written agreement between the Company and an Optionee, approved by the Administrator, evidencing the terms and restrictions applicable to stock purchased under a Stock Purchase Right. Each Stock Purchase Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Stock Purchase Awardee” means the holder of an outstanding Stock Purchase Right granted under the Plan.

“Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

“Stock Purchase Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 of the Plan.

“Subsidiary” means a “subsidiary corporation” of the Company (or, in the context of Section 17(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Substitute Options” has the meaning set forth in Section 18.

“Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3.      Stock Subject to the Plan. Subject to the provisions of Section 17 of the Plan, the maximum number of shares of Common Stock that may be issued under the Plan shall be 650,000 shares. For purposes of the foregoing limitation, the shares of Common Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Common Stock available for issuance under the Plan. Notwithstanding the foregoing, no more than 200,000 shares of Common Stock may be granted to any one Participant with respect to Awards during any one calendar year period. Common Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company.

4.      Administration of the Plan.

(a)    Administration. The Plan shall be administered by a committee of the Board comprised of three or more directors who are “outside directors” within the meaning of Code Section 162(m), “non-employee directors” within the meaning of Rule 16b-3(b)(3) and “independent directors” within the meaning of Section 4200(a)(15) of the NASD Marketplace Rules.  Notwithstanding any provision of the Plan to the contrary, any discretionary Awards to non-employee members of the Board will be approved by a disinterested majority of the Board.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

(i)    to determine the Fair Market Value;

(ii)   to select the Service Providers to whom Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted hereunder;

(iii)    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)    to approve forms of agreement for use under the Plan;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder and of any Option Agreement, Stock Purchase Agreement, Stock Award Agreement and Stock Appreciation Right Agreement. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Purchase Right, Stock Award, Stock Appreciation Right or grant of Unrestricted Shares or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)    to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)    to allow Optionees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at no less than the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined as of the date that the income resulting from exercise of the Option is recognized by the Optionee. All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(ix)    to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

(x)    to make all other determinations deemed necessary or advisable for purposes of administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all holders of Awards. Neither the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

5.       Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees. Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person’s becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

6.       Limitations.

(a)    Each Option shall be designated in the applicable Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if an Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options. In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Affiliate. For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)    Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the grantee’s relationship as a Service Provider with the Company or any Affiliate, nor shall they interfere in any way with the Participant’s right or the right of the Company or any Affiliate to terminate such relationship at any time, with or without cause.

7.       Term of the Plan. The Plan was originally effective December 28, 2005 and shall continue in effect for a term of ten (10) years from such date unless terminated earlier under Section 20 of the Plan.

8.       Term of Options. The term of each Option shall be stated in the applicable Option Agreement or, if not so stated, ten years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

9.       Option Exercise Price; Exercisability.

(a)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)    In the case of an Incentive Stock Option:

(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company and any Affiliate, the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant, or

(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(ii)    In the case of a Non-statutory Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(iii)    Notwithstanding the foregoing, Options may not be granted with a per Share exercise price of less than 100% (or 110%, if clause (i)(A) above applies) of the Fair Market Value per Share on the date of grant pursuant to a merger or other comparable corporate transaction.

(b)    Exercise Period and Conditions. At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

10.       Exercise of Options; Consideration.

(a)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, provided, however, that unless otherwise determined by the Administrator, each Option shall vest and become exercisable as to 20% of the Shares subject to such Option on the first anniversary of its date of grant, as to an additional 20% of the Shares subject to such Option on the second anniversary of its date of grant, as to an additional 20% of the Shares subject to such Option on the third anniversary of its date of grant, as to an additional 20% of the Shares subject to such Option on the fourth anniversary of its date of grant and as to the balance of the Shares subject to such Option on the fifth anniversary of its date of grant. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and Section 10(f) of the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than as a result of the Optionee’s death, Disability or termination for Cause, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Option Agreement and except as otherwise provided in Sections 10(c), 10(d) and 10(e) of this Plan, the Option shall remain exercisable for three months following the Optionee’s termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified by the Administrator, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan. Notwithstanding anything contained herein to the contrary, an Optionee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant or a Director) shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b), nor shall a transfer of employment among the Company and any Affiliate be considered a termination of employment; provided, however, that if an Optionee owning Incentive Stock Options ceases being an Employee but continues as a Consultant or a Director, such Incentive Stock Options shall be deemed to be Nonstatutory Stock Options three months after the date of such cessation.

(c)    Disability of an Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.

(d)    Death of an Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death (but in no event later than the expiration of the term of such Option). If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan.

(e)    Termination for Cause. Unless otherwise provided in a Service Provider’s Option Agreement, if a Service Provider’s relationship with the Company is terminated for Cause, then such Service Provider shall have no right to exercise any of such Service Provider’s Options at any time on or after the effective date of such termination. All Shares covered by such Options and not acquired by exercise prior to the date of such termination shall revert to the Plan.

(f)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)    cash;

(ii)    check;

(iii)   other Shares of the Company’s Common Stock which (A) have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)    consideration received by the Company under a cashless exercise program permitted by the Administrator, including a cashless exercise program utilizing the services of a single broker acceptable to the Administrator;

(v)    a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement, subject to the applicable requirements of Code Section 409A;

(vi)    any combination of the foregoing methods of payment; or

(vii)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

In addition, to the extent an Option is at the time exercisable for vested Shares of Common Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in Shares of Common Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the Shares of Common Stock subject to the surrendered portion exceeds the aggregate exercise price payable for those Shares.

11.       Stock Purchase Rights.

(a)    Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options or other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Stock Purchase Awardee in writing or electronically, by means of a Notice of Grant and/or a Stock Purchase Agreement in the form determined by the Administrator, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Stock Purchase Awardee shall be entitled to purchase and the price to be paid for such Shares. The offer shall be accepted by execution of a Stock Purchase Agreement in a form determined by the Administrator and payment of the applicable purchase price.

(b)    Repurchase Option. Unless the Administrator determines otherwise, the Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Stock Purchase Awardee’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Stock Purchase Agreement shall be the original price paid by the Stock Purchase Awardee and may be paid by cancellation of any indebtedness of the Stock Purchase Awardee to the Company. The repurchase option shall lapse at a rate determined by the Administrator; provided, however, that unless otherwise determined by the Administrator, the restrictions shall lapse as to 20% of the Shares subject to such Stock Purchase Agreement on the first anniversary of its date of grant, as to as to an additional 20% of the Shares subject to such Stock Purchase Agreement on the second anniversary of its date of grant, as to an additional 20% of the Shares subject to such Stock Purchase Agreement on the third anniversary of its date of grant, as to an additional 20% of the Shares subject to such Stock Purchase Agreement on the fourth anniversary of its date of grant and as to the balance of the Shares subject to such Stock Purchase Agreement on the fifth anniversary of its date of grant.

(c)    Other Provisions. The Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)    Rights as a Stockholder. Once the Stock Purchase Right is exercised, the Stock Purchase Awardee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 17 of the Plan.

12.       Stock Awards. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider, as defined herein, subject to such terms and conditions, including vesting and/or performance conditions, as the Administrator sets forth in a Stock Award Agreement evidencing such grant. Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual. The grant of Stock Awards shall be subject to the following provisions:

(a)    At the time a Stock Award is made, the Administrator shall establish a vesting period (the “Restricted Period”) applicable to the Stock Award Shares subject to such Stock Award or shall determine that such Stock Award is not subject to any vesting requirements. Subject to the right of the Administrator to establish a Restricted Period that extends vesting dates to later or earlier dates than the dates provided in this sentence, the Restricted Period of a Stock Award, if any, shall lapse as follows: the restrictions shall lapse as to one third of the Shares subject to such Stock Award on the fifth anniversary of its date of grant, as to an additional one third of the Shares subject to such Stock Award on the sixth anniversary of its date of grant and as to the balance of the Shares subject to such Stock Award on the seventh anniversary of its date of grant. The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or in lieu of the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives. The Administrator may provide that all restrictions on Stock Award Shares shall lapse if certain performance criteria are met and that, if such criteria are not met, that such restrictions shall lapse if certain vesting conditions are satisfied. None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b)    The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant. The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee’s benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

(c)    Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares. All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 12.

(d)    Subject to the terms of the applicable Stock Award Agreement, any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if, prior to the date on which all restrictions applicable to such Stock Award shall have lapsed, the Stock Awardee voluntarily terminates employment with the Company or its

Affiliates or resigns or voluntarily terminates his consultancy arrangement with the Company or its Affiliates or if the Stock Awardee’s employment or the consultant’s consultancy arrangement is terminated for Cause. If the Stock Awardee’s employment or consultancy arrangement terminates for any other reason, the Stock Award Shares held by such person shall be forfeited, unless the Administrator, in its sole discretion, shall determine otherwise. Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan.

(e)    Upon the satisfaction of the conditions prescribed by the Administrator with respect to a particular Stock Award, the restrictions applicable to the related Stock Award Shares shall lapse and, at the Stock Awardee’s request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions under the Plan, to the Stock Awardee or his beneficiary or estate, as the case may be.

13.       Unrestricted Shares. The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a)    The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment (other than the par value thereof, in the Administrator’s discretion) shall be required for Unrestricted Shares.

(b)    The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

14.         Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights in accordance with the following provisions:

(a)    Tandem Stock Appreciation Rights may be awarded by the Administrator in connection with any Option granted under the Plan, either at the time such Option is granted or thereafter at any time prior to the exercise, termination or expiration of such Option. The base price of any Tandem Stock Appreciation Rights shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of the related Option. Nontandem Stock Appreciation Rights may also be granted by the Administrator at any time. At the time of grant of Nontandem Stock Appreciation Rights, the Administrator shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 14(d). The base price of any Nontandem Stock Appreciation Rights shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Administrator shall determine.

(b)    Tandem Stock Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Administrator may determine (which period may expire prior to the expiration date of the related Option); provided, however, if no such period is specified, a Tandem Stock Appreciation Right shall be exercisable only for the period that the related Option is exercisable. Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of Tandem Stock Appreciation Rights shall not be available for subsequent awards under the Plan. Nontandem Stock Appreciation Rights shall be exercisable during such period as the Administrator shall determine.

(c)    Tandem Stock Appreciation Rights shall entitle the applicable Participant to surrender to the Company unexercised the related Option, or any portion thereof, and, subject to Section 14(f) to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Rights are exercised over (ii) the Option exercise price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. In addition, the Optionee shall be entitled to receive an amount equal to any credit against the Option exercise price which would have been allowed had the Option, or portion thereof, been exercised. Cash shall be delivered in lieu of any fractional shares.

(d)    The exercise of Nontandem Stock Appreciation Rights shall, subject to Section 14(f), entitle the recipient to receive from the Company that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Rights are exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Rights, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Rights, or the portion thereof, being exercised. Cash shall be delivered in lieu of any fractional shares.

(e)    As soon as is reasonably practicable after the exercise of any Stock Appreciation Rights, the Company shall (i) issue, in the name of the recipient, stock certificates representing the total number of full shares of Common Stock to which the recipient is entitled pursuant to Section 14(c) and Section 14(d) and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares, or (ii) if the Administrator causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Rights in cash pursuant to Section 14(f), deliver to the recipient an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

(f)    The Administrator, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

15.         Qualified Performance-Based Compensation. The Administrator may determine that Stock Awards granted to a Service Provider shall be considered “qualified performance-based compensation” under Code Section 162(m). The following provisions shall apply to grants of Stock Awards that are to be considered “qualified performance-based compensation” under Code Section 162(m):

(a)  Performance Goals. When Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Administrator shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Administrator deems appropriate and consistent with the Plan and Code Section 162(m).

(b) Criteria Used for Objective Performance Goals. The Administrator shall use objectively determinable performance goals that are based on one or more of the following measures: stock price, the market capitalization of our common stock (i.e. the price of our common stock multiplied by the number of our shares outstanding), earnings per share, income before taxes and extraordinary items, net income, operating income, revenues, earnings before income tax, EBITDA (earnings before interest, taxes, depreciation and amortization), after-tax or pre-tax profits, operational cash flow, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders’ equity, decreasing or increasing the level in, or increase in all or a portion of assets and/or liabilities, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals and cost targets or goals relating to acquisitions or divestitures. The business criteria may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The Administrator may provide, at the time the performance goals are established, that adjustments will be made to the applicable performance goals to take into account, in any objective manner specified by the Administrator, the impact of one or more of the following: (i) gain or loss from all or certain claims and/or litigation and insurance recoveries, (ii) the impairment of tangible or intangible assets, (iii) stock-based compensation expense, (iv) extraordinary, unusual or infrequently occurring events reported in our public filings, (v) restructuring activities reported in our public filings, (vi) investments, dispositions or acquisitions, (vii) gain or loss from the disposal of certain assets, (viii) gain or loss from the early extinguishment, redemption, or repurchase of debt, or (ix) changes in accounting principles that become effective during the performance period.

(c) Establishment of Goals. The Administrator shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code Section 162(m). The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Administrator shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.
(d) Certification of Results. The Administrator shall certify and announce the results for each performance period to all Participants after the announcement of the Company’s financial results for the performance period. If and to the extent that the Administrator does not certify that the performance goals have been met, the grants of Stock Awards for the performance period shall be forfeited or shall not be made, as applicable.

(e) Death, Disability or Other Circumstances. The Administrator may provide that Stock Awards shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change in Control Event or under other circumstances consistent with the Treasury regulations and rulings under Code Section 162(m).

16.         Non-Transferability. Unless determined otherwise by the Administrator, an Option, Stock Appreciation Right, Stock Purchase Right and Stock Award (until such time as all restrictions lapse) may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and, in the case of an Option, Stock Appreciation Right or Stock Purchase Right, may be exercised, during the lifetime of a Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option. During the period when Shares subject to Stock Purchase Agreements and Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

17.         Adjustments Upon Changes in Capitalization; Dissolution; Change in Control and Other Events.

(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, Stock Purchase Right, Stock Award Agreement and Stock Appreciation Right and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Purchase Right, Stock Award Agreement or Stock Appreciation Right, as well as the price per share of Common Stock covered by each such outstanding Option, Stock Purchase Right or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each holder of an Award as soon as practicable prior to the effective date of such proposed dissolution or liquidation. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Appreciation Right and for a holder of a Stock Purchase Right to exercise his or her Stock Purchase Right until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which an applicable Option or Stock Appreciation Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of a Stock Purchase Right or any restrictions as to any Stock Award shall lapse as to all such Shares covered thereby, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option, Stock Purchase Right or Stock Appreciation Right will terminate immediately prior to the consummation of such proposed action.

(c)    Exercisability and Vesting Upon a Change in Control Event. Notwithstanding any provision of this Plan other than Section 17(d), in the event that a “Change in Control Event” occurs, all Options, Stock Appreciation Rights, Stock Purchase Stock and Restricted Stock granted hereunder which are held by Participants as of the occurrence of such a Change in Control Event shall become fully exercisable or vested immediately and automatically upon the occurrence of such a Change in Control Event, except that in the case of Restricted Stock that is subject to a performance restriction based on the Fair Market Value of the Company’s Common Stock, the Company’s repurchase rights applicable to such Restricted Stock shall lapse with respect to a Change in Control Event only if and to the extent that the per-share purchase price paid or deemed paid by the Acquirer (defined below) would suffice to fulfill such performance restriction; the balance of the Restricted Stock (or cash paid by the Acquirer for such shares) shall cease to be subject to any further repurchase rights by the Acquirer ratably and monthly over the period of time (but not greater than 36 months) that the Acquirer contracts for the Services of the Participant who beneficially holds the Restricted Stock, and if the Acquirer does not engage the Services of the Participant, the unvested shares of Restricted Stock shall vest as of the Change in Control Event. For purposes of this Plan, the term “Change in Control Event” shall mean any of the following events:

(i) the acquisition by any one person, or more than one person acting as a group (within the meaning of Rule 13d-3), of ownership of stock of the Company possessing more than 50% of the total voting power of the capital stock of the Company (the “Acquirer”); or (ii) (a) any consolidation or merger of the Company, in which the holders of voting stock of the Company immediately before the consolidation or merger will not own 50% or more of the voting shares of the continuing or surviving corporation (or if the transaction is structured as merger or consolidation of subsidiaries, 50% or more of the continuing or surviving parent corporation) immediately after such consolidation or merger, or (b) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company (any transaction contemplated by this clause (ii) being referred to herein as a “Sale of the Company”), where in subparagraph “a” the dominant holders of voting stock shall be regarded as an Acquirer and in subparagraph “b” the transferee shall be regarded as an Acquirer.

(iii) Other Definition. The Administrator may modify the definition of Change in Control Event for a particular Award as the Administrator deems appropriate to comply with Code Section 409A or otherwise.

(d)    Assumption of Options and Awards. In the event of a Sale of the Company, each outstanding Option and Stock Appreciation Right, as modified pursuant to Section 17(c), shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the Administrator determines that, at least thirty days prior to the scheduled consummation of such Sale of the Company, the successor corporation or a parent or a subsidiary of the successor corporation has refused to assume each outstanding Option and Stock Appreciation Right, as modified pursuant to Section 17(c), or substitute an equivalent option or stock appreciation right for each outstanding Option and Stock Appreciation Right, as modified pursuant to Section 17(c), then the Administrator shall notify all holders of outstanding Options and Stock Appreciation Rights that all outstanding Options and Stock Appreciation Rights shall be fully exercisable for a period of twenty (20) days from the date of such notice and that any Options and Stock Appreciation Rights that are not exercised within such period shall terminate upon consummation of such Sale of the Company.

18.         Substitute Options. In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a) and Code Section 409A, as from time to time amended or superseded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to this Plan for any purpose.

19.         Date of Grant. The date of grant of an Option, Stock Purchase Right, Stock Award, Stock Appreciation Right or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Purchase Right, Stock Award, Stock Appreciation Right or Unrestricted Share, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

20.         Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement shall be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(d)    No Repricing Without Stockholder Approval. Notwithstanding any provision of the Plan to the contrary, the Administrator may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in the rules of the stock exchange on which the Company’s Common Stock is listed and shall not include adjustments pursuant to Section 17 of the Plan, provided, however, that upon approval of the Company’s stockholders, the Administrator may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Options could, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of a new Option to purchase fewer Shares of Common Stock at a lower exercise price.

21.         Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option, Stock Appreciation Right or Stock Purchase Right unless such grant or the exercise of such Option, Stock Appreciation Right or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws.

(b)    Investment Representations. As a condition to the grant of any Award or the exercise of any Option, Stock Appreciation Right or Stock Purchase Right, the Company may require the person receiving such Award or exercising such Option, Stock Appreciation Right or Stock Purchase Right to represent and warrant at the time of any such exercise or grant that the applicable Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)    Additional Conditions. The Administrator shall have the authority to condition the grant of any Award or rights in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of recipients to execute lock-up agreements and stockholder agreements in the future. The Administrator may implement such measures as the Administrator deems appropriate to determine whether Shares acquired as a result of the exercise of an Incentive Stock Option have been the subject of a “disqualifying disposition” for federal income tax purposes, including requiring the Optionee to hold such Shares in his or her own name and requiring that the Optionee notify the Administrator of any such “disqualifying disposition.”

(d)    Trading Policy Restrictions. Option, Stock Appreciation Right and Stock Purchase Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

22.         Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction over the Company, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.         Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

24.         Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

25.         Withholding; Notice of Sale. The Company shall be entitled to withhold from any amounts payable to an Employee any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

26.         Governing Law. This Plan shall be governed by the laws of the state of Delaware, without regard to conflict of law principles.

27.         Option Grants under Other Plans. From and after the date on which this Plan is approved by the stockholders of the Company, no subsequent stock option grants shall be made under the following plans heretofore adopted by the Company: 2000 Stock Option Plan; 1998 Non-Employee Director Stock Option Plan; 1995 Non-Qualified Option Plan; 2004 Stock Option Plan; 1996 Stock Option Plan; 1991 Restated Stock Option Plan for Non-Employee Directors; and 1989 Restated Stock Option Plan.

28.         Code Section 409A. The Plan is intended to comply with the applicable requirements of Code Section 409A and the regulations promulgated thereunder to the extent applicable, and shall be administered in accordance with Code Section 409A to the extent Code Section 409A is applicable to the Plan or any Award hereunder. Each Award shall be subject to such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Code Section 409A, or (ii) satisfies such requirements. Awards granted under the Plan shall be structured in a manner consistent with the requirements of Code Section 409A and payment or distributions with respect thereto shall only be made in a manner and upon an event permitted under Code Section 409A and, to the extent required under Code Section 409A, payments or distributions to a Participant who is a “specified employee” (within the meaning of such term under Code Section 409A) upon his or her separation from service shall be postponed and subject to a six-month delay and shall be paid within 15 days after the end of the six-month period following separation from service or if the Participant dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of Code Section 409A shall be paid to the personal representative of the Participant’s estate within 60 days after the date of the Participants’s death. All payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Code Section 409A. In no event shall a Participant, directly or indirectly designate the calendar year in which payment or distribution is made.

Executed and dated as of the date first written above at Montgomeryville, Pennsylvania.

PHOTOMEDEX, INC.

By:	/s/Dennis McGrath
Dennis McGrath
President and Chief Executive Officer

APPENDIX E

PHOTOMEDEX, INC.

AMENDED AND RESTATED

2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
(amended and restated as of August 3, 2010)

1. Purposes of the Plan

The purposes of this 2000 Non-Employee Director Stock Option Plan (the “Plan”) are to enable PhotoMedex, Inc., a Delaware corporation (the “Company”) to attract, retain and motivate the directors who are important to the success and growth of the business of the Company and to create a long-term mutuality of interest between the directors and the stockholders of the Company by granting the directors options to purchase Common Stock (as defined herein).

2. Definitions

In addition to the terms defined elsewhere herein, for purposes of this Plan, the following terms will have the following meanings when used herein with initial capital letters:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means an act or failure to act that constitutes “cause” for removal of a director under applicable Delaware law.

(d) “Code” means the Internal Revenue Code of 1986, as amended (or any successor statute).

(e) “Committee” means a committee of the Board, appointed from time to time by the Board, which Committee shall be intended to consist of two or more directors who are non-employee directors, as defined in Rule 16b-3, or such other committee of the Board to which the Board has delegated its power and functions hereunder. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance with the requirements of Rule 16b-3 shall not affect the validity of the interpretations or other actions of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

(f) “Common Stock” means the common stock of the Company, par value $0.01 per share, any common stock into which the common stock may be converted and any common stock resulting from any reclassification of the common stock.

(g) “Company” means PhotoMedex, Inc., a Delaware corporation, and any successor thereto.

(h) “Disability” means a total and permanent disability, as defined in Section 22(e)(3) of the Code.

(i) “Eligible Director” means a director of the Company who is not then a current employee of the Company or any Related Person.

(j) “Fair Market Value” means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the closing sales price reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted, or (iii) if the Common Stock is not traded in any market, such value as may be determined by the Committee in its discretion or as may be determined in accordance with such methodologies, procedures or other rules, (which may provide, without limitation, that determinations of Fair Market Value shall be made by an independent third party), as may be established by the Committee in its discretion; provided, however, that, where the shares are so listed or traded, the Committee may make discretionary determinations, or implement such methodologies, procedures or other rules, where the shares have not been traded for 10 trading days.

(k) “Option” means the right to purchase the number of Shares granted in the Option agreement at a prescribed purchase price according to the terms specified in the Plan.

(l) “Participant” means an Eligible Director who is granted an Option under the Plan, which Option has not expired.

(m) “Related Person” means, other than the Company (a) any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code; or (b) any corporation that is defined as a parent corporation in Section 424(e) of the Code. An entity shall be deemed a Related Person only for such periods as the requisite ownership relationship is maintained.

(n) “Rule 16b-3” means Rule 16b-3 promulgated under Section 16(b) of the Act, as then in effect or any successor provisions.

(o) “Securities Act” means the Securities Act of 1933, as amended.

(p) “Share” means a share of Common Stock.

(q) “Termination of Directorship” with respect to an individual means that individual is no longer acting as a director (whether a non-employee director or employee director) of the Company.

3. Effective Date

The Plan shall be effective as of January 1, 2000 (the “Effective Date”), subject to its approval by the majority of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the Plan at a meeting of stockholders within one (1) year after the Plan is adopted by the Board, provided that the total vote cast on the Plan represents the majority in interest of all securities present, or represented, and entitled to vote on the Plan. Grants of Options under the Plan will be made on or after the Effective Date of the Plan, provided that, if the Plan is not approved by the requisite vote of stockholders, all Options which have been granted pursuant to the terms of the Plan shall be null and void. No Options may be exercised prior to the approval of the Plan by the majority of the Common Stock, as such majority is measured at the time of such approval.

4. Administration

4.1. Duties of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable. Any determination, action or conclusion of the Committee shall be final, conclusive and binding on all parties.

4.2. Advisors. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

4.3. Indemnification. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of the Company and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or Bylaws of the Company.

4.4. Meetings of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee are in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

4.5. Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, the Company, directors, officers and other employees of the Company, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

5. Shares, Adjustments Upon Certain Events

5.1. Shares to be Delivered. Shares to be issued under the Plan shall be made available, at the sole discretion of the Board; either from authorized but unissued Shares or from issued Shares reacquired by Company and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option nor will any compensation be paid with regard to fractional shares.

5.2. Number of Shares. Subject to adjustment as provided in this Article 5, the maximum aggregate number of Shares authorized for issuance under the Plan shall be 65,000. Where an Option is for any reason canceled, or expires or terminates unexercised, the Shares covered by such Option shall again be available for the grant of Options, within the limits provided by the preceding sentence. The certificates for Shares issued hereunder may include any legend, which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the award agreement, or as the Committee may otherwise deem appropriate.

5.3 Adjustment of Shares. In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, consolidations, recapitalization, reorganizations or like events (as determined by the Committee), an appropriate adjustment may be made by the Committee in the number of shares reserved under the Plan, in the number of shares set forth in Section 5.2 hereof, in the number of shares and the option price per share specified in any stock option agreement. The determination of the Committee as to what adjustments shall be made shall be conclusive. Adjustments for any options to purchase fractional shares shall also be determined by the Committee. The Committee shall give prompt notice to all optionees of any adjustment pursuant to this Section.

5.4. Termination of Options on Merger, Reorganization or Liquidation of the Company. Notwithstanding anything to the contrary in this Plan, unless otherwise provided by the Committee, in the event of any merger, consolidation or other reorganization of the Company in which the Company is not the surviving or continuing corporation (as determined by the Committee) or in the event of the liquidation or dissolution of the Company, all options granted hereunder shall terminate on the effective date of the merger, consolidation, reorganization, liquidation or dissolution unless there is an agreement with respect thereto which expressly provides for the assumption of such options by the continuing or surviving corporation.

6. Securities Law Requirements.

The Company’s obligation to issue shares of its Common Stock upon exercise of an option is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the optionee (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

7. Grants and Terms of Options

7.1. Grant. Effective as of January 1, 2010, each Eligible Director shall be automatically granted an Option to purchase 834 Shares. Notwithstanding anything to the contrary herein, any Eligible Director who is first elected in 2010 to the Board after the Effective Date shall automatically be granted, as of the effective date of his or her election (“First Grant Date”), an Option to purchase a number of Shares equal to the product of (i) 25% of 834 and (ii) the number of fiscal quarters remaining in the Company’s then current fiscal year (including the quarter in which such director was elected), subject to the terms of the Plan. As of January 1, 2011 and for each year following January 1, 2011, or the First Grant Date, as the case may be, each Eligible Director shall be automatically granted an Option to purchase 1,000 Shares or (i) 25% of 1,000 and (ii) the number of fiscal quarters remaining in the Company’s then current fiscal year (including the quarter in which such director was elected), subject to the terms of the Plan.

7.2. Date of Grant. If a grant of Options is to be made on a day on which the principal national exchange or automated quotation system sponsored by the National Association of Securities Dealers with respect to which Shares are traded is not open for trading, the grant shall be made on the first day thereafter on which such exchange or system is open for trading.

7.3. Option Agreement. Options shall be evidenced by Option agreements in such form as the Committee shall approve from time to time.

7.4. Option Terms:

(a) Exercise Price. The purchase price per share (“Purchase Price”) deliverable upon the exercise of an Option shall be 100% of the Fair Market Value of such Share as follows:

(i) [intentionally blank];

(ii) For Options issued on the First Grant Date, the Fair Market Value shall be measured as of the First Grant Date;

(iii) For Annual Grants of Options issued as of January 1 of any fiscal year, the Fair Market Value shall be measured as of the last trading date of the prior year;

7.5. Vesting of Options. Except as otherwise provided herein, Options granted to Eligible Directors shall vest and become exercisable to the extent of 25% of 834 Shares for each fiscal quarter in 2010 in which the Eligible Director shall have served at least one day as a director of the Company, and 25% of 1,000 shares for each fiscal quarter of 2011 in which the Eligible Director shall have served at least one day as a director of the Company.

7.6. Procedure for Exercise. A Participant electing to exercise one or more Options shall give written notice to the Company of such election and of the number of Options he has elected to exercise. Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise in cash. The Plan Committee may also provide, in the case of any nonqualified option, that such option may be exercised on a cashless basis, by Optionee’s submitting the original Option Agreement, together with a statement to such effect on Optionee’s election form. No share of Stock shall be issued until full payment therefor has been made, and no optionee shall have any rights as an owner of shares of Stock until the date of issuance to him of the stock certificate evidencing such Stock.

7.7. Expiration. Except as otherwise provided herein, if not previously exercised each Option shall expire upon the tenth anniversary of the date of the grant thereof.

8. Effect of Termination of Directorship

8.1. General. Unless provided otherwise in the Option agreement, upon a Participant’s Termination of Directorship for any reason except death, Disability or Cause, prior to the complete exercise of an Option (or deemed exercise thereof), then such Option shall thereafter be exercisable to the extent such Option is vested and shall remain exercisable until the earlier of (i) the expiration of the ninety (90) day period following the Participant’s Termination of Directorship or (ii) the remaining term of the Option.

8.2. Death or Disability. Unless provided otherwise in the Option agreement, upon Termination of Directorship on account of Disability or death, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Directorship shall remain exercisable by the Participant or, in the case of death, by the Participant’s estate or by the person given authority to exercise such Options by his or her will or by operation of law, until the earlier of (i) first anniversary of the Participant’s Termination of Directorship or (ii) the remaining term of the Option.

8.3. Termination by Company for Cause. Upon removal, failure to stand for reelection or failure to be renominated for Cause, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct during such directorship that would have justified a removal for Cause during such directorship, all outstanding Options of such Participant shall immediately terminate and shall be null and void.

8.4. Cancellation of Options. Options that were not exercisable during the period a Participant serves as a director shall not become exercisable upon a Termination of Directorship for any reason whatsoever, and such Options shall terminate and become null and void upon a Termination of Directorship.

9. Nontransferability of Options

No Option shall be transferable by any Participant otherwise than (i) by will, other instrument of testamentary distribution, or under applicable laws of descent and distribution, or (ii) to such Participant’s retirement plan or grantor trust to the extent that such transferability does not disqualify the Shares underlying such options from qualification for registration by the Company on Form S-8. Except as provided above, no Option shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option, or in the event of any levy upon any Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall immediately terminate and become null and void. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an Option that is otherwise not transferable pursuant to this Article 9 is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.

10. Rights as a Stockholder

A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by such Participant’s Option until such Participant (or permitted transferee) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided in this Plan.

11. Securities Law Requirements

The Company’s obligation to issue Shares upon exercise of an option is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the optionee (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

12. Termination, Amendment and Modification

12.1 Subject to the number of Shares authorized for issuance under the Plan as provided in Section 5.2, the Plan shall continue in effect without limit unless and until the Board otherwise determines. The termination of the Plan shall not terminate any outstanding Options that by their terms continue beyond such termination date. The Committee or the Board at any time or from time to time may amend this Plan to effect (i) amendments necessary or desirable in order that this Plan and the Options shall conform to all applicable laws and regulations, and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, solely to the extent required by law, the Committee or the Board may not effect any amendment that would require the approval of the stockholders of the Company under applicable law or under any regulation of a principal national securities exchange or automated quotation system sponsored by the National Association of Securities Dealers unless such approval is obtained.

12.2 This Plan may be amended or terminated at any time by the stockholders of the Company.

12.3 Except as otherwise required by law, no termination, amendment or modification of this Plan may, without the consent of the Participant or the permitted transferee of his Option, alter or impair the rights and obligations arising under any then outstanding Option.

13. Use of Proceeds

The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.

14. General Provisions

14.1. Right to Terminate Directorship. This Plan shall not impose any obligations on the Company to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain as a director of the Company.

14.2. Trusts, etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. If and to the extent that any Participant or such Participant’s executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

14.3. Notices. Any notice to the Company required by or in respect of this Plan will be addressed to the Company at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, fax: 215-619-3209, Attention: Chief Financial Officer, or such other place of business as shall become the Company’s principal executive offices from time to time. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any such notice to the Participant will, if the Company has received notice that the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address (and has provided such reasonable substantiating information as the Company may request) by written notice under this Section. Any notice required by or in respect of this Plan will be deemed to have been duly given when delivered in person or when dispatched by telecopy and deposited in the United States mail by first class delivery within one business day following dispatch by telecopy, or, in the case of notice to the Company, by facsimile as described above, or one business day after having been dispatched by a nationally recognized overnight courier service or three business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid. The Company assumes no responsibility or obligation to deliver any item mailed to such address that is returned as undeliverable to the addressee and any further mailings will be suspended until the Participant furnishes the proper address.

14.4. Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

14.5. Payment to Minors, etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

14.6. Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

14.7. Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Options hereunder.

14.8. Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Delaware, without giving effect to rules governing the conflict of laws.

14.9. Section 16(b) of the Act. All elections and transactions under the Plan by persons subject to Section 16 of the Act involving shares of Common Stock are intended to comply with any applicable condition under Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.10 Repricing.  Notwithstanding any other provision of the Plan to the contrary, upon approval of the stockholders of the Company, the Committee may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Options could, at the election of the Participant holding such Option, be tendered to the Company for cancellation in exchange for the issuance of new Options under the Plan or the issuance of new options or other equity awards under another equity plan maintained by the Company, including the issuance of new stock covering fewer shares with a lower exercise price.

15. Issuance of Stock Certificates, Legends, Payment of Expenses

15.1. Stock Certificates. Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by the Company in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

15.2. Legends. Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Committee, in its sole discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares.

15.3. Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

16. Listing of Shares and Related Matters

If at any time the Board or the Committee shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of Options or the award or sale of Shares under the Plan, no Option grant shall be effective and no Shares will be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

17. Withholding Taxes

The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the Participant of any federal, state or local taxes required by law to be withheld.

Executed and dated as of the date first written above at Montgomeryville, Pennsylvania.

PHOTOMEDEX, INC.

By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Executive Officer

PROXY
PHOTOMEDEX, INC.
THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
For an Annual Meeting of Stockholders
To be held on October 28, 2010
________________________

The undersigned stockholder appoints Dennis M. McGrath as proxy with full power of substitution, to vote the shares of voting securities of PhotoMedex, Inc., a Delaware Corporation (“we”, “us” or “our”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, Pennsylvania 19103, on [October 28,]  2010, at 9:00 a.m., local time, and any adjournment thereof upon matters properly coming before the Meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned Without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORIZED ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF

(1)
To elect to our Board of Directors eight (8) directors, to serve until our next Annual Meeting of Stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.
	0 FOR all nominees listed herein (except as marked up to the contrary below)	0 withhold authority to vote for all nominees listed below

01 – Richard J. DePiano                                                    02 –  Dennis M. McGrath                                           03 – David W. Anderson                               04 – Alan R. Novak
05 – Leonard L. Mazur                                                      06 – Stephen P. Connelly                                           07 – Paul J. Denby                                           08 – James W. Sight

(2)
To approve the grant of discretionary authority to the Board of Directors until December 30, 2010: (a) to change our state of incorporation from Delaware to Nevada, which we refer to as the “Reincorporation”, by merging with a wholly-owned subsidiary to be incorporated in Nevada pursuant to an Agreement and Plan of Merger in the form attached as Appendix A to the Proxy Statement for the Annual Meeting, or (b) to determine not to proceed with the Reincorporation;

0 FOR	0 AGAINST	0 ABSTAIN

(3)
To consider and vote upon an amendment to our 2005 Equity Compensation Plan, as amended (the “2005 Equity Plan”), to increase the number of shares of our common stock reserved for issuance thereunder from 194,285 shares to 650,000 shares; to increase the number of shares for which any one participant may receive awards in any one calendar year to 200,000; to amend the provisions relating to the grant of performance-based stock awards that are designed to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended; to expand the individuals eligible to receive awards under the 2005 Equity Plan to include non-employee members of our Board of Directors; and to allow for an exchange of certain outstanding stock options pursuant to a one-time exchange offer.

0 FOR	0 AGAINST	0 ABSTAIN

(4)
To consider and vote upon an amendment to our 2000 Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”) to change the annual grant from non-qualified options to purchase 834 shares of our common stock to 1,000 shares of our common stock as of January 1 of given year, starting with January 1, 2011 and to vest ratably in the calendar quarters of the year of grant, and to allow for an exchange of certain outstanding stock options pursuant to a one-time exchange offer.

0 FOR	0 AGAINST	0 ABSTAIN

(5)	To consider and vote upon a one-time option exchange program for certain holders of options to purchase shares of our common stock.

0 FOR	0 AGAINST	0 ABSTAIN

(6)
To consider and vote upon a proposal to permit us to pay all interest accruing under the Series B-2 Secured Convertible Note to the holder of the Note in kind through additional convertible promissory notes.

0 FOR	0 AGAINST	0 ABSTAIN

(7)	To ratify the appointment of EisnerAmper, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

0 FOR	0 AGAINST	0 ABSTAIN

(8)	To transact such other business as may come before the Meeting and any adjournments thereto.

0 FOR	0 AGAINST	0 ABSTAIN

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

PLEASE CHECK THE BOXES ABOVE, SIGN, DATE AND RETURN THIS PROXY TO STOCK TRANS, INC., 44 WEST LANCASTER AVENUE, ARDMORE, PENNSYLVANIA 19003, ATTN: PROXY SERVICES, IN THE SELF-ADDRESSED EVELOPE PROVIDED

DATED________________________________

Signature

Signature (if held jointly)

Print Names

Print Names

(Please sign exactly as your name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are jointly held, each holder must sign.  If a corporation please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person)

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY INTERNET: Log on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote”

OR

2.
VOTE BY TELEPHONE:  After you call the phone number below, you will be asked to enter the control number at the bottom of the page.  You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll free in the U.S. or Canada at
1-800-690-6903

OR

3.	VOTE BY MAIL: If you do not wish to vote over the internet or by telephone, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week.  Internet and telephone voting is available through 11:59 p.m. prevailing time, on XX XX, 2010.
Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.